As filed with the Securities and Exchange Commission on June 4, 2025.

Registration Statement No. 333-287694

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/A

(Amendment No. 1)

REGISTRATION STATEMENT Under The Securities Act of 1933

MIXED MARTIAL ARTS GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Australia	7380	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

+61 1800 151 865

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wimp 2 Warrior LLC

8 The Green, Ste R

Dover, DE 19901

(302) 288-0670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications including communications sent to agent for service, should be sent to:

Jeffrey J. Fessler, Esq. Seth A. Lemings, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700 Facsimile: (212) 653-8701	Ross Carmel, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 4, 2025

Up to 6,756,757 Ordinary Shares

Up to 6,756,757 Pre-Funded Warrants to Purchase up to 6,756,757 Ordinary Shares

Up to 6,756,757 Ordinary Shares underlying such Pre-Funded Warrants

Mixed Martial Arts Group Limited

This is a firm commitment public offering in the United States of ordinary shares, no par value (“Ordinary Shares”), of Mixed Martial Arts Group Limited, an Australian public company limited by shares.

Our Ordinary Shares are listed on the NYSE American LLC (the “NYSE American”) under the symbol “MMA.” On June 3, 2025, the last reported sale price for our Ordinary Shares was $1.02 per share. We have assumed a public offering price of $0.74, which represents the last reported sale price of our Ordinary Shares as reported on the NYSE American on May 16, 2025. The final public offering price will be determined through negotiation between us and the underwriters in the offering and the assumed public offering price used throughout this prospectus may not be indicative of the actual offering price.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase Ordinary Shares to those purchasers whose purchase of Ordinary Shares in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, in lieu of Ordinary Shares. Each Pre-Funded Warrant is exercisable for one Ordinary Share and has an exercise price of $0.001 per share. The assumed public offering price per Pre-Funded Warrant is $0.739 (equal to the assumed public offering price per Ordinary Share less $0.001). Each Pre-Funded Warrant will be exercisable immediately upon issuance and will expire when exercised in full. This offering also relates to the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 86 for additional information regarding underwriters’ compensation.

The underwriters expect to deliver the Ordinary Shares and any Pre-Funded Warrants to purchasers in New York, New York, on or about             , 2025.

Sole Book-Runner

WestPark Capital, Inc.

The date of this prospectus is         , 2025

-i-

We are incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States, and all or a significant portion of the assets of the certain directors, officers and other persons named in this prospectus are outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against us in U.S. courts any judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on U.S. federal securities laws.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the SEC. Neither we nor the underwriters have authorized anyone to provide any information or make any representation other than those contained in this prospectus or in any free writing prospectus we have prepared. When you make a decision about whether to invest in the Ordinary Shares or Pre-Funded Warrants, you should not rely upon any information other than the information in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares or Pre-Funded Warrants. Our business, financial condition, operating results and prospects may have changed since that date. This prospectus is not an offer to sell or solicitation of an offer to buy the Ordinary Shares or Pre-Funded Warrants in any circumstances under which any such offer or solicitation is unlawful.

For investors outside of the United States, we have not taken any action to permit this offering or to permit the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and Pre-Funded Warrants and the distribution of this prospectus outside of the United States.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context implies otherwise, any reference in this prospectus to:

●	“MMA” refers to Mixed Martial Arts Group Limited, an Australian public company limited by shares;

●	“the Company,” “we,” “us,” or “our” refer to MMA and its consolidated subsidiaries, through which it conducts its business;

●	“Shares” or “Ordinary Shares” refers to Ordinary Shares of MMA; and

●	“Corporations Act” means the Australian Corporations Act 2001 (Cth).

PRESENTATION OF FINANCIAL INFORMATION

Our reporting and functional currency is the Australian dollar, and our financial statements included elsewhere in this prospectus are presented in Australian dollars. The consolidated financial statements and related notes included elsewhere in this prospectus have been prepared in accordance with IFRS Accounting Standards (“IFRS Accounting Standards”), as issued by International Accounting Standards Board (“IASB”) and differ in certain significant respects from generally accepted accounting principles in the United States (“U.S. GAAP”). As a result, our financial statements may not be comparable to the financial statements of U.S. companies. Because the U.S. Securities and Exchange Commission (the “SEC”) has adopted rules to accept financial statements prepared in accordance with IFRS as issued by the IASB without reconciliation to U.S. GAAP from foreign private issuers such as us, we are not providing a description of the principal differences between U.S. GAAP and IFRS.

All references in this prospectus to “$,” “US$,” “U.S. dollars,” and “dollars” mean U.S. dollars and all references to “A$” mean Australian dollars, unless otherwise noted.

Our reporting and functional currency is the Australian dollar. As a result, except as otherwise stated, all amounts presented in this prospectus will be in Australian dollars. No representation is made that the Australian dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars at a particular rate.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or that is based upon estimates using such sources when available. We believe that such information and estimates are reasonable and reliable. We also believe the information extracted from publications of third-party sources has been accurately reproduced. However, we have not independently verified any of the data from third party sources. Similarly, our internal research is based upon the understanding of industry conditions, and such information has not been verified by any independent sources. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the caption “Risk Factors” of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We use our registered and unregistered trademarks in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

-ii-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements contained in this prospectus include, but are not limited to, statements with respect to:

●	our goals and strategies, including with respect to the development and expansion of our business;

●	our capital commitments and/or intentions with respect to our business, including the sufficiency of our liquidity and capital resources;

●	the nature and extent of future competition in our industry and in the markets in which we operate or plan to operate;

●	the price of, and our ability to successfully integrate, any acquired businesses;

●	the expected cash flows from our business;

●	our planned capital expenditures; and

●	our intended use of proceeds from this offering.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we cannot assure you that these plans, objectives, expectations or intentions will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

-iii-

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and the related notes to those financial statements included elsewhere in this prospectus.

Our Mission

MMA aims to transform the martial arts and combat sports industry by building a unified ecosystem that connects 640 million global fans, participants, coaches, and gym owners, driving participation and enabling sustainable revenue growth through innovative technology solutions.

Overview

We are a technology company that is modernizing the martial arts industry.

For decades, the martial arts and combat sports ecosystem has been vast in size, but highly fragmented, lacking the infrastructure and cohesion of more established sports industries. MMA was founded to solve this problem by unifying the sector through a tech platform delivering groundbreaking products and services to the global combat sports community.

Our Training and Participation products, like our Business Tools for gym owners and coaches, are the foundations of our business which enabled us to build a significant footprint, generate revenue and create deep sector trust and credibility.

We anticipate releasing our Community and Commerce Platform in 2025, a mobile-first, multi-device app that unifies 640 million MMA fans, fighters, coaches and gym owners into a single monetized ecosystem, transforming how the industry connects, engages and transacts.

We believe that over time the most valuable company in the MMA vertical will be the one that converts 640 million fans to participants.

Market Opportunity

With 640 million combat sports fans worldwide, mixed martial arts has reached unprecedented popularity. We benefit from the sector’s growth, driven by major MMA leagues like UFC, PFL, ONE Championship, and Bellator, whose marketing efforts expand the sport’s fan base.

Our goal is to convert this interest into engagement through our premium online and in-gym training experiences. According to IBISWorld statistics, there are currently over 46,500 martial arts and combat sports gyms in the US alone that generated annual revenues of approximately $19.4 billion in 2024. Additionally, according to Sports & Fitness Industry Association’s Single Sport Reports for Martial Arts and Boxing Fitness, it is estimated that more than 11.8 million people engaged in various martial arts and combat sports disciplines in 2023.

MMA’s business model complements existing industry players without cannibalizing their market. As MMA scales, its first-mover advantage in grassroots MMA participation unlocks significant potential, especially in North America, where the martial arts industry is projected to reach 67,000 gyms by 2025, with fanbase growth accelerating exponentially.

NYSE:MMA

We're tapping into a global culture of over 640 million fans that is growing fast!

+640M Global MMA Fans

Fans

+11.8M Actively Training in US

Participants

+44,000 Martial Arts Gyms in US

Coaches

+18.6BN Est. Gym Revenue in US

Partners

Source: YouGov 2023, IBIS 2023, SFIA Boxing and Martial Arts 2023.

wrestling
boxing
karate
laamb
judo
muay thai
jiu jitsu

MMA.INC

Strategy

Our vision is to become the ultimate “one stop shop” platform that connects fans, participants, coaches, and gym operators worldwide, unlocking untapped value and driving industry integration.

Our strategy focuses on building a global martial arts ecosystem that bridges consumer digital experiences with business tools for gyms and coaches. With a clear focus on recurring revenue, community engagement, and leveraging high-profile ambassador partnerships, MMA aims to set the standard for digital transformation in the sector.

MMA is leading the way in helping the global martial arts and combat sports industry unlock new revenue opportunities by boosting consumer participation. While fan interest often translates into participation, the gym community remains fragmented, with many small, owner-operated businesses. Participants, businesses, and coaches face various challenges—from knowing how to start their training journeys, to managing member communities on social platforms and dealing with costly and inconsistent marketing efforts. That’s where MMA steps in.

MMA believes that combat sports gyms and coaches provide exceptional in-gym experiences that, with the right technology, can reach a much wider audience, greatly expanding their monetization opportunities and growing the sport. Similar to how companies such as OpenTable, Yelp and Toast have revolutionized the restaurant sector through technology, MMA serves the vast and fragmented martial arts sector.

By combining our proprietary training programs with the MMA Community and Commerce platform, we are creating a commercial environment that enhances efficiency and drives growth. Our first-mover advantage positions us to lead the aggregation of this large, untapped sector by providing an accessible, inclusive “on-ramp” to martial arts participation, no matter the location.

NYSE:MMA

MMA's Challenge Is Our Opportunity

The Problem

In a word, fragmentation.

Despite explosive growth, the diverse world of martial arts remains disorganized and underserved, lacking the professional infrastructure and support found in other major lifestyle sports.

The Solution

A cultural and commercial epicenter for MMA.

By curating the global MMA scene into a unified and accessible hub, we're not just showcasing the sport—we're empowering the entire ecosystem: from fans to athletes, coaches, and beyond.

MMA.INC

Supporting Coaches and Gyms

Our platform equips gyms and coaches with essential tools for customer acquisition, member management, payments, and marketing. These features streamline operations and allow them to focus on business growth, ensuring the broader success of the ecosystem.

Enhancing Engagement with Accessible Training

Participants can access martial arts training through our web, app, and social channels. By partnering with validated gyms and offering expert-curated resources, we make the sport more approachable, fostering higher participation and trust.

Driving Recurring Revenue

Our ecosystem embeds monetization opportunities—subscriptions, merchandise, partnerships, and transaction fees—into the user experience, boosting retention, transaction volumes, and sustainable revenue growth. MMA is positioned to capture value from training programs, digital tools, and the upcoming Community and Commerce Platform, each designed with scalable and sticky revenue models.

Maximizing User Engagement and Lifetime Value

Our platform integrates social engagement, training, and business tools, encouraging deeper participation and increasing user lifetime value. This interconnectedness drives long-term revenue.

Global Leadership in Martial Arts

Our strategy positions MMA as the leading global brand for martial arts training, community, and commerce. By leveraging our brand’s strength, we create lasting connections with participants, partners, and investors.

Organic Growth Through Community

While we will invest in targeted paid promotions, partnerships, and maintaining a presence at targeted sector and community events, our main focus is organic growth through community building, maintaining a low customer acquisition cost and fostering sustainable demand.

Expanding Globally

MMA already has a footprint in North America, the UK, Ireland, Australia, and New Zealand, with a new partnership in Mexico and a rollout planned with UFC Gym’s 150+ locations across 38 countries. The integration of BJJLink expands our active gym footprint to over 800 gyms across North America, South America, Europe, Oceania, and Africa, significantly enhancing our community-driven growth approach. Our scalable model allows us to expand internationally without significant cost increases, presenting substantial growth opportunities globally.

Key Talent Partnerships

To further strengthen its connection with MMA fans globally, MMA has continued to build partnerships with leading industry figures, leveraging their reach and influence to give gym partners far greater exposure than they could potentially achieve alone. MMA has partnered with one of the biggest names in combat sports, five-time MMA world champion Conor McGregor, as well as iconic names such as former 2-time UFC Champion Daniel Cormier, and UFC Commentator Laura Sanko. Since June 30, 2024, MMA has grown its ambassadorial partnerships to include leading MMA coach Eric Nicksick and former UFC fighters Jessica-Rose Clark and Gilbert Melendez. These partnerships help amplify our brand and drive platform adoption. With a combined social media reach of their ambassadors of well over 60 million followers, MMA is well-positioned for continued growth in this booming sector.

Our Products and Platform

MMA operates a cap-ex light technology platform and avoids the need for heavy investments in physical infrastructure. We are not a franchise and do not own gyms. Instead, the company offers a diverse portfolio of subscription-based products and services, including B2B “Business Tools” solutions like BJJLink and Hype, supporting our gym partners in running their businesses, as well as B2C participation and fan offerings through mma.inc and MixedMartialArts.com driving consumer participation in martial arts.

NYSE:MMA

Our vision is to become the ultimate "one-stop-shop" for combat sports fans, participants, coaches and partners

ALTA UFC GYM

Training and Participation **B2C**

Audience:
Fans and Participants

Products:
TrainAlta 'Warrior Training Program', UFC Gym 'Warrior Training Program' Partnership, In-Gym Training Passes

Product Rationale to MMA:
Provides deep sector trust and credibility for our brand in the sector and invaluable media assets

Customer Value Proposition:
Beginner Training Experiences, "Fight Camps", improved "on ramp" to commence training, ability to train with the best coaches globally

Status:
In Market

BJJLINK

Business Tools **B2B**

Audience:
Coaches and Gym Owners

Products:
BJJLink (Gym Management Platform) - SaaS
Hype (Marketing / Lead Generation Platform) – SaaS
Marketing Support - transactional

Product Rationale to MMA:
Scalable and sticky SaaS products that embed us in the back-end infrastructure and payment / transactions of a highly fragmented sector

Customer Value Proposition
Manage and grow your business, payments and transactions, CRM, member management

Status:
In Market

MIXEDMARTIALARTS.COM

Community and Commerce Platform

Audience:
Fans, Participants, Coaches and Partners

Products:
MixedMartialArts.com

Product Rationale to MMA:
Globally scalable and enabling us to connect and transact with over 640m global fans

Customer Value Proposition
Transactions, Web 3.0 / blockchain rewards, training content, social engagement with your community, news feed to stay up to date, event data, fight data, gym and coach finder, training tracker

Status:
Internal Beta testing underway
Public Beta launch scheduled early Q2 2025

Connected by technology, single sign-on and blockchain rewards and loyalty programs to incentivize adoption

MMA.INC

These products cater to a wide range of users, from gym owners and coaches to fans and participants, with B2C subscription prices ranging from $9 to $550 per month and B2B subscriptions ranging from $49 to $149 per month plus transaction fees on transactions processed through our platform, enhancing revenue streams through a combination of subscriptions, transactions fees, and partnership opportunities.

NYSE:MMA

Our Revenue Model and Go-to-Market Approach

ALTA / UFC GYM	BJJLINK	MixedMartialArts.com
Training and Participation — **B2C**	**Business Tools** — **B2B**	**Community and Commerce Platform**
Type of Revenue: Upfront and monthly training payments by participants	**Type of Revenue:** Monthly SaaS revenue + Transaction Fees paid by gym owners and coaches	**Type of Revenue:** B2C - Free and premium subscription B2B – partnership and sponsorship revenue (ad-hoc)
Revenue Model: 20-40% net revenue share to MMA	**Revenue Model:** Subscription paid by gym owner to MMA	**Revenue Model:** Monthly subscription paid by user to MMA
Pricing: $150 - $550 per month per participant	**Pricing:** $49-149 per month + transaction fees	**Pricing:** $9/mth for premium subscription (subject to change)
Go-to-market Approach: Partner with high profile gym partners, joint marketing initiatives with gyms, ambassadors, paid search / advertising, user generated content, word of mouth, referral programs / incentives	**Go-to-market Approach:** Word of mouth, referral programs / incentives, B2B sales team, cross-sell with Alta/UFC Warrior Training Program relationships, paid search / advertising	**Go-to-market Approach:** Existing platform user-base and reach, talent / ambassador usage and promotion, referral programs / incentives, paid search / advertising, cross-promote with BJJ Link and Alta/UFC Warrior Training Program

Connected by technology, single sign-on and blockchain rewards and loyalty programs to incentivize adoption

MMA.INC

MMA expects to launch its Community and Commerce Platform in 2025, a mobile-first, multi-device app designed to unify the global martial arts community into a single, monetized ecosystem. This platform will offer fans, participants, coaches, and gym owners a seamless experience to connect, engage, and transact within the sport. This platform is aimed to appeal to the 640 million fan base and ultimately provide both a free and premium subscription to access the platform.

Business Progress

Since our inception, we have accumulated deep sector knowledge of how martial arts and combat sports operate globally, enabling us to recognize the unique preferences and needs of the gyms, coaches and consumers within this market. We have leveraged the extensive information in our gym inventory and community database to create an optimal pathway to attract consumers to participate in our proprietary training programs as well as training via the weekly timetable of our partner gyms.

Since July 1, 2023, we have increased our gym footprint, expanding into new territories including Illinois, Arizona and Hawaii. We have also engaged major martial arts academies including Renzo Gracie, American Top Team and American Kickboxing Academy.

In July 2023, we launched our first online offering, the MMA Academy, to complement and further leverage our in-gym training experiences for our customers. This activates our multi-year exclusive content agreements with our key global talent, which is a critical element of our top of funnel marketing systems to drive in-gym participation.

Since launch of the MMA Academy, we have expanded our digital content, including the digital syllabus for the Warrior Training Program, and extended our online training into other disciplines beyond MMA, including jiu jitsu, boxing, wrestling, and Muay Thai, among others, with new masterclasses delivered by our elite coaching talent, including Rafael Cordeiro, Mike Angove, Nikki Lloyd-Griffiths.

In September 2023, we launched four new membership tiers for MMA members, including an In-Gym Training membership tier, which leverages underutilized capacity within our gym partner network and allows MMA members to train in our partner gyms.

In September 2023, we launched the first iteration of the MMA Community platform, which we believe will drive the growth of the gym and coaching communities though the provision of new content and channels. This included the launch of gym channels. The gym channels feature is used to house multimedia content that pertains to a specific gym’s profile on the MMA Community. This currently includes multimedia content such as gym walkthrough videos (point of view videos demonstrating the gym’s facility) as well as interviews with gym owners and coaches.

In September 2023, we successfully completed our pilot UFC Gym program with UFC Gym in San Jose. We have since expanded this partnership into multiple UFC Gym locations, with the plan to roll-out globally.

In September 2023, we completed the acquisition of the assets of Steppen Pty Ltd, a fitness technology company based in Australia (“Steppen”). Steppen is a dynamic fitness app designed to inspire, guide, and support users on their fitness journey. The Steppen platform quickly resonated with young fitness enthusiasts around the globe, particularly in the U.S., accumulating a large following quickly after its global launch in mid-2021. The Steppen App has seen success with over 395,000 downloads, predominantly from the U.S., reaching over 1.8 million impressions on the Apple App Store. With a robust database of over 270,000 accounts, we believe that the Steppen App has established a substantial user base.

In October 2023, we completed the acquisition of the assets of Mixed Martials Arts LLC, an independent MMA media company, based in the U.S. Mixed Martial Arts LLC represents a valuable opportunity to us, as it is one of the last independent MMA media companies not acquired by a major corporation, making it a novel asset in the digital MMA landscape. With a substantial digital presence, the platform boasts more than 260,000 forum accounts, more than 350,000 monthly engaged sessions, and a significant social media footprint, including over 5 million followers across Facebook pages. Mixed Martial Arts LLC has previously initiated effective monetization strategies, generating peak annual revenues of up to US$600,000.

In October 2023, we launched ticketing services for live MMA events and seminars, including the Warrior Training Program finale events.

On April 2, 2024, we completed our initial public offering, raising $6,500,000 by selling 1,300,000 shares at $5.00 per share. All previously issued convertible notes were converted or redeemed. As of March 31, 2025, there are no convertible notes, host, or derivative liabilities on the Consolidated Statement of Financial Position. Remaining interest and final fair value movement in derivative liability are reflected in the Consolidated Statement of Profit or Loss.

Throughout April 2024, we partnered with renowned combat sports figures, including Rafael Cordeiro (Mike Tyson’s coach) for online Muay Thai training and former UFC champion Daniel Cormier for wrestling instructional videos, targeting both beginners and seasoned athletes.

In May 2024, we celebrated success in expanding the global MMA community. The Warrior Training Program at SBG Ireland has historically attracted over 700 new members, boosting gym memberships and revenue. MMA superstar Conor McGregor, an MMA investor, endorsed the program to help drive global combat sports participation. We also entered into a strategic partnership with Upper Management in Mexico to launch the Warrior Training Program in multiple gyms and create content for the burgeoning Mexican MMA fanbase. Further, we also showcased our partnership with City Kickboxing in New Zealand, transforming over 800 beginners into cage-ready athletes through the Warrior Training Program, significantly boosting gym memberships and community engagement.

In May 2024, we completed the acquisition of the assets of Hype Kit, Inc. (“Hype”), an all-in-one digital marketing platform, designed to help small businesses grow in today’s age of social media. Hype’s software platform strengthens the Company’s vision to convert 640 million MMA fans to participants by providing invaluable tools to our gym owner, coach, and athlete partners to not only grow their revenues, but also operate more efficiently, save costs and enhance the offerings to their members and community. We expect this acquisition to accelerate our technology roadmap, bringing forward new subscription revenue opportunities for us, whilst creating cost synergies by materially reducing product development overhead and bringing valuable technology expertise, skills and talent into the business.

In June 2024, we partnered with legendary MMA coach Eric Nicksick and former UFC fighters Jessica-Rose Clark and Gilbert Melendez to help strengthen our connection to 640 million global MMA fans.

In September 2024, we entered into a revenue share agreement with UFC Gym Group in relation to the intention of rolling out the Warrior Training Program and Hype across UFC Gym Group’s global network of gyms, consisting of both corporate-owned and franchise locations (with over 150 locations in 40 countries, including 80 in the United States). In addition, UFC Gym Group has hundreds of gyms in development. In the initial phase, we expect these programs to be introduced in locations across the United States, the Middle East, the UK, Germany, Mexico, India and Central Asia. Any revenue from the Warrior Training Program will be shared, with the UFC Gym Group receiving 70% and the Company receiving 30%. The agreement is effective for three years and either party may terminate the agreement upon written notice to the other of a breach of the agreement if such breach is not cured within 10 days following receipt of written notice of the breach. In addition, UFC Gym Group can terminate the agreement upon 60 days written notice to us. While we can provide no assurances, we believe, based on historical operating data, that this partnership has the potential to produce gross revenue of over $7 million per annum if we operate programs across their footprint, with the ability to grow with UFC Gym Group as they develop additional locations.

In September 2024, Conor McGregor was appointed as a global ambassador (“Ambassador Agreement”) and will provide services customarily associated with such roles for a company in the mixed martial arts and technology sector (“Services”). The term of the Ambassador Agreement is three years and either party may terminate the agreement upon 10 days prior written notice if the other party breaches the agreement and does not cure such breach within such time period. In consideration for providing these Services under the Ambassador Agreement, and pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, Mr. McGregor received 700,000 performance share rights, 150,000 of which vested upon execution of the Ambassador Agreement, and the remainder of which will vest once the 30-day volume-weighted average price (VWAP) achieves the following triggers: 100,000 shares when the share price reaches $7.50; 150,000 shares when the share price reaches $10.00; 150,000 shares when the share price reaches $15.00 and 150,000 shares when the share price reaches $20.00. Aligned with the three (3) year term of the Ambassador Agreement, Mr. McGregor is restricted from selling shares within three (3) years of issuance unless specific conditions are met, such as the Company’s written consent, a sale or liquidation of the Company, or if the Company breaches the agreement.

In September 2024, Mark Mastrov, the founder of 24-Hour Fitness and UFC Gym, joined the MMA Advisory Board alongside UFC Gym CEO Adam Sedlack. Mark and Adam are expected to leverage their fitness industry expertise to help scale MMA’s products and programs globally.

In December 2024, MMA completed the acquisition of BJJLink, a leading Jiu Jitsu gym management and fintech platform. This strategic acquisition aims to strengthen MMA’s position as the commercial and cultural epicenter of mixed martial arts. The acquisition involves a total consideration of up to $13 million paid in cash or shares at MMA’s election, with $3 million in fixed payments over the first two years and up to $10 million in variable earn-outs tied to revenue milestones over the next five years.

In April 2025, the Company entered into a Revolving Loan Agreement (the “Revolving Loan Agreement”) with Bowery Consulting Group Inc. (the “Lender”). Pursuant to the Revolving Loan Agreement, the Company issued to the Lender a revolving note dated April 7, 2025, in the principal amount of $2,000,000 (the “Revolving Note” and such amount, the “Maximum Outstanding Amount”), which the Company may draw upon at its discretion from time to time (the “Financing”). Any drawdown on the Revolving Note bears interest at the rate of 14% per year. Proceeds from any Financing may be used for general corporate purposes, including but not limited to finance the expense of an equity offering by the Company for proceeds of not less than $5,000,000. WestPark Capital, Inc. (“WestPark”) served as financial advisor to the Company with regard to the Financing. As financial advisor, WestPark received a fee of $20,000 following the signing of the Revolving Loan Agreement. Out of the Maximum Outstanding Amount, the Lender has disbursed $550,000 to date.

The Revolving Loan Agreement contains customary events of default. If an event of default occurs, the Lender may accelerate the indebtedness under the Revolving Loan Agreement, and an amount equal to 120% of the outstanding principal amount and accrued and unpaid interest plus other amounts, costs, expenses and/or liquidated damages due under the Financing, if any. As a condition for the Lender entering into the Revolving Loan Agreement, on April 7, 2025 (i) each of Jonathan Hart and Hugh Williams resigned as directors of the Company, and (ii) the Company’s remaining members of the Board of Directors appointed the following three people designated by the Lender as members of the Board of Directors: Richard Paolone, Eric Corbett and Angel Liriano. The resigning directors held 62,000 unvested restricted stock units (“RSUs”), 60,482 unlisted options granted either under the Company’s Start-Up Employee Share Option Plan or Employee Incentive Plan that became fully vested in conjunction with their respective resignations in April 2025. The resigning directors in total were also issued 60,000 RSU’s that vested immediately as part of their resignations.

Risk Factors Summary

Investing in our securities involves significant risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our securities. If we are unable to successfully address these risks and challenges, our business, financial condition, results of operations, or prospects could be materially and adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment. Below is a summary of some of the risks we face:

●	we will require substantial capital to finance our operations, which may not be available to us on acceptable terms, or at all;

●	we have incurred operating losses in the past, may incur operating losses in the future, and may not achieve or maintain profitability in the future;

●	there is substantial doubt about our ability to continue as a going concern. We may require additional capital in order to execute our business plan and continue the operation of our business. Any capital-raising transaction we are able to complete may result in substantial dilution to our existing shareholders. Our auditors have issued an audit report that contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and their opinion is not modified with respect to this matter;

●	changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business;

●	our in-gym programming may be materially impacted by something similar to the COVID-19 pandemic in the future;

●	our ability to generate revenue is subject to many factors, including many that are beyond our control, such as general macroeconomic conditions;

●	we rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business;

●	the unauthorized disclosure of sensitive or confidential client or customer information could harm our business and standing with our clients and customers;

●	exchange rates may cause fluctuations in our results of operations;

●	our partner gyms could take actions that harm our business;

●	our success depends substantially on the value of our brand;

●	we rely on contracts and relationships and a termination of any such contract or relationship may have a material adverse effect on our business;

●	our planned growth could place strains on our management, employees, information systems and internal controls, which may adversely impact our business;

●	our partner gyms may be unable to attract and retain members, which may materially and adversely affect our business, results of operations and financial condition;

●	if we are unable to identify and secure suitable partner gyms, our revenue growth rate and profits may be negatively impacted;

●	if we are unable to retain our key employees, we may not be able to successfully manager our business and pursue our strategic objectives;

●	use of social media may adversely impact our reputation or subject us to fines or other penalties;

●	we may be unsuccessful in any strategic acquisitions and investments, and we may pursue acquisitions or investments for their strategic value in spite of the risk of lack of profitability;

●	we are subject to risks associated with operating in international markets;

●	we may not be able to attract and retain key professional fighters or coaches;

●	our expansion into new markets may present increased risks due to our unfamiliarity with the area, different rules and regulations and challenging operating environments;

●	risks related to government regulation;

●	we are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our securities less attractive to investors;

●	if we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired;

●	we may issue additional Ordinary Shares in the future, which may dilute our existing shareholders, and we may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to our existing shareholders;

●	as a foreign private issuer, we are permitted and expect to follow certain home country corporate governance practices in lieu of certain NYSE American requirements applicable to domestic issuers;

●	as a foreign private issuer, we are permitted to file less information with the SEC than a domestic issuer;

●	we may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses;

●	the NYSE American may delist our Ordinary Shares from trading on its exchange, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions; and

●	anti-takeover provisions in our Constitution and our right to issue preference shares could make a third-party acquisition of us difficult.

Reverse Share Split

On January 24, 2024, we effectuated a four-for-five (4:5) reverse share split (the “Reverse Share Split”) of our Ordinary Shares. No fractional shares were issued in connection with the Reverse Share Split as all fractional shares were rounded up to the next whole share. All share amounts in this prospectus give effect to the Reverse Share Split.

Corporate Information

We were incorporated on March 27, 2013 under the laws of Australia under the name Wimp 2 Warrior Limited and changed our name to Alta Global Group Limited on February 2, 2022, and to Mixed Martial Arts Group Limited on December 5, 2024.

Our principal executive offices are located at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095, and our telephone number there is +61 1800 151 865. Our website address is https://www.mma.inc. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, or June 30, 2029. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

As a foreign private issuer, we have taken advantage of certain reduced disclosure and other requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. Accordingly, the information contained herein or that we provide shareholders may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Ordinary Shares offered by us	6,756,757 Ordinary Shares.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase up to up to 6,756,757 Ordinary Shares in lieu of Ordinary Shares to any purchaser whose purchase of Ordinary Shares in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the purchaser’s election, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. The exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full. This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis.

Ordinary Shares to be outstanding immediately after this offering(1)	18,896,157 Ordinary Shares, assuming that we only sell Ordinary Shares and no Pre-Funded Warrants, subject to certain exclusions noted in the table below.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $4,570,000, at an assumed public offering price of $0.74 per Ordinary Share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for product development; marketing and advertising expenses, scaling up our sales efforts, and for general working capital and corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses or technologies; however, we have no current commitments or obligations to do so. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock Up	In respect of this offering, our directors and officers will agree with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 90 days after the date of this prospectus.

Risk Factors	An investment in our securities involves significant risks. See “Risk Factors” on page 12 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Listing	Our Ordinary Shares are listed on the NYSE American under the symbol “MMA”.

(1) The number of Ordinary Shares that will be outstanding after this offering is based on 12,139,400 Ordinary Shares outstanding as of the date of this prospectus, and excludes:

●	1,525,647 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus at a weighted average exercise price of $2.82;

●	65,000 Ordinary Shares issuable upon the exercise of warrants outstanding as of the date of this prospectus at an exercise price of $6.25;

●	1,166,039 Ordinary Shares issuable upon the vesting of Restricted Units outstanding as of the date of this prospectus;

●	550,000 Ordinary Shares issuable upon the vesting of performance share rights outstanding as of the date of this prospectus; and

●

379,176 Ordinary Shares issuable upon conversion of $280,590 currently owed to directors under loan arrangements, for expense reimbursements, and for outstanding consulting fees, which amount will automatically convert into Ordinary Shares after the consummation of this offering at a conversion price equal to the final per share sale price in this offering.

Except as otherwise indicated herein, all information in this prospectus assumes that we only sell Ordinary Shares and no Pre-Funded Warrants in this offering.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information in this prospectus. Our business, financial condition and results of operations could be seriously harmed as a result of these risks, and you could lose all or part of your investment. Further, if we fail to meet the expectations of the public market in any given period, the market price of our Ordinary Shares could decline. Our business involves significant risks and uncertainties, some of which are outside of our control.

Risks Related to Our Financial Position and Need for Additional Capital

We will require substantial capital to finance our operations, which may not be available to us on acceptable terms, or at all.

We may require further funding to support our ongoing activities and operations. There can be no assurance that such funding will be available on satisfactory terms or at all. Any inability to obtain funding will adversely affect our business and financial condition and consequently our performance. We may seek to raise further funds through equity or debt financing, joint ventures or other means. There can be no assurance that additional financing will be available when needed or, if available, that the terms of such financing will be favorable to us, which may result in substantial dilution to our shareholders.

We have incurred operating losses in the past, may incur operating losses in the future, and may not achieve or maintain profitability in the future.

We have incurred loss after tax of A$11,423,130 and A$10,903,028 for the nine months ended March 31, 2025 and 2024, respectively, and have incurred operating losses of A$14,408,346 and A$20,597,436 for fiscal year 2024 and fiscal year 2023, respectively and may continue to incur net losses in the future. Our historical operating losses were reflective of non-cash operating expenses including the interest component of the convertible notes and the fair value movement in the derivative liability of our convertible notes. The interest component of the convertible notes was nil and A$3,207,498 for nine months ended March 31, 2025 and 2024, respectively and A$3,207,498 and A$4,420,224 for fiscal year 2024 and fiscal year 2023, respectively. The fair value movement in the derivative liability of our convertible notes for were nil and a gain of A$3,400,685 for the nine months ended March 31, 2025 and 2024, respectively and a gain of A$3,400,685 and a loss of A$6,870,729 for fiscal year 2024 and fiscal year 2023, respectively. All convertible notes were redeemed or converted in the period ended June 30, 2024. We expect our operating expenses to increase in the future as we grow our business, continue our sales and marketing efforts related to our products, platform and programs, invest in research and development, expand our operating infrastructure, add content and features to our platform, expand into new geographies, and develop new products. We will also incur operating expenses in connection with legal, accounting, and other fees related to operating as a public company listed on a U.S. exchange. These efforts and additional expenses may be more costly than we expect, and we cannot guarantee that we will be able to increase our revenue to offset our operating expenses. Our revenue growth may slow or our revenue may decline for a number of other reasons, including reduced demand of our product and services, increased competition, a decrease in the growth or reduction in size of our overall market, or if we cannot capitalize on growth opportunities. If our revenue does not grow at a greater rate than our operating expenses, we will not be able to achieve and maintain profitability, which may have a material adverse effect on the trading price of our Ordinary Shares.

There is substantial doubt about our ability to continue as a going concern. We may require additional capital in order to execute our business plan and continue the operation of our business. Any capital-raising transaction we are able to complete may result in substantial dilution to our existing shareholders. Our auditors have issued an audit report that contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and their opinion is not modified with respect to this matter.

As a result of our loss after tax, net cash outflows from operating activities, net liability and net current liability position, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of, and for the year ended June 30, 2024 that raises substantial doubt about our ability to continue as a going concern. The conditions giving rise to this uncertainty and our plan with respect to this uncertainty are disclosed in Note 3 to our interim condensed consolidated financial statements for the nine months ended March 31, 2025 appearing at the end of this prospectus. If we are unable to obtain sufficient funding, we could be forced to delay, reduce or eliminate our product development programs or future research and development efforts, our financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. After the completion of this offering, future financial statements may continue to disclose substantial doubt about our ability to continue as a going concern, which could cause investors or other financing sources to be unwilling to provide additional funding to us on commercially reasonable terms or at all. Any capital raising transaction we are able to complete may result in substantial dilution to our existing shareholders, require us to relinquish significant rights, or restrict our operations.

Risks Related to Our Business

Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.

Our ability to generate revenues is highly sensitive to rapidly changing consumer preferences and industry trends, as well as the popularity of martial arts and combat sports. Our success depends on our ability to offer premium in-gym products and services and content through popular channels of distribution that meet the changing preferences of the broad consumer market and respond to competition from an expanding array of services facilitated by technological developments in the delivery of martial arts and combat sports instruction and content. Changes in consumers’ tastes or a change in the perception of our brands and business partners could adversely affect our operating results. Our failure to avoid a negative perception among consumers or anticipate and respond to changes in consumer preferences, including in the form of in-gym products and services and content creation or distribution, could result in reduced demand for our services and content offerings or those of our clients, which could have an adverse effect on our business, financial condition and results of operations.

Our in-gym programming may be materially impacted by something similar to the COVID-19 pandemic in the future.

A public health pandemic poses the risk that we or our employees, in-gym partner gyms, in- gym members, suppliers and other business partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns, travel restrictions, social distancing requirements, stay at home orders and advisories and other restrictions that may be suggested or mandated by governmental authorities. A pandemic may also have the effect of heightening many of the other risks described elsewhere in this prospectus, such as those relating to our growth strategy, international operations, our ability to attract and retain members, our supply chain, health and safety risks to participants in our in-gym programs, loss of key employees and changes in consumer preferences, as well as risks related to our ability to generate sufficient cash to operate as a going concern.

Our ability to generate revenue is subject to many factors, including many that are beyond our control, such as general macroeconomic conditions.

Our business depends on discretionary consumer spending. Many factors related to discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates, and tax laws that impact individuals and inflation can significantly impact our operating results. While consumer spending may decline at any time for reasons beyond our control, the risks associated with our businesses become more acute in periods of a slowing economy or recessions. There can be no assurance that consumers will not be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, thereby possibly impacting on our operating results and growth. A prolonged period of reduced consumer spending could have an adverse effect on our business, financial condition, and results of operations.

We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our information systems, content distribution systems and payment processing systems, to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners, and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states, and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

While we have taken steps to protect our confidential and personal information and that of our clients and other business relationships and have invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of such confidential information. Such incidents could adversely affect our business operations, reputation, and client relationships. Any such breach may require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including, but not limited to, the payment of fines. Although we are in the process of obtaining an insurance policy that covers data security, privacy liability, and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

In addition, our use of technology systems presents the potential for further vulnerabilities. For instance, we may be subject to boycotts, spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, distributed denial-of-service attacks, password attacks, man-in-the-middle attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing, and swatting. While we have internal policies in place to protect against these vulnerabilities, we can make no assurances that we will not be adversely affected should one of these events occur.

Unauthorized disclosure of sensitive or confidential client or customer information could harm our business and standing with our clients and customers.

The protection of our client, customer, employee, and other Company data is critical to us. We collect, store, transmit, and use personal information relating to, among others, our clients, employees, consumers, and event participants. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential client and customer information. Our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, payment card terminal tampering, computer viruses, misplaced, lost or stolen data, programming or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of client or customer information, whether by us or our third-party service providers, could damage our reputation, result in the loss of clients and customers, expose us to risk of litigation and liability or regulatory investigations or actions, disrupt our operations, and harm our business. In addition, as a result of recent security breaches, the media and public scrutiny of information security and privacy has become more intense. As a result, we may incur significant costs to change our business practices or modify our service offerings in connection with the protection of personally identifiable information.

We may be unable to protect our trademarks and other intellectual property rights, and others may allege that we infringe upon their intellectual property rights.

We have invested significant resources in brands associated with our business in an attempt to obtain and protect our public recognition. These brands are essential to our success and competitive position. We have also invested significant resources in the premium content that we produce.

Our trademarks, tradenames and other intellectual property rights are critical to our success and our competitive position. Our intellectual property rights may be challenged and invalidated by third parties. Further, policing unauthorized use and other violations of our intellectual property is difficult, particularly given our global scope, so we are susceptible to others infringing, diluting or misappropriating our intellectual property rights. If we are unable to maintain and protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. In particular, the laws of certain foreign countries do not protect intellectual property rights in the same manner as do the laws of the United States and, accordingly, our intellectual property is at greater risk in those countries even where we take steps to protect such intellectual property. While we believe we have taken, and take in the ordinary course of business, appropriate available legal steps to reasonably protect our intellectual property, we cannot predict whether these steps will be adequate to prevent infringement or misappropriation of these rights.

From time to time, in the ordinary course of our business, we may become involved in opposition and cancellation proceedings with respect to some of our intellectual property or third-party intellectual property. Any opposition and cancellation proceedings or other litigation or dispute involving the scope or enforceability of our intellectual property rights or any allegation that we infringe, misappropriate or dilute upon the intellectual property rights of others, regardless of the merit of these claims, could be costly, time-consuming and may damage our reputation. If any infringement or other intellectual property claim made against us by any third party is successful, if we are required to indemnify a third party with respect to a claim, or if we are required to, or decide to, cease use of a brand, rebrand or obtain non-infringing intellectual property (such as through a license which may not be available to us on commercially reasonable terms, or at all), it may adversely affect our business and financial condition.

Exchange rates may cause fluctuations in our results of operations.

Because we derive revenues from our international operations, we may incur currency translation losses or gains due to changes in the values of foreign currencies relative to the Australian dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

Our partner gyms could take actions that harm our business.

Our partner gyms are contractually obligated to operate their gyms in accordance with the operational, safety and health standards set forth in our agreements with them. However, partner gyms are independent third parties and their actions are outside of our control. In addition, we cannot be certain that our partner gyms will have the business acumen or financial resources necessary to operate successful gyms in their approved locations. Our partner gyms own, operate and oversee the daily operations of their gyms. As a result, the ultimate success and quality of any partner gym rests with the partner gym itself. If our partner gyms do not successfully operate gyms in a manner consistent with required standards and comply with local laws and regulations, our brand image and reputation could be harmed, which in turn could adversely affect our results of operations and financial condition.

Moreover, although we believe we generally maintain positive working relationships with our partner gyms, disputes with partner gyms could damage our brand image and reputation and our relationships with our partner gyms, generally.

Our success depends substantially on the value of our brand.

Our success is dependent in large part upon our ability to maintain and enhance the value of our brand, our partner gyms’ connection to our brand and maintaining a positive relationship with our partner gyms. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive negative publicity or result in litigation. Some of these incidents may relate to the way we manage our relationships with our partner gyms, our growth strategies, our development efforts or the ordinary course of our, or our partners’, businesses. Other incidents that could be damaging to our brand may arise from events that are or may be beyond our ability to control, such as:

●	actions taken (or not taken) by one or more of our partner gyms or their employees relating to health, safety, welfare or otherwise;

●	data security breaches or fraudulent activities;

●	litigation and legal claims;

●	third-party misappropriation, dilution or infringement of our intellectual property; and

●	illegal activity targeted at us or others.

Consumer demand for our products and services and our brand’s value could diminish significantly if any such incidents or other matters erode consumer confidence in us or our business, which may result in fewer memberships and, which, in turn, could materially and adversely affect our results of operations and financial condition.

We rely on contracts and relationships and a termination of any such contract or relationship may have a material adverse effect on our business.

We rely on business relationships with our partner gyms, including UFC Gym, our coaches, and MMA ambassadors. A principal component of our marketing program has been to partner with high-profile marketing partners to help us extend the reach of our brand. Although we have partnered with several well-known partners, we may not be able to attract and partner with new marketing partners in the future. In addition, if the actions of our partners damage their reputation, our partnerships may be less attractive to our current or prospective members. Any of these failures by us or our partners could adversely affect our business and revenues. In addition, the termination, variation and non-renewal of contracts may have a material adverse effect on our financial performance, financial position and/or reputation.

While some of our long-standing customer relationships are governed by a license agreement, most of our customer relationships are governed through the acceptance of our terms and conditions at www.mma.inc.

Our existing form of license agreement, in which we act as a principal, is a revenue share arrangement, such that both parties share in each other’s success. There are no exclusivity provisions contained in our license agreement and our partner gyms have no right to reduce or limit their performance under the agreement. Either party may terminate the license upon written notice to the other party. If the agreement is terminated in this manner, the termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning. Additionally, we may terminate the agreement upon written notice, with immediate effect, upon certain conduct by the partner gym. If the license is not terminated, it will expire ten years from the commencement date of the agreement. For more information relating to the key terms of each of our product offerings, please refer to the Business section.

New consumers subscribing for the 20-week Warrior Training Program or UFC Fit must accept our terms and conditions, which do not contain exclusivity provisions and provide no right for the consumer to reduce or limit performance under the agreement. The consumer can terminate the agreement prior to the start of the program but not once the program has commenced. Similarly, partner gyms that provide the 20-week Warrior Training Program or UFC Fit must accept our terms and conditions, which do not contain exclusivity provisions and provide no right for the partner gym to reduce or limit performance under the agreement. Either party may terminate this agreement upon written notice to the other party. If the agreement is terminated in this manner, the termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning.

For gym academy memberships, there are no exclusivity provisions and no rights for the consumer or the partner gym to reduce or limit performance under the agreement. Either party may terminate this Agreement upon written notice to the other party.

Our planned growth could place strains on our management, employees, information systems and internal controls, which may adversely impact our business.

Over the past several years, we have experienced growth in our business activities and operations, including an increase in the number of partner gyms. Our past expansion has placed, and our planned future expansion may place, significant demands on our administrative, operational, financial and other resources. Any failure to manage our growth effectively may harm our business. To be successful, we will need to continue to implement management information systems and improve our operating, administrative, financial and accounting systems and controls. We will also need to train new employees and maintain close coordination among our executive, accounting, finance, legal, human resources, risk management, marketing, technology, sales and operations functions. These processes are time-consuming and expensive, increase management responsibilities and divert management’s attention, and we may not realize a return on our investment. In addition, we believe the culture we foster at our and our partner gyms is an important contributor to our success. However, as we expand, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. These risks may be heightened as we continue to grow our business. Our failure to successfully execute on our planned expansion of partner gyms could materially and adversely affect our results of operations and financial condition.

We are subject to a number of risks related to automated clearing house, or ACH, credit card and debit card payments we accept.

We accept payments through ACH, credit card and debit card transactions. For ACH, credit card and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our memberships, which could cause us to lose members, or suffer an increase in our operating expenses, either of which could harm our operating results.

If we or any of our processing vendors have problems with our billing software, or the billing software malfunctions, it could have an adverse effect on our member satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our members’ credit cards, debit cards or bank accounts on a timely basis or at all, we could lose membership revenue, which may materially harm our operating results.

If we fail to adequately control fraudulent ACH, credit card and debit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher ACH, credit card and debit card related costs, each of which could adversely affect our business, financial condition and results of operations. The termination of our ability to process payments through ACH transactions or on any major credit or debit card may significantly impair our ability to operate our business.

Our partner gyms may be unable to attract and retain members, which may materially and adversely affect our business, results of operations and financial condition.

Our target market consists of those seeking regular exercise and those new to martial arts and combat sports. The success of our business depends on our and our partners’ ability to attract and retain members. Our and our partner gyms’ marketing efforts may not be successful in attracting members and membership levels may materially decline over time, especially at partner gyms in operation for an extended period of time. Members may cancel their memberships at any time after giving proper advance written notice, subject to an initial minimum term applicable to certain memberships. We may also cancel or suspend memberships if a member fails to provide payment for an extended period of time. In addition, we experience attrition and must continually engage existing members and attract new members in order to maintain membership levels. Some of the factors that could lead to a decline in membership levels include changing desires and behaviors of consumers or their perception of our brand, changes in discretionary spending trends and general economic conditions, market maturity or saturation, a decline in our ability to deliver quality services at competitive prices, direct and indirect competition in our industry, and a decline in the public’s interest in health and fitness, among other factors. In order to increase membership levels, we may from time to time offer promotions. If we and our partner gyms are not successful in optimizing price or in adding new memberships, our business may suffer. Any decrease in our average dues or fees or higher membership costs may adversely impact our results of operation and financial condition.

If we are unable to identify and secure suitable partner gyms, our revenue growth rate and profits may be negatively impacted.

To successfully expand our business, we must continue to identify and secure gyms to partner with to offer our products and services. In addition to finding gyms with the right demographic and other measures we employ in our selection process, we also need to evaluate the penetration of our competitors in the market. Our competitors could copy our format, or we could be forced to pay significantly higher costs to partner gyms. As we increase our number of partner gyms, we may also partner with gyms in higher-cost geographies, which could entail greater costs. We may require higher operating margins to produce the level of return we expect. Failure to provide our anticipated level of return could adversely affect our results of operations and financial condition.

We and our partner gyms could be subject to claims related to health and safety risks.

Use of our partner gyms may pose potential health and safety risks to members through the use of our products and services and our partner gyms’ facilities, including exercise and martial arts and combat sports equipment. Although participants sign waivers prior to using our products and services, and though our partner gyms carry insurance for the risks associated with our products and services, claims might be asserted against us and our partner gyms for injuries suffered by or death of members or guests while exercising and using the facilities at our partner gyms. We may not be able to successfully defend such claims. We also may not be able to maintain our general liability insurance on acceptable terms in the future or maintain a level of insurance that would provide adequate coverage against potential claims. Depending upon the outcome, these matters may have a material adverse effect on our results of operations, financial condition and cash flows.

If we are unable to retain our key employees and/or hire additional qualified employees, we may not be able to successfully manage our businesses and pursue our strategic objectives.

We are highly dependent on the services of our senior management team, including our Chief Executive Officer, and other key employees at our corporate headquarters. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees, could adversely affect our operating efficiency and financial condition.

Use of social media may adversely impact our reputation or subject us to fines or other penalties.

There has been a substantial increase in the use of social media platforms, including blogs, social media websites and other forms of internet-based communication, which allow individuals access to a broad audience of consumers and other interested persons. Negative commentary about us may be posted on social media platforms at any time and may harm our reputation or business. Consumers value readily available information about gyms and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction. In addition, social media platforms provide users with access to such a broad audience that collective action against our brand or business, such as boycotts, can be more easily organized. If such actions were organized, we could suffer reputational damage as well as physical damage to our partner gym locations. We also use social medial platforms as marketing tools, such as Facebook and Instagram accounts. As laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our partners or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices could adversely impact our and our partners’ business, financial condition and results of operations or subject us to fines or other penalties.

We are subject to international tax regulations.

We expect that a substantial amount of our future revenues will be derived from sales activities in foreign jurisdictions. Recent changes in the global tax environment focusing on the prevention of tax leakage will require us to have sophisticated systems in place to identify the jurisdictions in which we will be subject to tax and the correct allocation of taxable income across those jurisdictions. As we have operations and employees in foreign jurisdictions, there is a risk that we may have a permanent establishment or, depending on the structure used, controlled foreign subsidiaries. Accordingly, our foreign operations may give rise to foreign tax liabilities including employment tax obligations which may require registrations with the local tax authorities, payment of income tax and withholding obligations. In some cases, there may be an attribution of the income from the foreign jurisdiction to the Australian entity which could give rise to Australian tax liabilities. In addition, our foreign operations may give rise to a transfer pricing risk if we have foreign related entities and any dealings between the Australian entities and the foreign entities are not at arm’s length.

We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.

We must successfully adapt to and manage technological advances in our industry, including the emergence of alternative distribution platforms. If we are unable to adopt or are late in adopting technological changes and innovations that other martial arts and combat sports providers offer, it may lead to a loss of clients subscribing for our content. If we fail to adapt our distribution methods and content to emerging technologies and new distribution platforms, while also effectively preventing digital piracy, our ability to generate revenue from our targeted audiences may decline and could result in an adverse effect on our business, financial condition, and results of operations.

The markets in which we operate are highly competitive.

We face competition from studio fitness concepts, full-service health clubs; racquet, tennis, country and other athletic clubs, value focused health clubs, at-home fitness offerings, including digital fitness content and from other forms of entertainment and leisure activities in a rapidly changing and increasingly fragmented environment. Any increased competition, which may not be foreseeable, or our failure to adequately address any competitive factors, could result in reduced demand for our business which could have an adverse effect on our business, financial condition, and results of operations.

We may be unsuccessful in any strategic acquisitions and investments, and we may pursue acquisitions or investments for their strategic value in spite of the risk of lack of profitability.

We may face uncertainty in connection with acquisitions and investments. To the extent we choose to pursue certain investment or acquisition strategies, we may be unable to identify suitable targets for these deals, or to complete these deals on favorable terms. If we identify suitable acquisition candidates or investments our ability to realize a return on the resources expended pursuing such deals, and to successfully implement or enter into them will depend on a variety of factors. Additionally, we may decide to make or enter into acquisitions or investments with the understanding that such acquisitions or investments may not be profitable, but may be of strategic value to us. We cannot provide assurances that the anticipated strategic benefits of these deals will be realized in the long-term or at all.

We are subject to risks associated with operating in international markets.

We are subject to risks associated with operating in international markets including, but not limited to:

●	political instability, adverse changes in diplomatic relations and unfavorable economic conditions in the markets in which we have international operations or into which we may expand;

●	limitations on the enforcement of intellectual property rights;

●	adverse tax consequences;

●	less sophisticated legal systems in some foreign countries, which could impair our ability to enforce our contractual rights in those countries; and

●	difficulties in managing operations due to distance, language and cultural differences.

We may not be able to attract and retain key professional fighters or coaches.

Our business is dependent upon identifying, recruiting and retaining highly regarded professional fighters and coaches to develop, promote and teach our products and services. We may not be able to attract and retain key professional fighters or coaches due to, among other things, competition for the same fighters or coaches. Our inability to recruit and retain professional fighters or coaches could adversely affect our operating results and have a material adverse effect on our business.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area, different rules and regulations and challenging operating environments.

We may expand our operations to geographic areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our services to be less successful than in existing markets. Expanded operations into new markets may not generate the same level of revenues and may result in higher operating expenses. There is no guarantee that we will be successful in further expanding our operations and our inability to do so may result in a material adverse effect on our business, financial condition and results of operations.

Our MMA Final Fight Night events are subject to governmental and state athletic commission regulation.

Our MMA Final Fight Night events are subject to regulation by governmental entities and state athletic commissions within the jurisdiction of such events. If we operate an MMA Final Fight Night event, we will be responsible for adhering to all government sanctioning requirements and safety protocols that apply to such an event. If our partner gyms operate an MMA Final Fight Night event, they will have the same responsibility. If we or our partner gyms fail to adhere to all regulations and protocols, we may be subject to disciplinary action from the relevant governing body, which may include cancellation of registration, suspension of registration or a written warning. For example, in Sydney NSW, the Combat Sports Authority of NSW regulates combat sports in accordance with the Combat Sports Act 2013 (the “Act”), the Combat Sports Regulation 2014 and the rules made under section 107 of the Act. The objectives of the Act are to promote the health and safety of combat sport contestants, promote the integrity of combat sport contests, regulate combat sport contests on a harm minimization basis and promote the development of the combat sport industry. Persons engaging or participating in combat sports must be registered under the Act in the appropriate Combatant, Promoter or Industry Participant registration class.

Risks Related to Government Regulation

We provide services in various jurisdictions abroad, and we expect to continue to expand our international presence. We face, and expect to continue to face, additional risks in the case of our existing and future international operations, including:

●	political instability, adverse changes in diplomatic relations and unfavorable economic conditions in the markets in which we have international operations or into which we may expand;

●	more restrictive or otherwise unfavorable government regulation of the entertainment and sports industry, which could result in increased compliance costs or otherwise restrict the manner in which we provide services and the amount of related fees charged for such services;

●	limitations on the enforcement of intellectual property rights;

●	enhanced difficulties of integrating any foreign acquisitions;

●	limitations on the ability of foreign subsidiaries to repatriate profits or otherwise remit earnings;

●	adverse tax consequences;

●	less sophisticated legal systems in some foreign countries, which could impair our ability to enforce our contractual rights in those countries;
●	limitations on technology infrastructure;

●	variability in venue security standards and accepted practices; and

●	difficulties in managing operations due to distance, language and cultural differences, including issues associated with (i) business practices and customs that are common in certain foreign countries but might be prohibited by U.S. law and our internal policies and procedures and (ii) management and operational systems and infrastructures, including internal financial control and reporting systems and functions, staffing and managing of foreign operations, which we might not be able to do effectively or on a cost—efficient basis.

We and our partner gyms are also subject to the U.S. Fair Labor Standards Act of 1938, as amended, and various other laws in Australia, the United States and Europe governing such matters as minimum-wage requirements, overtime and other working conditions. A significant number of our and our partners’ employees are paid at rates related to the U.S. federal minimum wage, and past increases in the U.S. federal minimum wage have increased labor costs, as would future increases.

Our partner gyms are responsible for compliance with state laws that regulate the relationship between martial arts and combat sports clubs and their members. Nearly all states have consumer protection regulations that limit the collection of monthly membership dues prior to opening, require certain disclosures of pricing information, mandate the maximum length of contracts and “cooling off” periods for members (after the purchase of a membership), set escrow and bond requirements for health clubs, govern member rights in the event of a member relocation or disability, provide for specific member rights when a club closes or relocates, or preclude automatic membership renewals.

Many of the states where our partner gyms operate have health and safety regulations that apply to martial arts and combat sports clubs.

Additionally, the collection, maintenance, use, disclosure and disposal of individually identifiable data by our, or our partners’, businesses are regulated at the federal, state and provincial levels as well as by certain financial industry groups, such as the Payment Card Industry Organization and the NACHA. Federal, state and financial industry groups may also consider from time to time new privacy and security requirements that may apply to our businesses and may impose further restrictions on our collection, disclosure and use of individually identifiable information that are housed in one or more of our databases.

Regulators may impose significant fines for privacy and data protection violations. Our business operations involve the collection, transfer, use, disclosure, security, and disposal of personal or sensitive information in various locations around the world, including the E.U. In Australia, the collection, use, storage and disclosure of personal and sensitive information is governed by the Privacy Act 1988 (Cth) (“Privacy Act”) and the Australian Privacy Principles contained at Schedule 1 of the Privacy Act (“Australian Privacy Principles”). Failures or breaches of data protection systems can result in reputational damage, regulatory impositions (such as for breaches of the Privacy Act or Australian Privacy Principles) and financial loss, including claims for compensation by customers or penalties by the Australian telecommunications regulators or other authorities. As a result, our business is subject to complex and evolving Australian, U.S. and international laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, changes to our business practices, penalties, increased cost of operations, or otherwise harm our business.

In the United States and certain foreign jurisdictions, we may have direct and indirect interactions with government agencies and state-affiliated entities in the ordinary course of our business. In particular, athletic commissions and other applicable regulatory agencies require us to obtain licenses for promoters, medical clearances, licenses for athletes, or permits for events in order for us to promote and conduct our live events and productions. In the event that we fail to comply with the regulations of a particular jurisdiction, whether through our acts or omissions or those of third parties, we may be prohibited from promoting and conducting our live events and productions in that jurisdiction. The inability to present our live events and productions in jurisdictions could lead to a decline in various revenue streams in such jurisdictions, which could have an adverse effect on our business, financial condition, and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and other anti-bribery and anti-money laundering laws in countries outside of the United States in which we conduct our activities. The FCPA generally prohibits companies and their intermediaries from making, promising, authorizing or offering improper payments or other things of value to foreign government officials for the purpose of obtaining or retaining business, directing business to any person, or securing any improper business advantage. The FCPA also requires U.S. issuers to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Other countries in which we operate also have anti-bribery laws, some of which prohibit improper payments to government and non-government persons and entities. We operate in a number of countries which are considered to be at a heightened risk for corruption. Additionally, we operate adjacent to industry segments, such as sports marketing, that have been the subject of past anti-corruption enforcement efforts. As a global company, our employees, contractors, agents, managers, or other business partners or representatives could engage in business practices prohibited by applicable U.S. laws and regulations, such as the FCPA, as well as the laws and regulations of other countries prohibiting corrupt payments to government officials and others, such as the Bribery Act. There can be no guarantee that our compliance programs will prevent corrupt business practices by one or more of our employees, contractors, agents, managers, or vendors, or that regulators in the U.S. or in other markets will view our program as adequate should any such issue arise. Any actual or alleged violation of the FCPA or other applicable anti-corruption laws could result in whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, fines, damages, adverse media coverage, investigations, severe criminal or civil sanctions, any of which could have a material adverse effect on our reputation, as well as our business, financial condition, results of operations and prospects. Responding to any investigation or action would also likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. In addition, the U.S. government may seek to hold us liable for successor liability for FCPA violations committed by companies in which we invest or that we acquire.

We are also required to comply with economic sanctions laws imposed by the United States or by other jurisdictions where we do business, which may restrict our transactions in certain markets, and with certain customers, business partners, and other persons and entities. As a result, we may be prohibited from, directly or indirectly (including through a third-party intermediary), procuring goods, services, or technology from, or engaging in transactions with, individuals and entities subject to sanctions, including sanctions arising from the conflict involving Russia and Ukraine. We cannot guarantee that our efforts to remain in compliance with sanctions requirements will be successful. Any violation of sanctions laws could result in fines, civil and criminal sanctions against us or our employees, prohibitions on the conduct of our business (e.g., debarment from doing business with International Development Banks and similar organizations), and damage to our reputation, which could have an adverse effect on our business, financial condition, and results of operations.

The various regulations set out above have not materially impacted or affected the offering of core products.

Risks Related to Our Securities and this Offering

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may, in the future, elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Section 404(a) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that our management assess and report annually on the effectiveness of our internal controls over financial reporting and identify any material weaknesses in our internal controls over financial reporting. Although Section 404(b) of the Sarbanes-Oxley Act requires our independent registered public accounting firm to issue an annual report that addresses the effectiveness of our internal controls over financial reporting, we have opted to rely on the exemptions provided to us by virtue of being a foreign private issuer and emerging growth company, and consequently will not be required to comply with SEC rules that implement Section 404(b) of the Sarbanes-Oxley Act until we lose our emerging growth company status.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. We have commenced the process of reviewing and improving our internal controls over financial reporting for compliance with Section 404(a) of the Sarbanes Oxley Act. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors and employees, entail substantial costs in order to modify our existing accounting systems, take significant periods of time to complete, and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal controls.

As of the date of this filing, we have identified deficiencies in our internal controls that are deemed to be a material weakness. The matters involving internal controls and procedures that our management considered to be a material weakness under the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) were (1) the lack of a formally implemented system of internal control over financial reporting and limited or no associated written documentation of our internal control policies and procedures, and (2) the lack of sufficient resources and key accounting personnel with sufficient knowledge and experience in reporting and compliance with the SEC and PCAOB. Consequently, we have determined there is a material weakness in our internal control over financial reporting.

Although this material weakness did not result in material adjustments to the financial statements, there is a reasonable possibility that a material misstatement of the annual financial statements would not have been prevented or detected on a timely basis due to the failure to design and implement appropriate segregation of duty controls. We are still in the process of remediating these control weaknesses.

In order to remediate the identified material weaknesses, we have hired a new Chief Financial Officer, new accounting personnel and engaged external temporary resources. Additionally, we have formed an Audit and Risk Committee, whose primary purpose is to assist the Board in overseeing the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the Company’s independent registered auditors’ qualifications and independence, and the performance of the Company’s independent registered auditors, and the design and implementation of the Company’s internal audit function.

In addition, we plan to further remediate the identified material weaknesses by implementing the following controls:

●	Delegation of authority, documenting stringent controls throughout the business. This will be reviewed by the Board on an annual basis, or more frequently if there are significant changes in the business.
●	Upgrading our financial reporting close process. This process will include a monthly review process performed by both the CFO and CEO, and formal reporting to the Board.
●	Documenting our internal control policies and procedures and designing an education process for the entire Company to ensure policies and procedures are understood and adhered to by all.
●	Establishing effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our company’s consolidated financial statements and related disclosures.

In support of the above, we intend to enhance the finance and accounting function with additional key hires with relevant skills and continuing professional education of all staff.

If we are unable to conclude that we have effective internal controls over financial reporting or, at the appropriate time, our independent auditors are unwilling or unable to provide us with an unqualified report on the effectiveness of our internal controls over financial reporting as required by Section 404(b) of the Sarbanes-Oxley Act, investors may lose confidence in our operating results, the price of our Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, we may not be able to remain listed on the NYSE American.

We incur increased costs as a result of having become a listed public company.

As a listed public company, we incur legal, accounting, insurance and other expenses that would not be incurred by a private company, including costs associated with public company reporting requirements. We are an Australian public company and incur costs in order to comply with the Corporations Act requirements for financial reporting. The Corporations Act reporting standards differ in certain significant respects from generally accepted accounting principles in the United States.

We also have incurred and will incur costs associated the Exchange Act, the Sarbanes-Oxley Act, the related rules implemented by the SEC and the rules and regulations of the applicable listing standards of the NYSE American. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These and other laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These and other laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our senior management. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Ordinary Shares, fines, sanctions and other regulatory action and potentially civil litigation.

The market price of our Ordinary Shares could fluctuate significantly, and you could lose all or part of your investment.

The market price of our Ordinary Shares could fluctuate significantly as a result of a number of factors, including:

●	fluctuations in our financial performance;
●	economic and stock market conditions generally and specifically as they may impact us, participants in our industry or comparable companies;
●	changes in financial estimates and recommendations by securities analysts following our Ordinary Shares or comparable companies;
●	earnings and other announcements by, and changes in market evaluations of, us, participants in our industry or comparable companies;
●	our ability to meet or exceed any future earnings guidance we may issue;
●	changes in business or regulatory conditions affecting us, participants in our industry or comparable companies;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	announcements or implementation by our competitors or us of acquisitions, technological innovations, or other strategic actions by our competitors; or
●	trading volume of our Ordinary Shares or sales of shares by our management team, directors or principal shareholders.

These and other factors could limit or prevent investors from readily selling their Ordinary Shares or otherwise negatively affect the liquidity of our Ordinary Shares, and you could lose all or part of your investment.

The market price of our Ordinary Shares could be adversely affected by future sales and distributions of our Ordinary Shares or the perception that such sales and distributions may occur.

Sales, distributions or issuances of a substantial number of our Ordinary Shares following this offering or the perception that such sales or distributions might occur, could cause a decline in the market price of our Ordinary Shares or could impair our ability to obtain capital through a subsequent offering of our equity securities or securities convertible into equity securities.

The Ordinary Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, or the Securities Act, except for any Ordinary Shares held by our affiliates as defined in Rule 144 under the Securities Act. Such shareholders will be subject to the lock up agreement described in “Underwriting.”

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Ordinary Shares will depend, in part, upon the research and reports that securities or industry analysts publish about us or our businesses. We do not have any control over analysts as to whether they will cover us, and if they do, whether such coverage will continue. If analysts do not commence coverage of us, or if one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline. In addition, if one or more of the analysts who cover us downgrade our Ordinary Shares or change their opinion of our Ordinary Shares, our share price may likely decline.

We may issue additional Ordinary Shares in the future, which may dilute our existing shareholders. We may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to our existing shareholders.

We may issue additional securities in the future, including Ordinary Shares, and options, rights, warrants and other convertible securities for any purpose and for such consideration and on such terms and conditions we may determine appropriate or necessary, including in connection with equity awards, financings or other strategic transactions. Subject to the requirements of the Corporations Act, our board of directors will be able to determine the class, designations, preferences, rights and powers of any additional shares, including any rights to share in our profits, losses and dividends or other distributions, any rights to receive assets upon our dissolution or liquidation and any redemption, conversion and exchange rights.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance our growth and that we will not pay cash dividends to shareholders. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired or that any such sales will result in a positive return.

As a foreign private issuer, we are permitted and expect to follow certain home country corporate governance practices in lieu of certain NYSE American requirements applicable to domestic issuers.

As a foreign private issuer listed on the NYSE American, we are permitted to follow certain home country corporate governance practices in lieu of certain NYSE American practices. Following our home country corporate governance practices, as opposed to the requirements that would otherwise apply to a U.S. company listed on the NYSE American, may provide less protection than is afforded to investors under the NYSE American rules applicable to domestic issuers.

In particular, we follow home country law instead of the NYSE American practice regarding:

●	the NYSE American’s requirement to have a compensation committee and a nominating and corporate governance committee composed solely of independent members of the board of directors.

●	the NYSE American’s requirement that our independent directors meet in regularly scheduled executive sessions. The Corporations Act does not require the independent directors of an Australian company to have such regularly scheduled executive sessions and, accordingly, we have claimed this exemption.

●	the NYSE American’s corporate governance listing standards applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE American corporate governance listing standards, as permitted by the foreign private issuer exemption.

●	the NYSE American’s requirement that an issuer provide for a quorum as specified in its bylaws for any meeting of the holders of ordinary shares, which quorum may not be less than 33 1/3% of the outstanding shares of an issuer’s voting ordinary shares. In compliance with Australian law, our Constitution provides that two shareholders present shall constitute a quorum for a general meeting.

●	we are exempt from the NYSE American requirement that issuers obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, the establishment or amendment of certain stock option, purchase or other compensation plans. Applicable Australian laws differ to NYSE American requirements, with the former requiring prior shareholder approval in numerous circumstances, including (i) issuance of equity securities to related parties, e.g. directors or their associates other than (generally speaking), in their sole capacity as an existing security holder (where the benefit is provided on the same terms to all other security holders), or in certain circumstances where the benefit provided through the issuance is on arms’ length terms, or (ii) the issuance results in a shareholder or their associates obtaining a relevant interest (as that term is defined in Australian law) increasing to more than 20%, or increasing from a starting point that is above 20% and below 90%.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NYSE American corporate governance rules and listing standards.

As a foreign private issuer, we are permitted to file less information with the SEC than a domestic issuer.

As a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. They are, however, subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as a domestic issuer, nor are we generally required to comply with the SEC’s Regulation FD, which restricts the selective disclosure of material non-public information. Under Australian law, we prepare financial statements on an annual and semi-annual basis, we are not required to prepare or file quarterly financial information. For as long as we are a “foreign private issuer,” we intend to file our annual financial statements on Form 20-F and furnish our semi-annual financial statements on Form 6-K to the SEC as long as we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. However, the information we file or furnish is not the same as the information that is required in annual on Form 10-K or Form 10-Q for U.S. domestic issuers. Accordingly, there may be less information publicly available concerning us then there is for a company that files as a domestic issuer.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses.

We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. In order to maintain our current status as a foreign private issuer, either (1) a majority of our Ordinary Shares must be either directly or indirectly owned of record by non-residents of the United States or (2) (a) a majority of our executive officers or directors must not be U.S. citizens or residents, (b) more than 50% of our assets cannot be located in the United States and (c) our business must be administered principally outside the United States. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices and to comply with United States generally accepted accounting principles, as opposed to IFRS. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs.

Our Constitution and Australian laws and regulations applicable to us may adversely affect our ability to take actions that could be beneficial to our shareholders.

As an Australian company we are subject to different corporate requirements than a corporation organized under the laws of the United States. Our Constitution, as well as the Australian Corporations Act, set forth various rights and obligations that are unique to us as an Australian company. These requirements may operate differently than those of many U.S. companies. You should carefully review the summary of these matters set forth under the section entitled “Description of Share Capital”, and the copy of our Constitution (which is included as an exhibit to the registration statement to which this prospectus forms a part), prior to investing in the Ordinary Shares.

The NYSE American may delist our Ordinary Shares from trading on its exchange, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We cannot assure you that our Ordinary Shares will continue to be listed on the NYSE American in the future. In order to continue listing our Ordinary Shares on the NYSE American, we must maintain certain financial, distribution and share price levels and must maintain a minimum number of holders of our Ordinary Shares.

If the NYSE American delists our Ordinary Shares and we are not able to list our Ordinary Shares on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our Ordinary Shares;

●	the market price of our Ordinary Shares;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our Ordinary Shares;

●	the number of market makers in our Ordinary Shares;

●	the availability of information concerning the trading prices and volume of our Ordinary Shares; and

●	the number of broker-dealers willing to execute trades in our Ordinary Shares.

Australian companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

We are a public company limited by shares, registered and operating under the Corporations Act in Australia. Australian companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of an Australian company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. Unless certain narrowly identified principles exist, Australian courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against us, in original actions brought in Australia, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in Australia of judgments obtained in the United States, although the courts of Australia may recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits, upon being satisfied about all the relevant circumstances in which that judgment was obtained.

Anti-takeover provisions in our Constitution and our right to issue preference shares could make a third-party acquisition of us difficult.

Some provisions of our Constitution may discourage, delay or prevent a change in control or management that shareholders may consider favorable, including power to issue preference shares and the proportional takeover approval provisions.

Under the Constitution, any proportional takeover scheme must be approved by those shareholders holding shares included in the class of shares in respect of which the offer to acquire those shares was first made. The registration of the transfer of any shares following the acceptance of an offer made under a scheme is prohibited until that scheme is approved by the relevant shareholder class.

We are also subject to the relevant takeover laws contained in Chapter 6 of the Corporations Act. Subject to a range of exceptions, the Corporations Act prohibits the acquisition of a direct or indirect interest in issued voting shares of a company, if the acquisition of that interest will lead to a person’s voting power (either alone or in combination with their “associates” as that term is defined in the Corporations Act) in that company increasing to more than 20%, or increasing from a starting point that is above 20% and below 90% which may discourage takeover offers being made for us or may discourage the acquisition of a significant position in our Ordinary Shares. This may have the ancillary effect of entrenching our board of directors and may deprive or limit our shareholders the opportunity to sell their Ordinary Shares and may further restrict the ability of our shareholders to obtain a premium from such transactions. See “Description of Share Capital.”

You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in Australia and certain of our directors and officers reside outside the United States.

We are incorporated in Australia, certain of our directors and officers reside outside the United States and substantially all of the assets of those persons are located outside the United States. As a result, it may be impracticable or at least more expensive for you to bring an action against us or against these individuals in Australia in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. There is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon federal or state securities laws of the U.S., especially in the case of enforcement of judgments of U.S. courts where the defendant has not been properly served in Australia.

Future sales of our Ordinary Shares or the perception that such sales may occur could depress the trading price of our Ordinary Shares.

After the completion of this offering, we expect to have 18,896,157 Ordinary Shares outstanding, which may be resold in the public market in the future. We, and all of our directors and executive officers and 5% or greater stockholders, have signed lock-up agreements for a period of 90 days after the date of this prospectus without the prior written consent of the representative of the underwriters subject to specified exceptions. See “Underwriting.”

The underwriters may, in their sole discretion and without notice, release all or any portion of the Ordinary Shares subject to lock-up agreements. As restrictions on resale end, the market price of our Ordinary Shares could drop significantly if the holders of these Ordinary Shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our securities.

Investors purchasing the Ordinary Shares will suffer immediate and substantial dilution.

The public offering price for our Ordinary Shares will be substantially higher than the net tangible book value per Ordinary Share immediately after this offering. If you purchase Ordinary Shares in this offering, you will incur substantial and immediate dilution in the net tangible book value of your investment. Net tangible book value per Ordinary Share represents the amount of total tangible assets less total liabilities, divided by the number of Ordinary Shares then outstanding. To the extent that options or any convertible securities that are currently outstanding are exercised or converted, there will be further dilution to your investment. We may also issue additional Ordinary Shares, options and other securities in the future that may result in further dilution of your Ordinary Shares. See “Dilution” for a calculation of the extent to which your investment will be diluted.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants do not confer any rights of Ordinary Shares, except as otherwise set forth herein.

Except as otherwise set forth in the Pre-Funded Warrants, the Pre-Funded Warrants offered hereby do not confer any rights of Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Holders of the Pre-Funded Warrants may acquire the Ordinary Shares issuable upon exercise of such warrants at an exercise price of $0.001 per Ordinary Share.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 6,756,757 Ordinary Shares in this offering will be approximately $4,570,000 based on an assumed public offering price of $0.74 per share, which represents the last reported sale price of our Ordinary Shares as reported on the NYSE American on May 16, 2025, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $0.50 increase (decrease) in the assumed public offering price of $0.74 per share would increase (decrease) the net proceeds to us from this offering by approximately $3,209,460, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately $703,000, assuming the assumed public offering price remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering as follows:

●	Approximately $500,000 for further product development, to continue to deliver sector specific solutions to the global martial arts and combat sports community;

●	$2,000,000 for marketing and advertising expenses;

●	Approximately $500,000 to scale up the platform growth and marketing functions of our business, as we look to gain further traction in North America and expand into new parts of Asia and Europe; and

●	The remainder to be used as general working capital for general corporate purposes, including, without limitation, assessing potential investments in or acquisitions of businesses or technologies that are synergistic with or complimentary to our business and technologies, although we have no current commitments or obligations to do so.

The foregoing is set forth based on the order of priority for each purpose and represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results of our sales, marketing and product development, any collaborations that we may enter into with third parties for our products and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

We believe opportunities may exist from time to time to expand our current business through the acquisition or license or partnership. As of the date hereof, we have not identified any specific acquisition candidates nor entered into any acquisition agreements. While we have no current agreements or commitments for any specific acquisitions or license agreement or partnership arrangement at this time, we may use a portion of the net proceeds for these purposes.

Pending any use described above, we plan to invest the net proceeds in short-term, interest-bearing, debt instruments.

EXCHANGE RATE INFORMATION

The Australian dollar is convertible into U.S. dollars at freely floating rates. There are no legal restrictions on the flow of Australian dollars between Australia and the United States. Any remittance of dividends or other payments by us to persons in the United States are not and will not be subject to any exchange controls.

The table below sets forth, for the periods identified, the number of U.S. dollars per Australian dollar as quoted by the Federal Reserve Bank of New York. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in the prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Australian dollar or U.S. dollar amounts could have been or could be converted into U.S. dollars or Australian dollars, as the case may be, at any particular rate, the rates stated below, or at all. For information on the effect of currency fluctuations on our results of operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Period	Period End	Average	High	Low
	(U.S. dollars per Australian dollar)
Year Ended:
June 30, 2024	0.6677	0.6677	0.6873	0.6290
June 30, 2023	0.6663	0.6731	0.7119	0.6219
Nine Months Ended:
March 31, 2025	0.6236	0.6499	0.6770	0.6231
March 31, 2024	0.6524	0.6524	0.6627	0.6597

DIVIDENDS AND DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our Ordinary Shares. Dividends, if any, on our outstanding Ordinary Shares will be declared by and subject to the discretion of our board of directors, and subject to Australian law.

Any dividend we declare on our Ordinary Shares will be paid in Australian dollars. Cash dividends on our Ordinary Shares, if any, will be paid in Australian dollars. See “Description of Share Capital.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect a $2,000,000 Revolving Loan Agreement entered into on April 7, 2025 under which $550,000 has been disbursed; and

●	on a pro forma as adjusted basis to giving further effect to the issuance and sale of 6,756,757 Ordinary Shares in this offering at an assumed offering price of $0.74 per share, which represents the last reported sale price of our Ordinary Shares as reported on the NYSE American on May 16, 2025, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of Pre-Funded Warrants.

	March 31, 2025
	Actual (Unaudited)		Pro Forma (Unaudited)		Pro Forma As Adjusted (Unaudited)
Cash and cash equivalents	A$	73,192	A$	955,168	A$	8,283,583
Non-current debt	A$	1,706,216	A$	1,706,216	A$	1,706,216
Equity
Contributed equity	A$	52,155,342	A$	52,155,342	A$	59,483,758
Reserves	A$	10,329,130	A$	10,329,130	A$	10,329,130
Accumulated losses	A$	(64,033,805)	A$	(64,033,805)	A$	(64,033,805)
Total equity	A$	(1,549,333)	A$	(1,549,333)	A$	5,779,083

Total capitalization	A$	156,883	A$	156,883	A$	7,485,299

An increase or decrease of US$0.50 in the assumed public offering price per Ordinary Share would increase or decrease our total equity and total capitalization, on an as adjusted basis, by approximately US$3,209,460, after deducting the underwriting discounts, commissions and estimated offering expenses payable by us, assuming no sale of any Pre-Funded Warrants.

The number of Ordinary Shares that will be outstanding after this offering is based on 12,139,400 Ordinary Shares outstanding as of the date of this prospectus, and the sale of 6,756,757 Ordinary Shares in this offering (at an assumed public offering price of US$0.74 per Ordinary Share, which represents the last reported sale price of our Ordinary Shares as reported on the NYSE American on May 16, 2025), and excludes:

●	1,525,647 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus at a weighted average exercise price of US$2.82;

●	65,000 Ordinary Shares issuable upon the exercise of warrants outstanding as of the date of this prospectus at an exercise price of US$6.25;

●	1,166,039 Ordinary Shares issuable upon the vesting of Restricted Units outstanding as of the date of this prospectus;

●	550,000 Ordinary Shares issuable upon the vesting of performance share rights outstanding as of the date of this prospectus; and

●	379,176 Ordinary Shares issuable upon conversion of $280,590 currently owed to directors under loan arrangements, for expense reimbursements, and for outstanding consulting fees, which amount will automatically convert into Ordinary Shares after the consummation of this offering at a conversion price equal to the final per share sale price in this offering.

DILUTION

If you invest in the Ordinary Shares, your interest will be immediately diluted to the extent of the difference between the public offering price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our historical negative net tangible book value as of March 31, 2025 was approximately US$3,967,810, or $0.33 per Ordinary Share. Net tangible book value per share represents the amount of total tangible assets, less our total liabilities, divided by the total number of Ordinary Shares outstanding as of March 31, 2025. Dilution is determined by subtracting net tangible book value per Ordinary Share from the assumed public offering price per Ordinary Share, which is $0.74 per Ordinary Share, which represents the last reported sale price of our Ordinary Shares as reported on the NYSE American on May 16, 2025, after deducting underwriting discounts, commissions and estimated offering expenses payable by us.

After giving effect to our sale of Ordinary Shares offered in this offering at the assumed public offering price of $0.74 per Ordinary Share, which represents the last reported sale price of our Ordinary Shares as reported on the NYSE American on May 16, 2025, after deduction of underwriting discounts, commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025, would have been approximately US$602,190, or US$0.03 per outstanding Ordinary Share. This represents an immediate increase in as adjusted net tangible book value of US$0.36 per Ordinary Share to shareholders and an immediate dilution of US$0.71 per Ordinary Share to purchasers of Ordinary Shares in this offering. The following table presents this dilution to new investors purchasing Ordinary Shares in the offering:

	As of March 31, 2025
	(US$ per Ordinary Share)
Assumed public offering price per Ordinary Share	$		0.74
Net tangible book value as of March 31, 2025		$(0.33)
Increase in as adjusted net tangible book value per share attributable to new investors purchasing shares		$0.36
As adjusted net tangible book value after giving effect to this offering	$		0.03
Dilution in as adjusted net tangible book value per share to new investors purchasing in the public offering	$		0.71

Each $0.50 increase (decrease) in the assumed public offering price of $0.74 per Ordinary Share after deducting underwriting discounts, commissions and estimated offering expenses payable by us would increase (decrease) the as adjusted net tangible book value after giving effect to this offering to US$0.20 or (US$0.14) per Ordinary Share, respectively, and would increase (decrease) the dilution to investors in the offering to $1.04 or ($0.38) per Ordinary Share.

An increase (decrease) of 1.0 million Ordinary Shares in the number of Ordinary Shares we are offering would increase (decrease) our as adjusted net tangible book value as of March 31, 2025 after this offering to approximately US$0.07 or (US$0.006) per Ordinary Share, and would decrease (increase) dilution to investors to approximately US$0.67 or (US$0.75) per Ordinary Share, assuming the public offering price per Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

The number of Ordinary Shares that will be outstanding after this offering is based on 12,139,400 Ordinary Shares outstanding as of the date of this prospectus and the sale of 6,756,757 Ordinary Shares in this offering (at an assumed public offering price of $0.74 per Ordinary Share), assuming no sale of any Pre-Funded Warrants, and excludes:

●	1,525,647 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus at a weighted average exercise price of $2.82;

●	65,000 Ordinary Shares issuable upon the exercise of warrants outstanding as of the date of this prospectus at an exercise price of $6.25;

●	1,166,039 Ordinary Shares issuable upon the vesting of Restricted Units outstanding as of the date of this prospectus;

●	550,000 Ordinary Shares issuable upon the vesting of performance share rights outstanding as of the date of this prospectus; and

●	379,176 Ordinary Shares issuable upon conversion of $280,590 currently owed to directors under loan arrangements, for expense reimbursements, and for outstanding consulting fees, which amount will automatically convert into Ordinary Shares after the consummation of this offering at a conversion price equal to the final per share sale price in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current plans and expectations that involve risks, uncertainties, and assumptions, such as statements regarding our plans, objectives, expectations, intentions, and beliefs. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those set forth under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. Our fiscal year ends each year on June 30. Reference to a year relates to the fiscal year, ended in June 30 of the year indicated, rather than the calendar year, unless indicated by a specific date.

A. Operating Results

Overview

We are a technology company that is modernizing the martial arts industry.

For decades, the martial arts and combat sports ecosystem has been vast in size, but highly fragmented, lacking the infrastructure and cohesion of more established sports industries. MMA was founded to solve this problem by unifying the sector through a tech platform delivering groundbreaking products and services to the global combat sports community.

Our Training and Participation products, like our Business Tools for gym owners and coaches, are the foundations of our business which enabled us to build a significant footprint, generate revenue and create deep sector trust and credibility.

We anticipate releasing our Community and Commerce Platform in 2025, a mobile-first, multi-device app that unifies 640 million MMA fans, fighters, coaches and gym owners into a single monetized ecosystem, transforming how the industry connects, engages and transacts.

We believe that over time the most valuable company in the MMA vertical will be the one that converts 640 million fans to participants.

During the reporting periods, our principal activity was the provision and administration of the Warrior Training Program. Specifically, the provision of marketing intellectual property, payments software, training syllabus and outsourced customer sales and service resources to our licensee partner gyms throughout the world.

For the nine months ended March 31, 2025, the Company recorded a loss after tax of A$11,423,130, compared to a loss after tax of A$10,903,028 for the nine months ended March 31, 2024, and a loss after tax of A$14,408,346 and A$20,597,436 for the fiscal years ended June 30, 2024 and 2023 respectively. The Company had a cash balance at March 31, 2025 of A$73,192 compared to A$3,544,837 at June 30, 2024.

Inflation and Seasonality

Management believes inflation has not had a material impact on our company’s operations or financial condition and that our operations are not currently subject to seasonal influences.

Conditions in Australia

We are incorporated under the laws of, and our principal offices are located in, the Commonwealth of Australia. Therefore, we are directly affected by political and economic conditions in Australia. See “Risk Factors” for a description of factors that could materially affect our operations.

Governmental regulation

We do not believe our activities create any significant environmental impact to any material extent.

Key Indicators of Performance and Financial Condition

The Company’s financial results for the nine months ended March 31, 2025 showed improvement in revenue and the continuation of strategy to develop and acquire key assets. Compared to the previous year:

●	Consistent Losses: The loss after tax increased slightly to A$11,423,130 in the nine months ended March 31, 2025 from A$10,903,028 in the nine months ended March 31, 2024, an increase of A$520,102 or 4.8%.

●	Cash Position: As of March 31, 2025, our cash balance was A$73,192, which was A$3,471,645 lower than the A$3,544,837 on June 30, 2024.

●	Net Liability Position: The Company’s financial position changed to a net liability position of A$1,549,333 at March 31, 2025, compared to a net asset position of A$2,558,544 at June 30, 2024.

Key factors contributing to this change:

●	Net revenue from Programs improved 35% over the two reporting periods with an increased number of programs commencing and increased number of participants in the programs.

●	Other income increased mainly due to recognizing the fiscal year 2024 R&D rebate in the nine months to March 31, 2025.

●	Focus on the development of the MMA Community platform which is expected to launch in fiscal year 2025.

●	Integration of MixedMartialsArts.com and Hype.Co, both acquired in fiscal year 2024.

●	Acquisition of BJJ Link acquired in December 2024 in order to save time and money on inhouse development.

●	Employee salaries and benefits increased by A$615,758. This was primarily due to new staff hires in the US, contractors and activation of ambassadors.

●	Professional fees increased by A$994,762. This is primarily related to increases in accounting, legal, and audit services fees pertaining to initial public offering on the NYSE and ongoing compliance.

●	Share based compensation expenses increased by A$1,537,825. This increase was due to the issuance of restricted share units under the EIP to employees, advisors and ambassadors as compensation for services.

●	All convertible notes were converted on March 27, 2024 and there is no fair value movement in this period.

●	Finance costs significantly decreased by A$3,025,265 as a result of the convertible conversion event on March 27, 2024.

●	Other expenses increased by A$857,895 due to compliance and registration fees, international travel and insurance.

Key Components of Results of Operations

Revenues

Sales revenue consists of license fees and are recognized upon the provision of the right to use our intellectual property related to the Warrior Training Program, which is a set of mixed martial arts training programs and relevant branding and support.

We enter into contracts with our partner gyms for the partner gym to run our MMA branded Warrior Training Program for 20 weeks within their gym. The contract is accompanied by a license agreement between us and our partner gyms. The determination of the program revenue amount is dependent on the number of participants in each series for each gym. We receive payment in advance directly from the participant. We are then required to settle contractual payments to the partner gyms as a percentage of the total training fees collected from participants. Net revenue from program fees is the gross program fees, less contractual payments to our partner gyms. Revenues from sales of the Warrior Training Program represented greater than 70% of our net revenues during the periods ended March 31, 2025 and June 30, 2024.

Other Income

Ticketing Services

In October 2023, we launched ticketing services for live MMA events and seminars, including the Warrior Training Program finale events.

Subscription Revenue and Transaction clip revenue

During the nine months ended March 31, 2025, we activated SaaS subscription revenue and transaction clip revenue through the BJJLink and Hype acquisitions.

Research and Development Grant

The R&D Grant relates to tax incentive payments from the Australian government’s Innovation Australia Research and Development Tax Incentive Plan for research and development activities conducted in Australia in relation to the development of the technology underlying our platform that meets the regulatory criteria. A refundable tax offset is available to eligible companies with an annual aggregate revenue of less than A$20,000,000. Eligible companies can receive cash amounts equal to 43.5% of eligible research and development expenditures from the Australian Taxation Office (the “ATO”).

Expenses

Contractual Obligations to Gyms

We enter into license agreements with partner gyms for the implementation of our branded 20 week Warrior Training Program. Under the license agreements, we receive all revenue generated from the implementation of our Warrior Training Program by our partner gyms, and subsequently distribute a portion of such revenues to our gym partners based on the terms of the license agreements. We recognize these contractual obligations to gyms as a component of net revenue from program fees.

Marketing and Advertising

We incur marketing and advertising expenses for the promotion, and the generation of leads and revenue for the Warrior Training Program. Marketing and advertising expenses are recognized as an expense as incurred. Our marketing and advertising costs consist primarily of:

●	salaries and related overhead expenses for personnel in marketing and advertising functions (for example wages, salaries and associated on costs such as superannuation, share-based incentives and payroll taxes, plus travel costs and recruitment fees for new hires); and

●	third party costs for consultants who perform marketing and advertising activities on our behalf and under our direction, rent costs for our global offices, and other miscellaneous costs.

Management and Administration

Management and administration costs are recognized as an expense as incurred. Our management and administration costs consist primarily of employee salaries and related costs for employees in executive, corporate and administrative functions. Other significant management and administration expenses include audit fees, legal fees, finance support fees and other business consultant fees. Employee salaries and benefits include wages and salaries, superannuation, non-monetary benefits, payroll taxes, annual leave and long service leave.

Financing Costs

Financing costs recognized are in relation to our lease liability, and is initially recognized at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the consolidated entity’s incremental borrowing rate.

Share Based Payment Expense

Share based compensation expenses are recognized in line with our accounting policy for share based compensation, which is described in Note 15 of our interim condensed consolidated financial statements. Share based compensation expenses consist of costs related to share based incentives granted to personnel across all functions and key advisers and ambassadors.

Information Technology Costs

Information technology costs are incurred to support our technology stack including subscriptions and systems and maintenance costs.

Depreciation and Amortization

Property, Plant and Equipment, intangible assets and Right of Use assets such as trademarks and platform development costs are held and depreciated on straight-line basis. The depreciation and amortization is recognized in the profit and loss.

Other Expenses

Other expenses include rent, foreign exchange gains and losses and other general costs that we incur.

Results of operations and comparison of the years ended June 30, 2024 and 2023

The following table summarizes our results of operations for the periods ending June 30, 2024 and June 30, 2023, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	For the Year Ended June 30,				Change
	2024		2023		A$	%

Consolidated Income Statement Data:
Revenue:
Revenue from Program Fees	A$	929,319	A$	937,415	(8,096)	(1)%
Less: Contractual payments to gyms	A$	(537,012)	A$	(574,025)	37,013	(6)%
Net Revenue from program fees	A$	392,307	A$	363,390	28,917	7%
Other income:
Other income	A$	170,005	A$	1,173,421	(1,003,416)	(86)%
Total revenue and other income	A$	562,312	A$	1,536,811	(974,499)	(63)%
Expenses:
Program expenses	A$	160,578	A$	229,848	(69,270)	(30)%
Employee Salaries and benefits	A$	5,504,592	A$	4,219,655	1,284,937	30%
Share Based Payments	A$	4,521,598	A$	2,365,384	2,156,214	91%
Advertising fees	A$	613,348	A$	721,713	(108,365)	(15)%
Professional fees	A$	1,790,344	A$	864,419	925,925	107%
Rent	A$	11,169	A$	11,793	(624)	(5)%
IT costs	A$	566,709	A$	633,220	(66,511)	(11)%
Depreciation and amortization	A$	520,697	A$	360,021	160,676	45%
Net foreign exchange gain	A$	(146,543)	A$	(47,359)	(99,184)	209%
Finance costs	A$	3,262,927	A$	4,472,730	(1,209,803)	(27)%
Other expenses	A$	1,565,924	A$	1,432,094	133,830	9%
Fair value movement in derivative liability	A$	(3,400,685)	A$	6,870,729	(10,271,414)	49%
Total Expenses	A$	14,970,658	A$	22,134,247	(7,163,589)	(32)%
Loss before income tax expense	A$	(14,408,346)	A$	(20,597,436)	6,189,090	(30)%
Income tax expense		-		-	-	-
Loss after income tax expense for the year	A$	(14,408,346)	A$	(20,597,436)	6,189,090	(30)%
Other comprehensive loss, net of tax	A$	(20,710)	A$	(36,465)	15,754	(43)%
Total comprehensive loss for the year attributable to the members of the MMA	A$	(14,429,056)	A$	(20,633,901)	6,204,844	(30)%
Loss per share:
Basic loss per share	A$	(1.40)	A$	(5.26)	-	-
Diluted loss per share	A$	(1.40)	A$	(5.26)	-	-

Comparison of key movements in revenue

Revenue from Program fees

During the period ending June 30, 2024, we generated A$929,319 in revenue from program fees and A$392,307 in net revenue from program fees, which deducts our contractual payments to the gyms.

The following table shows movement within revenue for the periods ending June 30, 2024 and June 30, 2023, respectively, together with the changes in those items:

	For the Year Ended June 30,				Change
	2024		2023		A$	%

Revenue from program fees:
Revenue from Program Fees	A$	929,319	A$	937,415	(8,096)	(1)%
Less: Contractual liabilities to gyms	A$	(537,012)	A$	(574,025)	37,013	(6)%
Net revenue from program fees	A$	392,307	A$	363,390	28,917	8%

Net revenue from Programs has remained consistent over the two reporting periods, while we remained focused on the development of the ALTA Community platform which we will launch in fiscal year 2025, as well as the integration of MixedMartialsArts.com and Hype.Co, both acquired in fiscal year 2024.

Moving forward our focus shifts to other revenue activation beyond the Warrior Training Programs and right sizing our operating costs to reflect the lower human intervention sales products of the Community Platform, BJJ Link and Hype.co. The acquisitions of BJJ Link and Hype.Co, the revitalization of MixedMartialsArts.com, and our partnership with UFC Gym and with Conor McGregor collectively bring forward the realisation of MMA’s long-term growth strategy of focusing on building a unified global platform that connects martial arts fans, participants, gym operators, and coaches.

Other Income

Other income was A$170,005 for the period ending June 30, 2024, compared to A$1,173,421 for the period ending June 30, 2023. The following table shows movement within other income, together with the changes in those items:

	For the Year Ended June 30,				Change
	2024		2023		A$	%

Other income:
Research and development tax incentive	A$	-	A$	1,149,525	(1,149,525)	100%
Finale, Franchise fee and other fees	A$	167,021	A$	22,600	144,421	639%
Merchandise sales	A$	2,984	A$	1,296	1,688	130%

Other income	A$	170,005	A$	1,173,287	(1,003,416)	(86)%

Other income decreased mainly due to reduction in R&D rebate in fiscal year 2024. The fiscal year 2024 Research and Development incentive was applied for on lodging of the fiscal year 2024 tax return in March 2025 with the Australian Tax Office and recognised as there is reasonable assurance that the Company has complied with the conditions of the grants.

Please refer to section C. Research and Development, Patents and Licenses, etc. for further details.

Finale, franchise fee and other fees increased due to the activation of ticketing services.

Comparison of key movements in expenses incurred

Program Expenses

There was a decrease of A$69,270 in program expenses for the period ending June 30, 2024 compared with the period ending June 30, 2023. The decrease in program expenses is due to cost savings achieved through procuring merchandise and streamlining finale costs.

Employee salaries and benefits and professional fees

Employee salaries and benefits increased by A$1,284,937 for the period ending June 30, 2024. This was primarily due to new staff hires, salary increases and activation of ambassadors.

Professional fees increased by A$925,925 for the period ending June 30, 2024. This is primarily related to increases in accounting, legal and audit services fees pertaining to initial public offering on the NYSE.

Share Based Compensation Expenses

Share based compensation expenses increased by A$2,156,214 for the period ending June, 30 2024. This increase was due to the issuance of restricted share units as per the employee incentive plan, advisor options, reach options, warrants and over-allotment option to underwriter. Please refer to Note 22 of our consolidated financial statements for further detail.

Fair Value movement in Financial Liabilities

Fair value on financial liabilities comprises the fair value adjustment relating to embedded derivatives relating to the conversion option within convertible notes. The fair value gain for the period ending June 30, 2024 was A$3,400,685 compared to a fair value loss of A$6,870,729 for the period ending June 30, 2023.

Please refer to Note 21 of our consolidated financial statements for further detail. In addition, please refer to ‘Key Indicators of Performance and Financial Condition’ section above to understand the impact of non-cash accounting expense on the profit and loss for the period.

Finance Costs

Finance costs relating to the convertible notes decreased by A$1,209,803 in the period ending June 30, 2024. This reduction was primarily due to the conversion event on March 27, 2024, resulting in the interest expense to be recognized for 9-months for the period ending June 30, 2024 compared to 12-months for the period ending June 30, 2023.

Other Expenses

Other expenses increased by A$133,830 for the period ending June 30, 2024. The increase is primarily due to capital raising fees, international travel and insurance. These costs were primarily due to the company successfully closing an initial public offering on the NYSE.

Results of operations and comparison of the nine months ended March 31, 2025 and 2024

The following table summarizes our results of operations for the nine months ending March 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	For the nine months Ended March 31,				Change
	2025		2024		A$	%

Consolidated Income Statement Data:
Revenue:
Revenue from Program Fees	A$	1,288,802	A$	954,621	334,181	35
Less: Contractual payments to gyms	A$	(754,000)	A$	(556,098)	197,902	36
Net Revenue from program fees	A$	534,802	A$	398,523	136,279	34

Subscription Revenue		44,528		-	44,528	100
Transaction Revenue		52,283		-	52,283	100
Other income	A$	280,349	A$	172,760	107,589	62
Total revenue	A$	911,962	A$	571,283	340,679	60
Expenses:
Program expenses	A$	78,431	A$	124,190	(45,759)	(37)
Employee Salaries and benefits	A$	4,524,432	A$	3,908,674	615,758	16
Share Based Payments	A$	2,113,151	A$	3,650,976	(1,537,825)	(42)
Advertising fees	A$	321,260	A$	419,912	(98,652)	(23)
Professional fees	A$	2,500,507	A$	1,505,745	994,762	66
Rent	A$	8,335	A$	7,245	1,090	15
IT costs	A$	281,010	A$	416,340	(135,330)	(33)
Depreciation and amortization	A$	395,076	A$	483,338	(88,262)	(18)
Net foreign exchange gain	A$	(137,507)	A$	(59,191)	(78,316)	132
Finance costs	A$	194,326	A$	3,219,591	(3,025,265)	(94)
Other expenses	A$	2,056,071	A$	1,198,176	857,895	72
Fair value movement in derivative liability	A$	-	A$	(3,400,685)	3,400,685	(100)
Total Expenses	A$	12,335,092	A$	11,474,311	860,781	8
Loss before income tax expense	A$	(11,423,130)	A$	(10,903,028)	(520,102)	5
Income tax expense		-		-	-	-
Loss after income tax expense for the year	A$	(11,423,130)	A$	(10,903,028)	(520,102)	5
Other comprehensive loss, net of tax	A$	(104,474)	A$	(98,128)	(6,346)	6
Total comprehensive loss for the year attributable to the members of the MMA	A$	(11,527,604)	A$	(11,001,156)	(526,448)	5
Loss per share:
Basic loss per share	A$	(0.94)	A$	(1.06)	-	-
Diluted loss per share	A$	(0.94)	A$	(1.06)	-	-

Comparison of key movements in revenue

Revenue from Program fees

During the nine months ended March 31, 2025 we generated A$1,288,802 in revenue from program fees and A$534,802 in net revenue from program fees, which deducts our contractual payments to the gyms.

The following table shows movement within revenue for the nine months ended March 31, 2025 and 2024, respectively, together with the changes in those items:

	For the nine months ended March 31,				Change
	2025		2024		A$	%

Revenue from program fees:
Revenue from Program Fees	A$	1,288,802	A$	954,621	334,181	35
Less: Contractual liabilities to gyms	A$	(754,000)	A$	(556,098)	197,902	36
Net revenue from program fees	A$	534,802	A$	398,523	136,279	34

Net revenue from Programs improved over the reporting periods with an increased number of programs commencing and increased number of participants in the programs. We remained focused on the development of the MMA Community platform which we will launch in fiscal year 2025, as well as the integration of MixedMartialsArts.com and Hype.Co, both acquired in fiscal year 2024 and BJJ Link acquired in December 2024.

Moving forward our focus shifts to other revenue activation beyond the Warrior Training Programs and right sizing our operating costs to reflect the lower human intervention sales products of the Community Platform, BJJ Link and Hype.co. The acquisitions of BJJ Link and Hype.Co, the revitalization of MixedMartialsArts.com, and our partnership with UFC Gym and with Conor McGregor collectively bring forward the realisation of MMA’s long-term growth strategy of focusing on building a unified global platform that connects martial arts fans, participants, gym operators, and coaches.

Subscription Revenue and Transaction Revenue

Subscription revenue and transaction revenue was activated during the period and was A$44,528 and $A52,283 respectively for the nine months ended March 31, 2025 compared to nil and nil for the nine months ended March 31, 2024 respectively.

	For the nine months ended March 31,				Change
	2025		2024		A$	%

Subscription revenue	A$	44,528	A$	-	44,528	100%
Transaction revenue	A$	52,283	A$	-	52,283	100%

Other Income

Other income was A$280,349 for the nine months ended March 31, 2025 compared to A$172,760 for the nine months ended March 31, 2024. The following table shows movement within other income, together with the changes in those items:

	For the nine months ended March 31,				Change
	2025		2024		A$	%

Other income:
Research and development tax incentive	A$	249,747	A$	-	249,747	100
Finale, Franchise fee and other fees	A$	30,166	A$	170,376	(140,210)	(82)
Merchandise sales	A$	436	A$	2,384	(1,948)	(82)

Other income	A$	280,349	A$	172,760	107,589	62%

Other income increased mainly due to recognizing the fiscal year 2024 R&D rebate in the nine months to March 31, 2025. The fiscal year 2024 Research and Development incentive was applied for on lodging of the fiscal year 2024 tax return in March 2025 with the Australian Tax Office and recognised as there is reasonable assurance that the Company has complied with the conditions of the grants.

Please refer to section C. Research and Development, Patents and Licenses, etc. for further details.

Finale, franchise fee and other fees decreased as smaller scale finales were held in the nine months to March 31, 2025.

Comparison of key movements in expenses incurred

Program Expenses

There was a decrease of A$45,759 in program expenses for the nine month ended March 31, 2025 compared with the nine months ended March 31, 2024. The decrease in program expenses is due to cost savings achieved through procuring merchandise and streamlining finale costs.

Employee salaries and benefits and professional fees

Employee salaries and benefits increased by A$615,758 for the nine months ended March 31, 2025. This was primarily due to new staff hires in the US, contractors and activation of ambassadors.

Professional fees increased by A$994,762 for the nine months ended March 31, 2025. This is primarily related to increases in accounting, legal, and audit services fees.

Share Based Compensation Expenses

Share based compensation expenses decreased by A$1,537,825 for the nine months ended March 31, 2025. This decrease was due to no issuances under the ESOP, with a focus on the issuance of share options under the EIP, to employees and consultants and ambassadors in lieu of services. Please refer to Note 15 of our interim condensed consolidated financial statements for further detail.

Fair Value movement in Financial Liabilities

Fair value movement in financial liabilities comprises the fair value adjustment relating to embedded derivatives relating to the conversion option within convertible notes. All convertible notes were converted on March 27, 2024 and there is no fair value movement for the nine months ended March 31, 2025 compared to a fair value gain of A$3,400,685 for the nine months ended March 31, 2024.

Finance Costs

Finance costs significantly decreased by $3,025,265 in the nine months ended March 31, 2025 as a result of the convertible notes conversion event on March 27, 2024. Financing costs in the nine months to March31, 2025 relate to bank interest and interest on leasing arrangements.

Other Expenses

Other expenses increased by A$857,895 for the nine months ended March 31, 2025. The increase is primarily due to compliance and registration fees, international travel and insurance.

B. Liquidity and Capital Resources

Sources of Liquidity

From our inception through March 31, 2025, we have funded our operations principally with A$31 million in proceeds from the sale of our Ordinary Shares and convertible notes.

As of March 31, 2025, the Company had a cash balance of A$73,192, as compared with A$3,544,837 as of June 30, 2024.

On March 28, 2024 we successfully listed on the NYSE American and on April 2, 2024, the Company received net proceeds of US$5,767,887 (A$8,842,460) after deducting underwriting discounts and offering expenses from the initial public offering.

In November 2024, the Company issued 1,140,388 Ordinary Shares, relating to a placement of Ordinary Shares at USD$1.68, raising approximately USD$1,915,852.

The ongoing operation of the Group remains dependent upon raising further additional funding from shareholders or other parties. In light of increasing expenditures to be incurred in executing on the Group’s current strategic plans, the Group is dependent on obtaining financing through equity financing, debt financing or other means.

The ability to arrange such funding in the future will depend in part upon the prevailing capital market conditions as well as the business performance of the Company. There is no assurance that the Company will be successful in its efforts to raise additional funding on terms satisfactory to the Group. See “Risk Factors – Risks Related to Our Financial Position and Need for Additional Capital.”

If the Company does not obtain additional funding, it may not be able to continue its operations as a going concern and therefore may not be able to realize its assets and extinguish its liabilities in the ordinary course of operations and at the amounts stated in the financial statements. Alternatively, the Company may be required to delay, reduce the scope of, or eliminate its current or future commercial activities.

The Company is confident that it will be able to raise additional funds as required to meet its obligations as and when they fall due and is of the opinion that the use of the going concern basis remains appropriate. However, there is a material uncertainty that may cast significant doubt or substantial doubt as contemplated by PCAOB standards about the Company’s ability to continue as a going concern and therefore the Company may be unable to realize its assets and discharge its liabilities in the normal course of business.

	For the nine months Ended March 31,
	2025		2024

Cash Flow Data:
Net cash used in operating activities	A$	(6,401,753)	A$	(5,151,388
Net cash used in investing activities	A$	(3,359)	A$	(186,759)
Net cash provided by financing activities	A$	3,037,941	A$	1,832,499

Cash Flows from Operating Activities. Net cash outflows from operating activities increased by A$1,250,365, or 24%, for the nine months ended March 31, 2025 compared to the nine months ended March 31, 2024, which increase was due to an increase in payments to gyms, suppliers and employees.

Cash Flows from Investing Activities. Net cash outflows from investing activities decreased by A$183,400 for the nine months ended March 31, 2025 compared to the nine months ended March 31, 2024, which decrease was due to payments for intangible assets decreasing.

Cash Flows from Financing Activities. Net cash inflows provided by financing activities increased by A$1,205,442 for the nine months ended March 31, 2025 compared to the nine months ended March 31, 2024, which increase primarily represents the proceeds from the November 2024 private placement.

Contractual Obligations

Employee Liabilities

As of March 31, 2025, we had A$459,675 accrued in annual leave and A$68,999 long service leave balances for our employees, as compared to A$509,964 as of June 30, 2024 in employee benefits.

Trade and Other Payables

As of March 31, 2025, we had A$3,653,341in current trade and other payables and A$nil in non current trade and other payables, as compared to A$1,991,536 in current payables and A$nil in non current payables as of June 30, 2024. There were no other significant contractual obligations at March 31, 2025 or June 30, 2024.

Deferred consideration

As of March 31, 2025, we had A$1,382,336 current deferred consideration and A$1,618,050 in noncurrent deferred consideration, as compared to A$nil in current deferred consideration and A$nil in noncurrent deferred consideration as of June 30, 2024.

C. Research and Development, Patents and Licenses, etc.

Research and Development

Our product development strategy is based on typical inputs such as market and user research, routine strategy planning, and iterative financial analysis, but it is first and foremost based on the principle of co-evolution.

This approach enables the simultaneous growth of our organization alongside our growing global constituents. Our goal is to ensure that our platform remains relevant, starting with mixed martial arts, and extending to community-driven sports globally.

Accordingly, we intend to continue to invest in research and development projects and enhance our product management, user experience design, software engineering and quality assurance skills to help expand and improve the functionality of our current platform and broaden our capabilities to address new market opportunities.

Research and Development (R&D) Grant

The R&D Grant relates to tax incentive payments from the Australian government’s Innovation Australia Research and Development Tax Incentive Plan for research and development activities conducted in Australia in relation to the development of the technology underlying our platform that meets the regulatory criteria. A refundable tax offset is available to eligible companies with an annual aggregate revenue of less than A$20,000,000. Eligible companies can receive cash amounts equal to 43.5% of eligible research and development expenditures from the Australian Taxation Office (the “ATO”). For fiscal year 2024, we received an R&D Grant for A$249,746 as compared to A$480,853 for fiscal year 2023.

Research and Development Expenses

We incur research and development expenses related to the development of our software platform. The goal of our research and development activities is to develop and provide a complete cloud-based solution that connects consumers with gyms, provides training programs for members, provides complete gym management capabilities, and integrates payment technology.

Research and Development rebate recognition.

The Company will continue to apply for the Research and Development incentive as long as it continues to be eligible and will conduct eligible research and development activities. The applicable legislation that governs the eligibility to participate in the R&D incentive program is Division 355 of the Income Tax Assessment Act 1997 (ITAA 1997). The fiscal year 2025 R&D incentive will be applied for on lodging of the fiscal year 2025 tax return in October 2025, and any associated rebate will be recognized in fiscal year 2026.

D. Trend Information

Please refer to our disclosure set forth under “Item 3. Key Information⸺D. Risk Factors,” “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended June 30, 2024 filed by the Company on October 31, 2024, for information regarding the material risks, business developments, strategies, and operations that are most likely to affect our business and results of operations.

E. Critical Accounting Estimates

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances.

Critical accounting judgements, estimates and assumptions that have significant potential to result in a material adjustment to the carrying amounts of assets and liabilities during each of the years are discussed below.

Reverse Share Split

On January 24, 2024, there was a Reverse Share Split of our issued and outstanding Ordinary Shares and Ordinary Share equivalents on the basis of four (4) securities for every five (5) securities held. All issued and outstanding Ordinary Shares and Ordinary Share equivalents and per share data have been adjusted throughout this registration statement to reflect the Reverse Share Split for all periods presented.

Going Concern

The consolidated financial statements for the reporting periods have been prepared on a going concern basis which contemplates continuity of normal business activities and the realization of assets and settlement of liabilities in the ordinary course of business.

We have assessed that there is a substantial doubt related to going concern that may cast significant doubt over our ability to continue as a going concern as we incurred a loss after tax of A$11,423,130 for the nine months ended March 31, 2025 compared to A$10,903,028 for the nine months ended March 31, 2024, had net cash outflows from operating activities of A$6,401,753 for the nine months ended March 31, 2025 compared to A$5,151,388 for the nine months ended March 31, 2024, had a net liability position of A$1,549,333 as at March 31, 2025 compared to a net asset position of A$2,558,544 as at June 30, 2024, and net current liability position of A$4,909,021 as at March 31, 2025 compared to net current asset of A$1,049,355 as at June 30, 2024. As a result of these conditions, the Company may be unable to realize its assets and discharge its liabilities in the normal, course of business.

The ongoing operation of the Company remains dependent upon raising additional funds. In light of the future expenditures to be incurred in executing on our strategic plans, we are dependent on obtaining financing through equity financing, debt financing or other means. The ability to arrange such funding in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There is no assurance that we will be successful in our efforts to raise additional funding on terms satisfactory to us. If we do not obtain additional funding, we may be required to delay, reduce the scope of, or eliminate our current operations.

However, we believe that we will be able to raise additional funds as required to meet our obligations as and when they become due and are of the opinion that the use of the going concern basis remains appropriate. Our ability to continue as a going concern and to pay debts as and when they become due is dependent on the following:

●	we have historically been successful in raising funds;

●	we have listed on the NYSE American in the United States. As a listed vehicle, we have capital raising options such as placements, share purchase plans, rights issues and entitlement offers, dividend reinvestment plans, hybrids and retail notes, warrants and PIPEs;

●	our level of expenditure continues to be managed and will continue to be managed to maximize run-way; and

●	we have reason to believe that in addition to the cash flow currently available, we will receive additional revenues through the sale of our products and services throughout the course of the year.

If we decide to raise capital, the issuance of additional Ordinary Shares would result in dilution to our existing shareholders. We cannot assure you that we will be successful in completing any financings or that any such equity or debt financing will be available to us if and when required or on satisfactory terms.

Should we be unable to raise additional funds on a timely basis, we may be required to realize our assets and discharge our liabilities other than in the normal course of business and at amounts different to those stated in the financial statements. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount of liabilities that might result should we be unable to continue as a going concern and meet our debts as and when they become due.

Revenue From Contracts With Customers Involving Program Fees

When recognizing revenue in relation to the sale of goods to customers, the key performance obligation of the entity is considered to be the point of delivery of the rights to use the license and the relevant training program to the gyms as the customers, as this is deemed to be the time that the gym obtains control of the promised service and therefore the benefits of unimpeded access.

Determination of Variable Consideration

Judgement is exercised in estimating variable consideration which is determined having regard to past experience with respect to the cancelled contracts with the entity where the partner gyms maintains a right of termination pursuant to the license agreement. Revenue will only be recognized to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized under the contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Share-Based Payment Transactions

The consolidated entity measures the cost of equity-settled transactions under ESOP and EIP by reference to the fair value of the equity instruments at the date at which they are granted. Where required, the fair value is determined by using the Black-Scholes model taking into account the terms and conditions upon which the instruments were granted. The accounting estimates and assumptions relating to equity-settled share-based payments would have no impact on the carrying amounts of assets and liabilities within the next annual reporting period but may impact profit or loss and equity.

Recognition of Deferred Tax Assets

Deferred tax assets are recognized for deductible temporary differences only if the entity considers it is probable that future taxable amounts will be available to utilize those temporary differences and losses. We have not recognized deferred tax assets from brought forward losses as we do not believe that it is probable that there are future taxable profits available to recover the asset as at the reporting dates.

Goodwill

Goodwill arises on the acquisition of a business. Goodwill is not amortised. Instead, goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Impairment losses on goodwill are taken to profit or loss and are not subsequently reversed.

Business combinations

The acquisition method of accounting is used to account for business combinations. The consideration transferred is the sum of the acquisition-date fair values of the assets transferred, equity instruments issued or liabilities incurred by the acquirer to former owners of the acquiree and the amount of any non-controlling interest in the acquiree.

At the acquisition date the identifiable assets acquired and the liabilities assumed are recognized at their fair value.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any controlling interests in the acquiree, and the fair value of the acquirers previously held equity interest in the acquiree (if any).

Intangible assets

Intangible assets acquired as part of a business combination, other than goodwill, are initially measured at their fair value at the date of the acquisition. Intangible assets acquired separately are initially recognized at cost. Indefinite life intangible assets are not amortized and are subsequently measured at cost less any impairment. Finite life intangible assets are subsequently measured at cost less amortization and any impairment. The gains or losses recognized in profit or loss arising from the derecognition of intangible assets are measured as the difference between net disposal proceeds and the carrying amount of the intangible asset. The method and useful lives of finite life intangible assets are reviewed annually. Changes in the expected pattern of consumption or useful life are accounted for prospectively by changing the amortization method or period.

Trademarks

Significant costs associated with patents or trademarks are deferred and amortized on a straight-line basis over the period of their expected benefit, being their finite life of 10 years.

Capitalized Web Development Costs

Costs incurred in developing our platform that will contribute to future year financial benefits through revenue generation and/or cost reduction are capitalized. The amortization of these costs is recognized in the profit and loss.

Software

Significant costs associated with software are deferred and amortized on a straight-line basis over the period of their expected benefit, being their finite life of four years.

Impairment of Non-Financial Assets

We assess impairment of non-financial assets at each reporting date by evaluating conditions specific to the us and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This involves fair value less costs of disposal or value-in-use calculations, which incorporate a number of key estimates and assumptions.

Impairment of Receivables

Trade and other receivables are assessed at each reporting date for impairment by assessing conditions and events specific to us and a provision for refund raised accordingly.

Finance Costs

Finance costs attributable to qualifying assets are capitalized as part of the asset. All other finance costs are expensed in the period in which they are incurred.

Issued capital

Ordinary Shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

BUSINESS

Our Mission

MMA aims to transform the martial arts and combat sports industry by building a unified ecosystem that connects 640 million global fans, participants, coaches, and gym owners, driving participation and enabling sustainable revenue growth through innovative technology solutions.

Overview

We are a technology company that is modernizing the martial arts industry.

For decades, the martial arts and combat sports ecosystem has been vast in size, but highly fragmented, lacking the infrastructure and cohesion of more established sports industries. MMA was founded to solve this problem by unifying the sector through a tech platform delivering groundbreaking products and services to the global combat sports community.

Our Training and Participation products, like our Business Tools for gym owners and coaches, are the foundations of our business which enabled us to build a significant footprint, generate revenue and create deep sector trust and credibility.

We anticipate releasing our Community and Commerce Platform in 2025, a mobile-first, multi-device app that unifies 640 million MMA fans, fighters, coaches and gym owners into a single monetized ecosystem, transforming how the industry connects, engages and transacts.

We believe that over time the most valuable company in the MMA vertical will be the one that converts 640 million fans to participants.

Market Opportunity

With 640 million combat sports fans worldwide, mixed martial arts has reached unprecedented popularity. We benefit from the sector’s growth, driven by major MMA leagues like UFC, PFL, ONE Championship, and Bellator, whose marketing efforts expand the sport’s fan base.

Our goal is to convert this interest into engagement through our premium online and in-gym training experiences. According to IBISWorld statistics, there are currently over 46,500 martial arts and combat sports gyms in the US alone that generated annual revenues of approximately $19.4 billion in 2024. Additionally, according to Sports & Fitness Industry Association’s Single Sport Reports for Martial Arts and Boxing Fitness, it is estimated that more than 11.8 million people engaged in various martial arts and combat sports disciplines in 2023.

MMA’s business model complements existing industry players without cannibalizing their market. As MMA scales, its first-mover advantage in grassroots MMA participation unlocks significant potential, especially in North America, where the martial arts industry is projected to reach 67,000 gyms by 2025, with fanbase growth accelerating exponentially.

NYSE:MMA

We're tapping into a global culture of over 640 million fans that is growing fast!

+640M Global MMA Fans

Fans

+11.8M Actively Training in US

Participants

+44,000 Martial Arts Gyms in US

Coaches

+18.6BN Est. Gym Revenue in US

Partners

wrestling
boxing
karate
laamb
judo
muay thai
jiu jitsu

Source: YouGov 2023, IBIS 2023, SFIA Boxing and Martial Arts 2023.

MMA.INC

Strategy

Our vision is to become the ultimate “one stop shop” platform that connects fans, participants, coaches, and gym operators worldwide, unlocking untapped value and driving industry integration.

Our strategy focuses on building a global martial arts ecosystem that bridges consumer digital experiences with business tools for gyms and coaches. With a clear focus on recurring revenue, community engagement, and leveraging high-profile ambassador partnerships, MMA aims to set the standard for digital transformation in the sector.

MMA is leading the way in helping the global martial arts and combat sports industry unlock new revenue opportunities by boosting consumer participation. While fan interest often translates into participation, the gym community remains fragmented, with many small, owner-operated businesses. Participants, businesses, and coaches face various challenges—from knowing how to start their training journeys, to managing member communities on social platforms and dealing with costly and inconsistent marketing efforts. That’s where MMA steps in.

MMA believes that combat sports gyms and coaches provide exceptional in-gym experiences that, with the right technology, can reach a much wider audience, greatly expanding their monetization opportunities and growing the sport. Similar to how companies such as OpenTable, Yelp and Toast have revolutionized the restaurant sector through technology, MMA serves the vast and fragmented martial arts sector.

In conclusion, by combining our proprietary training programs with the MMA Community and Commerce platform, we are creating a commercial environment that enhances efficiency and drives growth. Our first-mover advantage positions us to lead the aggregation of this large, untapped sector by providing an accessible, inclusive “on-ramp” to martial arts participation, no matter the location.

Supporting Coaches and Gyms

Our platform equips gyms and coaches with essential tools for customer acquisition, member management, payments, and marketing. These features streamline operations and allow them to focus on business growth, ensuring the broader success of the ecosystem.

Enhancing Engagement with Accessible Training

Participants can access martial arts training through our web, app, and social channels. By partnering with validated gyms and offering expert-curated resources, we make the sport more approachable, fostering higher participation and trust.

Driving Recurring Revenue

Our ecosystem embeds monetization opportunities—subscriptions, merchandise, partnerships, and transaction fees—into the user experience, boosting retention, transaction volumes, and sustainable revenue growth. MMA is positioned to capture value from training programs, digital tools, and the upcoming Community and Commerce Platform, each designed with scalable and sticky revenue models.

Maximizing User Engagement and Lifetime Value

Our platform integrates social engagement, training, and business tools, encouraging deeper participation and increasing user lifetime value. This interconnectedness drives long-term revenue.

Global Leadership in Martial Arts

Our strategy positions MMA as the leading global brand for martial arts training, community, and commerce. By leveraging our brand’s strength, we create lasting connections with participants, partners, and investors.

Organic Growth Through Community

While we will invest in targeted paid promotions, partnerships, and maintaining a presence at targeted sector and community events, our main focus is organic growth through community building, maintaining a low customer acquisition cost and fostering sustainable demand.

Expanding Globally

MMA already has a footprint in North America, the UK, Ireland, Australia, and New Zealand, with a new partnership in Mexico and a rollout planned with UFC Gym’s 150+ locations across 38 countries. The integration of BJJLink expands our active gym footprint to over 800 gyms across North America, South America, Europe, Oceania, and Africa, significantly enhancing our community-driven growth approach. Our scalable model allows us to expand internationally without significant cost increases, presenting substantial growth opportunities globally.

Key Talent Partnerships

To further strengthen its connection with MMA fans globally, MMA has continued to build partnerships with leading industry figures, leveraging their reach and influence to give gym partners far greater exposure than they could potentially achieve alone. MMA has partnered with one of the biggest names in combat sports, five-time MMA world champion Conor McGregor, as well as iconic names such as former 2-time UFC Champion Daniel Cormier, and UFC Commentator Laura Sanko. Since June 30, 2024 MMA has grown its ambassadorial partnerships to include leading MMA coach Eric Nicksick and former UFC fighters Jessica-Rose Clark and Gilbert Melendez. These partnerships help amplify its brand and drive platform adoption. With a combined social media reach of their ambassadors of well over 60 million followers, MMA is well-positioned for continued growth in this booming sector.

Our Products and Platform

MMA operates a cap-ex light technology platform and avoids the need for heavy investments in physical infrastructure. We are not a franchise and do not own gyms. Instead, the company offers a diverse portfolio of subscription-based products and services, including B2B “Business Tools” solutions like BJJLink and Hype supporting our gym partners in running their businesses, as well as B2C participation and fan offerings through www.mma.inc and MixedMartialArts.com driving consumer participation in martial arts.

NYSE:MMA

Our vision is to become the ultimate "one-stop-shop" for combat sports fans, participants, coaches and partners

ALTA UFC GYM

Training and Participation **B2C**

Audience:
Fans and Participants

Products:
TrainAlta 'Warrior Training Program', UFC Gym 'Warrior Training Program' Partnership, In-Gym Training Passes

Product Rationale to MMA:
Provides deep sector trust and credibility for our brand in the sector and invaluable media assets

Customer Value Proposition:
Beginner Training Experiences, "Fight Camps", improved "on ramp" to commence training, ability to train with the best coaches globally

Status:
In Market

BJJLINK

Business Tools **B2B**

Audience:
Coaches and Gym Owners

Products:
BJJLink (Gym Management Platform) - SaaS
Hype (Marketing / Lead Generation Platform) – SaaS
Marketing Support - transactional

Product Rationale to MMA:
Scalable and sticky SaaS products that embed us in the back-end infrastructure and payment / transactions of a highly fragmented sector

Customer Value Proposition
Manage and grow your business, payments and transactions, CRM, member management

Status:
In Market

MixedMartialArts.com

Community and Commerce Platform

Audience:
Fans, Participants, Coaches and Partners

Products:
MixedMartialArts.com

Product Rationale to MMA:
Globally scalable and enabling us to connect and transact with over 640m global fans

Customer Value Proposition
Transactions, Web 3.0 / blockchain rewards, training content, social engagement with your community, news feed to stay up to date, event data, fight data, gym and coach finder, training tracker

Status:
Internal Beta testing underway
Public Beta launch scheduled early Q2 2025

Connected by technology, single sign-on and blockchain rewards and loyalty programs to incentivize adoption

MMA.INC

These products cater to a wide range of users, from gym owners and coaches to fans and participants, with B2C subscription prices ranging from $9 to $550 per month and B2B subscriptions ranging from $49 to $149 per month plus transaction fees on transactions processed through our platform, enhancing revenue streams through a combination of subscriptions, transactions fees, and partnership opportunities.

NYSE:MMA

Our Revenue Model and Go-to-Market Approach

ALTA / UFC GYM

Training and Participation — **B2C**

Type of Revenue:
Upfront and monthly training payments by participants

Revenue Model:
20-40% net revenue share to MMA

Pricing:
$150 - $550 per month per participant

Go-to-market Approach:
Partner with high profile gym partners, joint marketing initiatives with gyms, ambassadors, paid search / advertising, user generated content, word of mouth, referral programs / incentives

BJJLINK

Business Tools — **B2B**

Type of Revenue:
Monthly SaaS revenue + Transaction Fees paid by gym owners and coaches

Revenue Model:
Subscription paid by gym owner to MMA

Pricing:
$49-149 per month + transaction fees

Go-to-market Approach:
Word of mouth, referral programs / incentives, B2B sales team, cross-sell with Alta/UFC Warrior Training Program relationships, paid search / advertising

MixedMartialArts.com

Community and Commerce Platform

Type of Revenue:
B2C - Free and premium subscription
B2B – partnership and sponsorship revenue (ad-hoc)

Revenue Model:
Monthly subscription paid by user to MMA

Pricing:
$9/mth for premium subscription (subject to change)

Go-to-market Approach:
Existing platform user-base and reach, talent / ambassador usage and promotion, referral programs / incentives, paid search / advertising, cross-promote with BJJ Link and Alta/UFC Warrior Training Program

Connected by technology, single sign-on and blockchain rewards and loyalty programs to incentivize adoption

MMA.INC

MMA expects to launch its Community and Commerce Platform in 2025, a mobile-first, multi-device app designed to unify the global martial arts community into a single, monetized ecosystem. This platform will offer fans, participants, coaches, and gym owners a seamless experience to connect, engage, and transact within the sport. This platform is aimed to appeal to the 640 million fan base and ultimately provide both a free and premium subscription to access the platform.

NYSE:**MMA**

In 2025, we expect to be launching our fully integrated Community and Commerce Platform for the Global Martial Arts Industry

Through the revitalization of mixedmartialarts.com and the release of a connected App, we will have a globally scalable product that enables us to connect and transact with over 640m global fans of MMA.

A place for **fans.**
A place for **martial artists.**
A place for **teams.**
A place for **partnerships.**

The upcoming release of mixedmartialarts.com will serve as a fully connected platform that streamlines academy operations, empowers coaches and creates revenue opportunities for all participants.

- Internal Beta testing underway
- Public Beta launch scheduled for 2025

9:41
UFC 304
Jon Jones
Tom Aspinall
Top Clips
Results
Train
New York
Tiger Schulmann's Martial Arts Chelsea

MMA.INC

Competition

MMA supports the entire martial arts and combat sports ecosystem, driving community engagement, increasing participation, and creating new monetization opportunities for all stakeholders, including gyms, coaches, participants, and fans. We believe martial arts provides a more holistic and deeply rewarding experience for both physical and mental development, offering benefits that go far beyond those of conventional fitness training.

Aligned with the broader combat sports industry, MMA competes with traditional fitness trends and the mass-affluent fitness sector, which is dominated by large corporate gym networks.

Intellectual Property

We believe our success depends on our intellectual property, and we strive to protect it, by, among other things, obtaining, maintaining, defending, and enforcing our intellectual property rights in the United States and internationally. As a general policy, we pursue registration of our trademarks and proprietary technology in select international jurisdictions, monitor infringements in various countries, and protect our intellectual property through contractual restrictions.

Government Regulations

We and our partner gyms are subject to all relevant laws, including regulatory oversight by state athletic commissions in relation to live fight night events, in the territories we operate including the United Stated, United Kingdom, Australia and Ireland, among others. Live fight night events are subject to the specific regulations for combat sport in the relevant state or territory. We monitor changes in these laws and believe that we are in material compliance with applicable laws. These laws and regulations govern matters such as:

●	licensing laws for athletes;

●	operation of partner gym venues;

●	licensing, permitting, and zoning;

●	health, safety, and sanitation requirements;

●	the service of food and alcoholic beverages;

●	working conditions, labor, minimum wage and hour, citizenship, immigration, visas, harassment and discrimination, and other labor and employment laws and regulations;

●	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”);

●	the U.K. Bribery Act 2010 (the “Bribery Act”) and similar regulations in other countries, as described in more detail below;

●	antitrust and fair competition;

●	data privacy and information security;

●	marketing activities;

●	environmental protection regulations;

●	imposition by foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed, ownership restrictions, or currency exchange controls;

●	licensing laws for the promotion and operation of MMA events; and

●	government regulation of the entertainment and sports industry.

See “Risk Factors—Risks Related to Government Regulation.”

Many of the events produced or promoted by us are presented in the venues of partner gyms which are subject to building and health codes and fire regulations imposed by the state and local governments in the jurisdictions in which the venues are located. These venues are also subject to zoning and outdoor advertising regulations and require a number of licenses in order to operate, including occupancy permits, exhibition licenses, food and beverage permits, liquor licenses, and other authorizations. In addition, these venues located in the U.S. are subject to the U.S. Americans with Disabilities Act of 1990 and the U.K.’s Disability Discrimination Act 1995, which require us to maintain certain accessibility features at each of the facilities, and are subject to similar laws in foreign jurisdictions where such venues are located.

In various states in the United States and some foreign jurisdictions, we or our partner gyms are required to obtain licenses for promoters, medical clearances and other permits or licenses for our athletes, and permits for our live events in order to promote and conduct those events.

We and our partner gyms are required to comply with the anti-corruption laws of the countries in which we operate, including the FCPA and the Bribery Act. These regulations make it illegal for us to pay, promise to pay, or receive money or anything of value to, or from, any government or foreign public official for the purpose of directly or indirectly obtaining or retaining business. This ban on illegal payments and bribes also applies to agents or intermediaries who use funds for purposes prohibited by the statute.

Our business and the businesses of our partner gyms are also subject to certain regulations applicable to our web sites and mobile applications. The operation of these web sites and applications may be subject to a range of international, federal, state and local laws.

We and our partner gyms are responsible for compliance with state laws that regulate the relationship between martial arts clubs and their members. These laws include consumer protection regulations that limit the collection of monthly membership dues prior to opening, require certain disclosures of pricing information, mandate the maximum length of contracts and “cooling off” periods for members (after the purchase of a membership), set escrow and bond requirements for martial arts clubs, govern member rights in the event of a member relocation or disability, provide for specific member rights when a martial arts club closes or relocates, or preclude automatic membership renewals.

We and our partners gyms primarily accept payments for our memberships through electronic fund transfers from members’ bank accounts, and, therefore, we and our partner gyms are subject to both federal and state legislation and certification requirements, including the Electronic Funds Transfer Act. Some states, such as New York and Tennessee, have passed or have considered legislation requiring gyms and health clubs to offer a prepaid membership option at all times and/or limit the duration for which gym memberships can auto-renew through EFT payments, if at all. Our business relies heavily on the fact that our memberships continue on a month-to-month basis after the completion of any initial term requirements (if any), and compliance with these laws, regulations, and similar requirements may be onerous and expensive, and variances and inconsistencies from jurisdiction to jurisdiction may further increase the cost of compliance and doing business. States that have such health club statutes provide harsh penalties for violations, including membership contracts being void or voidable.

Additionally, the collection, maintenance, use, disclosure and disposal of individually identifiable data by our, or our gym partners’, businesses are regulated internationally and in the U.S. at the federal, state and local levels as well as by certain financial industry groups, such as the Payment Card Industry Organization and the NACHA. Federal, state and financial industry groups may also consider from time to time new privacy and security requirements that may apply to our businesses and may impose further restrictions on our collection, disclosure and use of individually identifiable information that are housed in one or more of our databases.

The various regulations set out above have not materially impacted or affected the offering of our core products.

Organizational Structure

Our subsidiaries as of the date of this prospectus and as of March 31, 2025 are set out below. Unless otherwise stated, our subsidiaries have share capital consisting solely of Ordinary Shares that are held directly by us, and the proportion of ownership interests held equals the voting rights held by us. The country of incorporation or registration is also their principal place of business.

	Country of	Active or	Ownership interest held
Name of entity	Incorporation	Deregistered	May 20, 2025	March 31, 2025
Wimp 2 Warrior LLC	United States of America	Active	100%	100%
Wimp 2 Warrior (Ireland) Limited	Ireland	Active	100%	100%
Hype.OS, Inc.	United States of America	Active	100%	100%
MMA Group, Inc.	United States of America	Active	100%	100%

Employees

As of the date of this prospectus, we employ 7 employees in product development and engineering, 14 employees in sales and marketing, and 7 employees in a corporate office capacity. We also leverage external service providers to support our operations. None of our employees are represented by labor unions, and we believe we have an excellent relationship with our employees.

We believe that an engaged, diverse, and inclusive culture is essential for the success of our business, and we consider our employees to be the foundation for our growth and success. As such, our future success depends in large part on our ability to attract, train, retain and motivate qualified personnel. The growth and development of our workforce is an integral part of our success. We are also committed to developing and fostering a culture of diversity and inclusion and know that a company’s ultimate success is directly linked to its ability to identify and hire talented individuals from all backgrounds and perspectives.

Facilities

Our corporate headquarters are located at Level 1, Suite 1, 29-33 The Corso Manly, New South Wales 2095 pursuant to a monthly rental agreement. We believe this to be sufficient to meet our needs for the foreseeable future and that any additional space we may require will be available on commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not party to, and our property is not the subject of, any material legal proceedings.

Our Corporate History and Information

We were incorporated on March 27, 2013 under the laws of Australia under the name Wimp 2 Warrior Limited and changed our name to Alta Global Group Limited on February 2, 2022 and to Mixed Martial Arts Group Limited on December 5, 2024.

Our principal executive offices are located at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095, and our telephone number is +61 1800 151 865. Our website address is https://www.mma.inc. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Ordinary Shares.

MANAGEMENT

Directors and Executive Officers

The following table lists the names, ages and positions of our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Nick Langton	51	Founder, Director and Chief Executive Officer
Vaughn Taylor	40	Chairman of the Board of Directors
Richard Paolone	34	Director
Eric Corbett	29	Director
Angel Liriano	29	Director
David Piedra	32	Director
Jonathan Hart	41	Company Secretary
Neale Java	40	Chief Financial Officer
James Fleet	45	Co-founder and Chief Technology Officer

Nick Langton – Founder, Director and Chief Executive Officer

Nick Langton has served as our Chief Executive Officer and director since February 2017. Mr. Langton is a leading financial services executive with over 25 years of experience. As CEO, Mr. Langton has led some of Australia’s largest wealth advisory firms including the Private Wealth division of Perpetual Limited (ASX:PPT) and Bridges Financial Services, a wholly owned subsidiary of Insignia Financial Ltd (ASX:IFL). Mr. Langton has an undergraduate degree in economics from University of Sydney, postgraduate in finance from Securities Institute of Australia and completed the Advanced Management Program at Harvard Business School. Mr. Langton has served as a director of Fortnum Private Wealth since May 2018. We believe Mr. Langton is qualified to serve as a member of our board of directors because of his role in founding the Company, as well as his deep sector knowledge, expertise and contacts in the martial arts community globally.

Vaughn Taylor – Chairman of the Board of Directors

Vaughn Taylor has served as our Non-Executive Chairman since August 2021. Previously, from July 2010 to April 2021, Mr. Taylor served as Executive Director and Chief Investment Officer of AMB Capital Partners, or AMB, the global investment platform of the Western Australian based Bennett Family, whose wealth is tied to the Australian Iron Ore industry. Mr. Taylor was with AMB since the formation of the investment platform in 2010, and was responsible for executing on the investment strategy, expanding the investment platform and portfolio into offshore markets, overseeing the operations and portfolio on a day-to-day basis and sourcing new investment opportunities. Throughout his career, Mr. Taylor has been a board member of a number of leading organizations both in Australia and internationally across a range of sectors. In addition to his role as Non-Executive Chairman of MMA, Mr. Taylor is currently serving as a Non-Executive Director of IperionX Limited (NASDAQ:IPX, ASX:IPX) (leading developer of low carbon titanium for advanced industries including space, aerospace, electric vehicles and 3D printing) from March 2021 to present, Non-Executive Chairman of Frontier Pets Pty Ltd (an Australian pet food manufacturer and direct to consumer sales business) from May 2021 to present, Non-Executive Chairman of Urban Rest Holdings Pty Ltd (trading as Urban Rest) (a global serviced apartment provider focusing on the corporate traveler), and Non-Executive Director of Xcend Pty Ltd (an Australian share registry and unitholder registry provider to listed and unlisted companies and funds) from September 2022 to present. Mr. Taylor holds a Bachelor of Business (Accounting) and a Master of Business (Real Estate) from RMIT University and gained further accreditation at the Robert H. Smith School of Business at the University of Maryland (USA). Mr. Taylor also holds a Graduate Diploma in Applied Finance and Investment from Financial Services Professional Body, FINSIA. We believe Mr. Taylor is qualified to serve as a member of our board of directors because of his extensive experience in investing growth capital into operating companies and working with founders to build highly successful businesses.

Richard Paolone – Director

Richard Paolone has served as a director since April 2025. Mr. is a Toronto-based securities lawyer where his work focuses on securities, corporate finance, and mergers and acquisitions. He has a wide range of corporate experience from representing companies in private and public offerings of debt and equity securities. In June 2020, Mr. Paolone founded Paolone Law Professional Corporation, where he has been the principal since such date. From February 2019 to October 2019, and again from September 2020 to January 2021, Mr. Paolone was a director of Evolution Global Frontier Ventures Corp. (formerly Ascension Exploration Inc.), a company that is listed on the Canadian Securities Exchange. Mr. Paolone also serves as Director and CEO of several private and reporting companies. Since February 2019, Mr. Paolone has also been the CEO and director of Rotonda Ventures Corp., a public company in Canada. Since February 2021, Mr. Paolone has also been the CEO, CFO, and director of Republic Goldfields Inc., a public company in Canada. Also, since February 2021, Mr. Paolone has been the CEO, CFO, and director of Emerald Isle Resources Inc., a public company in Canada. Since April 2022, Mr. Paolone has also served as a director of Critical Infrastructure Technologies Ltd., a mining technology company listed on the Canadian Securities Exchange. Since December 2022, Mr. Paolone has also served as a director of SBD Capital Inc., a company listed on the Canadian Securities Exchange. Since June 2023, Mr. Paolone has also served as a director of Xander Resources Inc., a mining company listed on the Canadian Securities Exchange. Since November 2023, he has also served as a director of Ashington Innovations Plc., a special purpose acquisition company listed on the London Stock Exchange. Since September 2024, Mr. Paolone has served on the board of Safe Supply Streaming Co Ltd., an investment issuer listed on the Canadian Securities Exchange. Since September 2024, Mr. Paolone has also served on the board of iSpecimen Inc., a healthcare technology company listed on Nasdaq. Since May 2019, he has served as a director of Red Pine Petroleum Ltd., a company listed on the Toronto Stock Exchange, and also served as its CEO from October 2020 until September 2021. Mr. Paolone has been integral to multiple mergers and acquisitions and reverse takeover transactions in the mining, cannabis, carbon credits, oil and gas, technology, and plant-based food industries. Mr. Paolone holds a B.A. in criminal justice from Mount Royal University and a J.D. from Bond University. He is a licensed barrister and solicitor lawyer in Ontario. Mr. Paolone is well-qualified to serve on the Board due to his corporate experience in mergers and acquisition and private and public offerings of debt and equity securities.

Eric Corbett – Director

Eric Corbett has served as a director since April 2025. Mr. Corbett is the Managing Director of Oakridge Securities Inc. which operates as a capital markets and corporate finance advisory business, where he has been employed since December 2024. From August 2017 to September 2024, Mr. Corbett was part of the corporate client group at Canadian Imperial Bank of Commerce, one of Canada’s largest financial institutions, where he oversaw the execution of high profile transactions, including providing debt capital to private and public businesses to support M&A transactions, shareholder buyouts, working capital support and sponsor backed equity investments. Mr. Corbett holds a Bachelor of Commerce degree from McMaster University and is also a CFA charterholder. He has also cleared FINRA’s Securities Industry Essentials Exam. Mr. Corbett is well qualified to serve on the board due to his specialization in capital allocation and corporate finance.

Angel Liriano – Director

Angel Liriano has served as a director since April 2025. Mr. Liriano is a skilled professional with a background in real estate investment and civil engineering, having graduated from Ball State University. Specializing in the design, development, and investment of high-end luxury homes, Angel has worked with selective clients to create custom, sophisticated commercial & residential projects. In addition to this, Angel is currently, and has been for the past five years, the owner of Biscayne Advisory, a company focused on real estate investment and advisory services, helping investors navigate and develop successful projects geared towards commercial and high end residential projects. With a blend of expertise in both management and real estate investment, Angel has built a reputation for excellence, innovation, and a commitment to delivering top-tier results across various ventures. Mr. Liriano is well qualified to serve on the board due to his specialization in consulting, strategy and marketing.

David Piedra – Director

David Piedra has served as a director since June 2025. Mr. Piedra is a seasoned real estate investor and since 2015 has served as the Chief Executive Officer of Stone Bros. Corporation, a real estate investment and asset management firm focused on the acquisition, repositioning, and management of residential and commercial properties. Additionally, since April 2025, Mr. Piedra has served as a director of iCoreConnect Inc. (Nasdaq:ICCT), a healthcare focused enterprise software company that provides cloud-based solutions for secure communications, data management and practice productivity. His expertise spans acquisitions, asset management, and market positioning, with a focus on maximizing long-term returns through innovative, results-driven leadership. We believe Mr. Piedra is qualified to serve as a member of our board of directors due to his specialization in consulting, strategy and investments.

Jonathan Hart – Company Secretary

Jonathan Hart served as our director from May 2023 until April 2025 and has served as Secretary since August 2021. Mr. Hart is a corporate lawyer and has over 20 years of corporate advisory experience. He has extensive cross border experience specializing in corporate advisory, scale up and debt and equity financing, across a broad range of industry sectors. Mr. Hart holds a Bachelor of Laws and Commerce from Murdoch University. Mr. Hart currently serves as a director of Hartness Consulting Pty Ltd, established in 2012 specializing in corporate advisory and debt and equity services to private and publicly listed companies in a range of sectors including technology, healthcare and resources. From April 2023 to May 2024, Mr. Hart served as a director of Xcend, an Australian share registry and unitholder registry provider to listed and unlisted companies and funds. Since December 2022, Mr. Hart has served as company secretary of Urban Rest, a global service apartment provider focusing on the corporate traveler. Since March 2023, Mr. Hart has served as a company secretary of Noviqtech Limited, a company harnessing the power of artificial intelligence and distributed ledger technology to provide trusted and transparent reporting across supply chains, carbon emissions reporting, and guarantee of origin. Since September 2024, Mr. Hart has served as a company secretary of Opyl Limited, a company dedicated to leveraging data and technology to transform the landscape of clinical trials and medical research. Since September 2024, Mr. Hart has served as company secretary of Brazilian Rare Earths Limited, a company exploring for rare earth elements and other critical minerals in Brazil. From March 2020 to March 2024, Mr. Hart has served as company secretary of HeraMED Limited, a medical data and technology company involved in the digital transformation of maternity care.

Neale Java – Chief Financial Officer

Neale Java has served as our Chief Financial Officer since March 2023. Mr. Java brings a track record of leadership in the technology industry and partnering with executive leadership and boards to drive exceptional growth in enterprise value. This record is complemented by his results in taking companies from start-up to scale up, broad experience in accessing capital markets and has a strong track record of growing companies globally with rapidly evolving strategies. Prior to serving as our Chief Financial Officer, Mr. Java was the Chief Financial Officer of Gelteq ltd from June 2022 to February 2023; Chief Financial Officer of Control Bionics Ltd. (ASX:CBL) from February 2021 to June 2022; and Chief Financial Officer and Chief Operating Officer at thedocyard Limited (ASX:TDY) from October 2019 to December 2020. In addition, Mr. Java served as the Executive Director at thedocyard (ASX:TDY) from June 2020 to December 2020 and served on the advisory board of Treety. Mr. Java received a Bachelor of Electrical Engineering from University of Wollongong in 2006, a Master of Applied Finance from Macquarie University in 2012 and an Executive Master of Business Administration from INSEAD in 2019. He has also completed the Executive Program for Growing Companies at the Graduate School of Business of Stanford University in 2016 and is a graduate and member of the Australian Institute of Company Directors since 2021. We believe Mr. Java is qualified to serve as the Chief Financial Officer because he brings significant strategic, operational and financial expertise across from a range of publicly listed and private companies, particularly emerging technologies, SaaS and e-commerce companies. On April 14, 2025, the Company accepted the resignation of Mr. Java as the Chief Financial Officer of the Company. Mr. Java’s resignation will be effective as of July 13, 2025, or such earlier date as agreed with the Company.

James Fleet – Co-founder and Chief Technology Officer

James Fleet has served as our Chief Technology Officer since May 2021. In July 2023, Mr. Fleet was conferred Co-founder status in recognition of his efforts in support of the Company and creation of the Company’s platform. Mr. Fleet has worked for or advised leading global brands across key industry sectors to deliver transformational technology and digital growth programs. More recently, Mr. Fleet has held senior leadership roles within start up success stories such as CEO for Appliances Online (The Winning Group) from May 2015 to April 2016, and General Manager for Compare The Market (automotive and general insurance) from July 2011 to July 2013, with both businesses becoming market leaders in their sectors on the back of large-scale ecommerce and digital transformation programs led by Mr. Fleet. Mr. Fleet has been involved with the Company since 2017, initially as an investor and technology advisor.

There are no family relationships among any of our directors or executive officers. The business address of each of our directors and senior management is Mixed Martial Arts Group Limited, Level 1, Suite 1, 29-33, The Corso, Manly, New South Wales 2095.

Board Composition

Our board of directors consists of six members, including our Chief Executive Officer. We believe that each of our directors has relevant industry experience. The membership of our board is directed by the following requirements of our Constitution and Board Charter:

●	there must be a minimum of 3 directors and may be a maximum of 10 directors;
●	in respect of a matter where a director has a material interest, the director may not vote in relation to the proposed arrangement except as permitted by the Corporations Act;
●	the Chairman of our board should, where possible, be a non-executive director; and
●	our board should, collectively, have the appropriate mix of qualifications, expertise and experience which will assist the board in fulfilling its responsibilities, as well as assisting the Company in achieving growth and delivering value to shareholders.

Our board is responsible for overseeing the performance of management. Our board has established delegated limits of authority, which define the matters that are delegated to management and those that require board’s approval. The functions and responsibilities reserved for the board and executive management are set out in our Board Charter.

Each non-executive director has a letter of appointment confirming the terms and conditions of their appointment as a director of the Company. In addition, the Company has entered into Deeds of Access, Insurance and Indemnity with its directors. Similar arrangements will be put in place for directors nominated for appointment upon the approval by the board.

The Company has or will agree to indemnify each of its directors against all liabilities incurred while holding office to the extent permitted by Australian law, including indemnifying directors for any legal expenses incurred in defending proceedings relating to their directorship of the Company. Any indemnified amounts must be repaid to the Company to the extent that a director is reimbursed from an insurance policy maintained by the Company for the directors. The Company has also agreed to obtain and pay the premiums for insurance policies for each of its directors, which include run-off cover for each director for a period of seven years after the director ceased to hold office.

Board Committees

To assist our board of directors with the effective discharge of its duties, we have established a Remuneration and Nomination Committee and an Audit and Risk Committee, which committees operate under specific charters approved by our board of directors, which are available on our website.

Remuneration and Nomination Committee

The Board has adopted a Remuneration and Nomination Committee Charter and the role of the Remuneration and Nomination Committee has been assumed by the full Board operating under the Remuneration and Nomination Committee Charter adopted by the Board. The committee’s role involves:

●	identifying, evaluating and recommending qualified nominees to serve on our board of directors;

●	evaluating, adopting and administering our compensation plans and similar programs advisable for us, as well as modifying or terminating existing plans and programs;

●	establishing policies with respect to equity compensation arrangements; and

●	overseeing, reviewing and reporting on various remuneration matters to our board of directors.

Audit and Risk Committee

The members of our Audit and Risk Committee are Vaughn Taylor, Eric Corbett and Richard Paolone. Mr. Taylor acts as chairman of the committee. The members of the committee meet the criteria for independence of audit committee members set forth in Rule 10A-3 under the Exchange Act and Section 303A.06 and 303.07 of the NYSE American’s listing standards. Each member of our Audit and Risk Committee meets the financial literacy requirements of the listing standards of the NYSE American. The principal duties and responsibilities of our Audit and Risk Committee include, among other things:

●	overseeing and reporting on various auditing and accounting matters to our board of directors, including the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices;

●	overseeing and reporting on various risk management matters to our board of directors;

●	considering and approving or disapproving all related-party transactions;

●	reviewing our annual and semi-annual financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

●	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

●	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Code of Conduct

The Company has adopted a Corporate Code of Conduct applicable to all directors, officers and employees, which provides a framework for decisions and actions in relation to ethical conduct in employment. It underpins the Company’s commitment to integrity and fair dealing in its business affairs and to a duty of care to all employees, clients and stakeholders. The document sets out the principles covering appropriate conduct in a variety of contexts and outlines the minimum standard of behavior expected from employees, including to:

●	act honestly, with integrity and in the best interests of the Company as a whole;
●	operate within the law at all times;
●	carry out their work to a high standard;
●	preserve the confidentiality of sensitive information of the Company;
●	avoid conflicts of interest which may influence the conduct of duties;
●	not participate in corrupt conduct; and
●	observe the Company’s Code of Conduct, Securities Trading Policy and insider trading laws.

The directors and executives also have a fiduciary relationship with shareholders of the Company, making it unlawful to improperly use their position to gain advantage for themselves. At all times, directors and officers must act in the best interest of the Company and eliminate or abstain from participating in any discussion or decision-making process in relation to matters which they have a conflict of interest, not engage in insider trading and comply with all applicable anti-bribery laws.

Remuneration

Principles used to determine the nature and amount of remuneration

The objective of our reward framework is to ensure reward for performance is competitive and appropriate for the results delivered. The framework aligns executive reward with the achievement of strategic objectives and the creation of value for shareholders, and it is considered to conform to the market best practice for the delivery of reward. The board ensures that executive reward satisfies the following key criteria for good reward governance practices:

●	competitiveness and reasonableness;
●	acceptability to shareholders;
●	performance linkage/ alignment of executive compensation; and
●	transparency.

The board is responsible for determining and reviewing remuneration arrangements for its directors and executives. The performance of the Company depends on the quality of its directors and executives. The remuneration philosophy is to attract, motivate and retain high performance and high quality personnel.

The reward framework is designed to align executive reward to shareholders’ interests. The board has considered that it should seek to enhance shareholders’ interests by:

●	having economic profit as a core component of plan design;

●

focusing on sustained growth in shareholder wealth, consisting of dividends and growth in share price, and delivering constant or increasing return on assets as well as focusing the executive on key non-financial drivers of value; and

●	attracting and retaining high caliber executives.

Additionally, the reward framework should seek to enhance executives’ interests by:

●	rewarding capability and experience;

●	reflecting competitive reward for contribution to growth in shareholder wealth; and

●	providing a clear structure for earning rewards.

In accordance with best practice corporate governance, the structure of non-executive director and executive director remuneration is separate.

Non-Executive Directors Remuneration

Fees and payments to non-executive directors reflect the demands and responsibilities of their role. Non-executive directors’ fees and payments are reviewed annually by the board. The board may, from time to time, receive advice from independent remuneration consultants to ensure non-executive directors’ fees and payments are appropriate and in line with the market.

Executive Remuneration

We aim to reward executives based on their position and responsibility, with a level and mix of remuneration which has both fixed and variable components.

The executive remuneration and reward framework has four components:

●	base pay and non-monetary benefits;

●	short term cash incentives;

●	employee incentive plan (“EIP”) offerings; and

●	other remuneration such as superannuation and long service leave.

The combination of these comprises the executive’s total remuneration.

Fixed remuneration, consisting of base salary, superannuation and non-monetary benefits, are reviewed annually by the board based on individual and business unit performance, our overall performance and comparable market remunerations.

Executives may receive their fixed remuneration in the form of cash or other fringe benefits (for example motor vehicle benefits) where it does not create any additional costs to us and provides additional value to the executive.

The EIP may be used to align the targets of the business units with the performance hurdles of executives. For example, incentives are granted to executives based on specific annual targets and key performance indicators, being achieved. Key performance indicators include profit contribution, customer satisfaction, leadership contribution and product management. Longer-term incentives may be used under the EIP which may include long service leave and share-based payments. Shares may be awarded to executives over a period of three years based on long-term incentive measures. These include increase in shareholders’ value relative to the entire market and the increase compared to our direct competitors.

Executive and Director Remuneration

Details of the remuneration of our executive officers and non-executive directors for the fiscal year ended June 30, 2024 are set forth below (in A$).

	Salary and Fees	Other Benefits	Post- Employment Benefits	Short Term Benefits		Long Term Benefits	Options (1)	Total
Non-Executive Directors
Vaughn Taylor (2)	$150,000	-	-		-	-	$339,676	$489,676
Hugh Williams (3)	$75,000	-	-		-	-	$186,145	$261,145
Jonathan Hart (4)	$90,000	-	-		-	-	$137,372	$227,372

Executive Directors and Officers
Nick Langton (5)	$300,000	$29,353	$33,000	$		$35,367	$714,793	$1,112,513
Neale Java (6)	$270,270	$17,981	$29,730		$98,589	$-	$339,676	$756,246

(1)	The amounts in this column reflect the aggregate grant date fair value of performance rights awards and stock options granted to our individual directors and executive management in fiscal year 2024, as determined under International Financial Reporting Standards.

(2)	For the fiscal year ending June 30, 2024, Mr. Taylor, through Nalaroo Holdings Pty Ltd as trustee for the Lavoipierre Taylor Family Trust Account, was issued 73,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

(3)	For the fiscal year ending June 30, 2024, Mr. Williams, through Champ 7 Pty Ltd as trustee for the Williams Family Trust Account, was issued 14,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

(4)	For the fiscal year ending June 30, 2024, Mr. Hart, as trustee for the J Hart Family Trust Account, was issued 47,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

(5)	For the fiscal year ending June 30, 2024, Mr. Langton, through Snowflower Holdings Pty Ltd as trustee for the Snowflower Family Trust Account, was issued 172,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026. Tanya Langton, spouse of Mr. Langton, was issued 6,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026.

(6)

For the fiscal year ending June 30, 2024, under Mr. Java’s employment agreement, Mr. Java was paid a short-term incentive of A$98,589. Mr. Java, through 3213 Ventures Pty Ltd as trustee for the Java Holdings Trust, was issued 34,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026. Neale Java will resign as Chief Financial Officer, effective July 13, 2025, or such earlier date as agreed with the Company.

Employment and Consultant Agreements

Nick Langton

We entered into an employment agreement with Nick Langton, the Chief Executive Officer of the Company, on July 1, 2023. Pursuant to the employment agreement, Mr. Langton shall receive a base salary of A$300,000 per year, exclusive of superannuation. Either party may terminate the employment agreement upon twelve months written notice. We may also terminate the employment agreement by giving Mr. Langton pay in lieu of notice for part or a whole of the notice period, or by requesting that Mr. Langton undertake alternative, or no duties, for the duration of his notice. If Mr. Langton does not work during his entire notice period, we reserve the right to withhold any salary owed to Mr. Langton for the unworked portion of his notice period. We may also terminate the employment agreement without notice if Mr. Langton engages in misconduct as specified in the employment agreement. If terminated other than due to voluntary resignation, death, disability or for cause, then Mr. Langton will be entitled to a lump sum severance payment, equivalent to 12 months’ pay (exclusive of short or long-term incentives).

Neale Java

We entered into an employment agreement with Neale Java, the Chief Financial Officer of the Company, on February 20, 2023. Pursuant to the employment agreement, Mr. Java shall receive a base salary of A$300,000 per year, inclusive of superannuation. Under Mr. Java’s employment agreement, subject to the Company raising a minimum of A$15 million by June 30, 2024, Mr. Java was eligible for a short term incentive up to a maximum of A$150,000, payable on completion of a successful capital raising. The actual short term incentive paid in June 2024 was A$98,589. Mr. Java’s employment was subject to a probationary period of six months. After such probationary period has ended, either party may terminate the employment agreement upon 3 months’ written notice, and we may terminate the employment agreement by giving Mr. Java pay in lieu of notice for part or a whole of the notice period. We may also terminate the employment agreement immediately “for cause” if Mr. Java is guilty of serious misconduct or otherwise commits a serious or persistent breach of the employment agreement.

Jonathan Hart

We entered into a consultancy engagement letter with Jonathan Hart on August 20, 2021. The term of the consultancy engagement letter was originally set to expire on August 20, 2024, but is currently being extended on a month to month basis. Pursuant to the consultancy engagement letter, Mr. Hart shall receive a base fee of A$90,000 per year. Mr. Hart’s consultancy engagement letter with us may be terminated upon 3 months’ written notice or immediately by us upon a breach by Mr. Hart of a material term or obligation of the agreement that is not remedied within 5 days of written notice. Further, we may immediately terminate the consultancy engagement letter on written notice (i) upon Mr. Hart’s bankruptcy or arrangement or composition with creditors generally, (ii) if Mr. Hart becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under Australian law relating to mental health, or (iii) if Mr. Hart is involved in an event or omits to do something which in the reasonable opinion of the Company involves moral turpitude or dishonesty, would bring the Company or Mr. Hart into public disrepute, contempt or scandal, or would tend to reflect unfavorably on the Company, any of its products or services, or any of its suppliers or customers. If terminated for any other reason, Mr. Hart will be entitled to be paid his consulting fee for a period of 3 months following termination.

Start-Up Employee Share Option Plan

In August 2021, our board approved a Start-Up Employee Share Option Plan, or ESOP. The ESOP was available for employees, directors, advisors and consultants, with the ESOP to be managed by the board, at its discretion.

The ESOP was designed with the aim to be tax efficient for our recipients and remove any taxation event on issuance or vesting. In Australia, the Australian Taxation Office, or ATO, developed “start up ESOP concessions” for companies, like ours, that are deemed to be start-ups under criteria established by the ATO. The start up concessions were developed to make Australia competitive in order to attract and retain top talent in the start-up eco-system.

We have issued options under the ESOP on the following terms:

●	options may be exercised for Ordinary Shares;

●	three year vesting - cliff vesting on three-year anniversary after issuance;

●	strike price – net tangible assets adjusted for convertible notes, divided by the number of outstanding Ordinary Shares assuming conversion of any convertible notes (“Net Tangible Asset”). The Net Tangible Asset method has been adopted as per valuation guidelines set by the ATO; and

●	the board has discretion to force vesting or conversion on certain liquidity events such as an initial public offering or sale of our Company.

As of March 31, 2025, we have options to purchase up to 777,104 Ordinary Shares outstanding at a weighted average exercise price of A$1.28 per share.

Employee Incentive Plan

Background

On June 26, 2023, our board approved our Employee Incentive Plan, or EIP. The EIP provides ongoing incentives to any full time or part time employee of the Company or any of its subsidiaries (including a director or secretary of the Company or its subsidiaries who holds salaried employment with the Company or its subsidiaries on a full or part time basis) who is determined by the board to be eligible to receive grants of securities under the EIP. Such individuals are referred to as the Eligible Participants. The Company intends to make offers to Eligible Participants in Australia and other jurisdictions including the United States, subject to compliance with applicable laws.

As of the date of this registration statement, we have issued 1,166,039 share rights which are convertible into Ordinary Shares under the EIP. 590,729 of such share rights will vest and become exercisable in two tranches between October 2025 and October 2026. 49,709 of such share rights will vest and become exercisable in three tranches between May 2025 and August 2027 (as of the date of this registration statement, 92,500 of the 139,500 share rights have been canceled). 90,000 of such share rights will vest and become exercisable on March 6 2026. 60,000 will vest and become exercisable in three tranches between March 2026 and March 2028. 60,000 of such share rights will vest in April 2027. 315,601 of such share rights have already vested but not yet exercised. No share rights have converted into shares other than in July 2024, at the discretion of the Board under the EIP, 40,000 share rights fully vested and converted into Ordinary Shares.

Key Terms

Employee Awards

Under the EIP, the Company may offer or issue to Eligible Participants, the following awards (“Employee Awards”):

●	performance rights: a right to be issued or provided with an Ordinary Share at no issue price on specific vesting conditions being achieved;

●	options: a right to be issued or provided with an Ordinary Share upon the payment of the exercise price and which can only be exercised if specific vesting conditions are achieved;

●	loan shares: Ordinary Shares issued subject to a limited recourse loan and at no interest rate, subject to specific vesting conditions;

●	deferred share awards: Ordinary Shares issued to Eligible Participants:

●	who elect to receive Ordinary Shares instead of any wages, salary, director’s fees, or other remuneration; or

●	by the Company, in its discretion, in addition to their wages, salary and remuneration, or in lieu of any discretionary cash bonus or other incentive payment; or

●	exempt share awards: Ordinary Shares issued for no consideration or at an issue price which is a discount to the market price with the intention that up to A$1,000 (or such other amount which is exempted from tax under the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) from time to time) of the total value or discount received by each employee will be exempt from tax.

Eligible Employees

Employee Awards may be granted at the discretion of the board to any person who is an employee or director of, or an individual who provides services to, the Company, collectively, the Primary Participants, or another person who is a spouse, parent, child or sibling of the Primary Participant.

Price

The board has discretion to determine the issue price and/or exercise price for the Employee Awards.

Vesting and Exercise of Employee Awards

The Employee Awards held by a participant will vest in and become exercisable on the satisfaction of any vesting conditions specified in the offer and in accordance with the rules of the EIP. Vesting conditions may be waived at the discretion of the board.

Change of Control

In the event a takeover bid is made to acquire all of the Company’s Ordinary Shares on issue, or a scheme of arrangement, selective capital reduction or other transaction is initiated which has an effect similar to a full takeover bid, the board may waive unsatisfied vesting conditions in relation to some or all Employee Awards. Further, if a takeover bid is made to acquire all of the Company’s Ordinary Shares on issue, participants may accept the takeover bid in respect of any Employee Awards (other than exempt share awards) which they hold notwithstanding the restriction period in respect of those Employee Awards has not expired.

Claw Back

If any vesting conditions of an Employee Award are mistakenly waived or deemed satisfied when in fact they were not satisfied, then, in accordance with the terms of the EIP, the board may determine that the relevant Employee Awards expire (if not yet exercised), or it may otherwise recover from the participant some or all of the Ordinary Shares issued on exercise of the Employee Awards or any proceeds received from the sale of those shares.

Variation of Share Capital

If prior to the exercise of an Employee Awards, the Company undergoes a reorganization of capital or bonus issue, the terms of the Employee Awards will be changed to the extent necessary to comply with the applicable listing rules.

PRINCIPAL SHAREHOLDERS

The following table presents certain information regarding the beneficial ownership of our Ordinary Shares as of May 20, 2025 by:

●	each person known by us to be the beneficial owner of more than 5% of our Ordinary Shares;
●	each of our directors and executive officers individually; and
●	all of our directors and executive officers as a group.

Applicable percentage ownership before the offering is based on 12,139,400 Ordinary Shares outstanding as of May 20, 2025. Applicable percentage ownership after the offering is based on 18,896,157 Ordinary Shares outstanding after this offering, assuming 6,756,757 Ordinary Shares and no Pre-Funded Warrants being sold in this offering (at an assumed public offering price of $0.74 per Ordinary Share, which represents the last reported sale price of our Ordinary Shares as reported on the NYSE American on May 16, 2025).

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently vested and exercisable or exercisable within 60 days of May 20, 2025. Information with respect to beneficial ownership has been furnished to us by each director, executive officer, or 5% or more shareholder, as the case may be. Ordinary Shares subject to options currently vested and exercisable and Ordinary Shares that vest upon the satisfaction of various performance conditions are deemed to be outstanding for computing the percentage ownership of the person holding these options and shares, but are not deemed outstanding for computing the percentage of any other person.

Except as otherwise indicated, all of the shares reflected in the table are Ordinary Shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Based on information known to us, as of June 3, 2025, we had 2,535 shareholders of record and 2,116 shareholders of record in the United States. A number of our Ordinary Shares are held by nominee companies so we cannot be certain of the identity of those beneficial owners. Except as otherwise indicated in the table below, addresses of our directors, executive officers and named beneficial owners are in care of Mixed Martial Arts Group Limited, Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095.

	Ordinary Shares Beneficially Owned Prior to the Offering		Ordinary Shares Beneficially Owned After the Offering
Shareholder	Number	Percent	Number	Percent
5% and Greater Shareholders
Snowflower Holdings Pty Ltd (Snowflower Family A/C) (1)	1,002,223	8.26%	1,002,223	5.30%
Executive Officers and Directors
Nick Langton (2)	1,005,769	8.29%	1,005,769	5.32%
Vaughn Taylor (3)	262,375	2.16%	262,375	1.39%
Richard Paolone	-	-	-	-
Eric Corbett	-	-	-	-
Angel Liriano	-	-	-	-
David Piedra	-	-	-	-
Jonathan Hart (4)	28,625	*	28,625	*
Neale Java	5,935	*	5,935	*
Executive Officers and directors as a group (8 persons)	1,302,704	10.45%	1,302,704	6.90%

*	Represents beneficial ownership of less than 1% of the outstanding Ordinary Shares.

(1)	Mr. Langton is a director of Snowflower Holdings Pty Ltd.

(2)	Includes 1,002,223 Ordinary Shares held by Snowflower Holdings Pty Ltd (Snowflower Family Trust), an entity controlled by Mr. Langton. Mr. Langton has voting and dispositive control over all of these securities of the company. Also includes 3,554 Ordinary Shares held by Mrs. Tanya Langton, Mr. Langton’s wife.

(3)	All Ordinary Shares held by Nalaroo Holdings Pty Ltd (Lavoipierre Taylor Family Trust), an entity controlled by Mr. Taylor.

(4)	All Ordinary Shares held by Jonathan Hart (J Hart Family Trust). Mr. Hart is a beneficiary under the trust.

RELATED PARTY TRANSACTIONS

Other than compensation arrangements which are described under “Management – Remuneration” or as disclosed below, since July 1, 2021, we did not enter into any transactions or loans with any: (i) enterprises that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with us; (ii) associates; (iii) individuals owning, directly or indirectly, an interest in our voting power that gives them significant influence over us, and close members of any such individual’s family; (iv) key management personnel and close members of such individuals’ families; or (v) enterprises in which a substantial interest in our voting power is owned, directly or indirectly, by any person described in (iii) or (iv) or over which such person is able to exercise significant influence.

Indemnification Agreements

Our Constitution provides that, except to the extent prohibited by Australian law, including the Corporations Act and, to the extent that an officer is not otherwise indemnified by us pursuant to an indemnification agreement, we will indemnify every person who is or has been an officer of the company against any liability (other than legal costs that are unreasonable) incurred by that person as an officer. This includes any liability incurred by that person in their capacity as an officer of our subsidiary where we requested that person to accept that appointment.

We have entered into Deeds of Access, Insurance and Indemnity (“Indemnity Deeds”) with Nick Langton, Vaughn Taylor, Richard Paolone, Eric Corbett, Angel Liriano, David Piedra, Jonathan Hart and Neale Java, each a director or executive officer. Under the Indemnity Deeds, we have agreed to indemnify (to the maximum extent permitted under Australian law and our Constitution, subject to certain specified exceptions) each director and executive officer against all liabilities incurred in their capacity as our or our subsidiaries’ director or officer and any and all costs and expenses relating to such a claim or to any notified event incurred by such director or executive officer, including costs and expenses reasonably and necessarily incurred to mitigate any liability for such a claim or any claim which may arise from such a notified event. The Indemnity Deeds provide that the indemnities are unlimited as to amount, continuous and irrevocable.

Separately, we have obtained insurance for our directors and executive officers, as required by the Indemnity Deeds.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Policy

We comply with Australian law (including the Corporations Act) regarding approval of transactions with related parties. We have adopted a conflict of interest and related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or similar contractual relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants, with the exception of usual transactions in the ordinary course of business. A related person is any member of our board of directors, our senior management, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the person responsible for the transaction must present information regarding the related person transaction to the Company secretary or chair of the audit committee for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from the Company secretary or chair of our audit committee to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

All of the transactions described in this prospectus were entered into prior to the adoption of the written policy, but in considering and approving each related party transactions, the board of directors followed Australian law (including the Corporations Act).

Key Related Party Transactions

On August 21, 2021, Lavoipierre Taylor Family Trust Account was issued options exercisable for a total of 94,193 Ordinary Shares, at an exercise price of A$0.78 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. Nalaroo Holdings Pty Ltd is the trustee for the trust, and Mr. Taylor is a director of Nalaroo Holdings Pty Ltd. For the year ended June 30, 2022, Mr. Taylor reinvested into the Company 100% of his board fees earned from August 20, 2021, to June 30, 2022, totaling A$129,000 via the purchase of 129,000 Series A Notes. For the year ended June 30, 2023, Mr. Taylor reinvested into the Company 100% of his board fees earned from July 1, 2022, to March 31, 2023, and 50% of his board fees earned from April 1, 2023, to June 30, 2023, totaling A$131,250 via the purchase of 131,250 Series A Extension Notes. On October 10, 2023 Lavoipierre Taylor Family Trust Account was issued 73,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

On August 21, 2021, Champ 7 Pty Ltd was issued options exercisable for a total of 73,215 Ordinary Shares, at an exercise price of A$0.78 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. Mr. Williams is a director of Champ 7 Pty Ltd. For the year ended June 30, 2022, Mr. Williams reinvested into the Company 100% of his board fees earned from August 20, 2021, to June 30, 2022, totaling A$43,000 via the purchase of 43,000 Series A Notes. For the year ended June 30, 2023, Mr. Williams reinvested into the Company 100% of his board fees earned from July 1, 2022, to March 31, 2023, and 50% of his board fees earned from April 1, 2023, to June 30, 2023, totaling A$65,625 via the purchase of 65,625 Series A Extension Notes. On October 10, 2023 Champ 7 Pty Ltd was issued 14,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026. On April 4, 2025, Champ 7 Pty Ltd was issued 20,000 share rights which may be converted into Ordinary Shares under the EIP.

On August 21, 2021, Snowflower Holdings Pty Ltd was issued options exercisable for a total of 189,757 Ordinary Shares, at an average exercise price of A$3.20 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. On March 1, 2023, Snowflower Holdings Pty Ltd was issued options exercisable for a total of 20,622 Ordinary Shares, at an exercise price of A$0.29 per Ordinary Share, which vest on March 1, 2026. Mr. Langton is a director of Snowflower Holdings Pty Ltd. On October 10, 2023, Snowflower Holdings Pty Ltd was issued 172,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on and from October 1, 2025 and the balance of the share rights will vest and become exercisable on and from October 1, 2026.

On August 21, 2021, Tanya Langton, our Head of Global Events and Logistics and the spouse of our Chief Executive Officer Nick Langton, was issued options exercisable for a total of 64,206 Ordinary Shares, at an average exercise price of A$0.74 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. On March 1, 2023, Mrs. Langton, was issued options exercisable for a total of 4,061 Ordinary Shares, at an average exercise price of A$0.29 per Ordinary Share, which vest on March 1, 2026. On October 10, 2023, Mrs. Langton was issued 6,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026.

On August 31, 2021, the J Hart Family Trust Account was issued options exercisable for a total of 8,392 Ordinary Shares, at an exercise price of A$0.78, which vest on August 31, 2024. On March 1, 2023, the J Hart Family Trust Account was issued options exercisable for a total of 10,132 Ordinary Shares, at an exercise price of A$0.29, which vest on March 1, 2026. Mr. Hart is the trustee of the trust. On October 10, 2023, the J Hart Family Trust Account was issued 47,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026. On April 4, 2025, the J Hart Family Trust Account was issued 40,000 share rights which may be converted into Ordinary Shares under the EIP.

On March 1, 2023, 3213 Ventures Pty Ltd was issued options exercisable for a total of 160,000 Ordinary Shares, at an exercise price of A$0.29, which vest on March 1, 2026. Mr. Java is a director of 3213 Ventures Pty Ltd. On October 10, 2023, 3213 Ventures Pty Ltd was issued 34,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% percent of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026.

DESCRIPTION OF SHARE CAPITAL

The following descriptions are summaries of the material terms of our Constitution. Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our Constitution which is included as an exhibit to this registration statement.

General

We are a public company limited by shares registered under the Corporations Act which is regulated by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution and the Corporations Act.

Generally speaking, the terms of our Constitution are not significantly different than a U.S. company’s charter documents, except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board determines.

The rights and restrictions attaching to Ordinary Shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our Ordinary Shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Reverse Share Split

On January 24, 2024, we effectuated a four-for-five (4:5) Reverse Share Split of our Ordinary Shares. No fractional shares were issued in connection with the Reverse Share Split as all fractional shares were rounded up to the next whole share.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of MMA. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is filed as an exhibit to this registration statement.

Interested Directors

A director who has a material personal interest in a matter that is being considered at a meeting of directors must not be present while the matter is being considered at the meeting or vote on that matter except where permitted by the Corporations Act.

Directors’ Compensation

Pursuant to our Constitution, the total aggregate fixed sum per annum to be paid to the directors (excluding salaries of executive directors) from time to time will not exceed the sum determined by the shareholders in a general meeting and the total aggregate fixed sum will be divided among the directors as the directors shall determine and, in default of agreement between them, then in equal shares.

Remuneration payable by the Company to the Managing Director and any other executive Directors may be by way of salary, bonuses, or any other elements but must not include a commission on, or percentage of, operating revenue.

Powers Exercisable by Directors

Pursuant to our Constitution (subject to the Corporations Act), the management and control of our business affairs are vested in our board. Subject to the Corporations Act, our board has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Rotation of Directors

Pursuant to our Constitution, there must be an election of Directors at the Company’s annual general meeting. Upon the Company’s admission to a Financial Market, no director except a Managing Director shall hold office for a period of three years, or beyond the third annual general meeting following the Director’s election, whichever is the longer, without submitting themselves for re-election. If no Director is standing for election or re-election, then the directors to retire at an annual general meeting are those who have been longest in office since their last election and if there are 2 or more who were elected on the same day, then the Director to retire will be decided by lot, unless the relevant Directors agree otherwise.

Rights and Restrictions on Classes of Shares

Subject to the Corporations Act, the rights attaching to our Ordinary Shares are detailed in our Constitution. Our Constitution provides that the Board may issue shares from time to time with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital, or otherwise. Subject to the Corporations Act, or any rights and restrictions attached to a class of shares currently on issue, we may issue further shares on such terms and conditions as our board resolves. Currently, our outstanding share capital consists of only Ordinary Shares.

Dividend Rights

Subject to the Corporations Act, our board may from time to time determine to pay any interim, special or final dividends to shareholders, fix the amount of dividend, the record date for determining entitlements to, and for payment of, a dividend and the method of payment of a dividend.

Voting Rights

Under our Constitution, each shareholder has one vote determined by a show of hands at a meeting of the shareholders unless a poll is required under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote by proxy. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Right To Share in Our Profits

Subject to the Corporations Act and pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board may from time to time determine to pay dividends to the shareholders; however, under the Corporations Act, we must not pay a dividend unless: (a) our assets exceed our liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (b) the payment of the dividend is fair and reasonable to our shareholders as a whole; and (c) the payment of the dividend does not materially prejudice our ability to pay our creditors. Unless any share is issued on terms providing to the contrary, all dividends are to be apportioned and paid proportionately to the amounts paid, or credited as paid on the relevant shares.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate if there is a surplus of assets in the event of our liquidation.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to Ordinary Shares. Under our Constitution and subject to the Corporations Act, redeemable preference shares may be issued and liable to be redeemed on the terms that they are issued, which may be at our option.

Variation or Cancellation of Share Rights

The rights attached to shares in a class of shares may only be varied or cancelled (unless otherwise provided by the terms of issue of Shares in a class, in which case the procedure set out in the terms of issue applies), by either:

●	a special resolution passed by members holding shares in the class; or
●	the written consent of members with at least 75% of the shares in the class.

Liability for Further Capital Calls

According to our Constitution, the board may make any calls from time to time upon shareholders in respect of all monies unpaid on partly-paid shares (if any), subject to the terms upon which any of the partly-paid shares have been issued. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the board. Calls may be made payable by installment. Failure to pay a call will result in interest becoming payable on the unpaid amount and ultimately, forfeiture of those shares. As of the date of this prospectus, all of our issued shares are fully paid.

Comparison of Australian and Delaware Law

The table below provides a summary of the Australian law applicable to MMA as an Australian public company, and certain rights attaching to MMA’s shares. These laws and/or rights may be different to those which would apply if MMA were incorporated in Delaware and subject to Delaware and US federal laws, the table below provides a summary comparison for illustrative purposes. Investors should also carefully review the relevant risks highlighted in this section in this regard and the summary of the matters set forth under the section entitled “Description of Share Capital”, as well as the copy of our Constitution (which is included as an exhibit to the registration statement to which this prospectus forms a part), prior to investing in the Ordinary Shares.

Matter	Australian public company	Listed US company incorporated in Delaware
Share capital

The Corporations Act does not:

● prescribe the minimum amount of share capital that MMA should have;

● prescribe a minimum issue price for each share in MMA; or

● require MMA to place a maximum limit on the share capital that its members may subscribe.

Australian law does not contain any concept of authorized capital or par value per share.

Under Australian law and our Constitution, the issue price of shares is set by the MMA Directors collectively as a board at the time of each issue.

A US company’s certificate of incorporation may authorize the issue of up to a maximum number of shares, which may consist of different classes of shares and stipulate the par value for those shares.

Issuing additional shares	Subject to the Corporations Act, our Constitution authorizes the MMA Board to allot and issue securities in the capital of MMA to any person on such terms and with such rights as the Board determines.

A US company’s by-laws will generally permit the issue of authorized and unissued shares of any class by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine, without stockholder approval.

Furthermore, under the NYSE listing rules, a listed company will not be able to disparately reduce or restrict voting rights of the shares through any corporate action or issuance.

Transfer of shares

Under Australian law and our Constitution, securities in MMA are generally freely transferable.

The MMA Directors may however refuse to register a transfer of shares in limited circumstances as detailed in our Constitution, and where the transfer would be contrary to the Corporations Act.

Under the DGCL, shares are generally freely transferable.

Transfer of shares may be subject to restrictions imposed by US federal or state securities laws, by the certificate of incorporation or by-laws or by an agreement signed with the holders of shares at issue.

Generally, a transfer of shares shall be made only on the transfer books of a Delaware incorporated company or by a transfer agent designated to transfer shares of a Delaware incorporated company. Where a Delaware incorporated company Shares are certificated, certificates must be surrendered for cancellation before a new certificate, if any, is issued.

Matter	Australian public company	Listed US company incorporated in Delaware
Dividends and distributions

Our Constitution permits the Board to declare dividends to shareholders from time to time in its sole discretion.

Under the Corporations Act, a company may only pay a dividend where, in summary, the company’s assets exceed its liabilities at the relevant time to the extent of the dividend to be declared, the payment is fair and reasonable to the company’s shareholders as a whole and does not materially prejudice the company’s ability to pay its creditors.

Under the DGCL, the board of directors of a company incorporated in Delaware is permitted to declare and pay dividends to stockholders either:

● out of that company’s surplus, which is defined to be the net assets less statutory capital; or

● if no surplus exists, then out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of the capital represented by the corporation’s outstanding stock of all classes having a preference on distribution of assets.

Holders of common stock will generally be entitled to receive dividends when and as declared by the company’s Board out of funds legally available for that purpose.

Voting rights and Quorum Requirements

Our Constitution provides that:

● on a show of hands each individual present who is a member, proxy, attorney or representative of a member entitled to vote has one vote;

● on a poll each shareholder has one vote for every fully paid share held and a fraction of a vote for each partly paid share held, with the fraction of the vote being equivalent to the portion of the share paid up; and

● two shareholders present constitutes a quorum.

Generally speaking, a company incorporated in Delaware’s certificate of incorporation provides that each stockholder is entitled to one vote for each share of capital stock entitled to vote, unless otherwise provided by the DGCL or the company’s governing documents.

Matter	Australian public company	Listed US company incorporated in Delaware
Variation in rights

Under the Corporations Act, if a company has a constitution that sets out a procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

Under our Constitution, the rights may only be varied or cancelled:

● with the consent in writing of the holders of at least 75% of the issued Shares of that class; or

● with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class.

The company must give written notice of the variation or cancellation to the members of the class within 7 days after the variation or cancellation is made.

The Corporations Act also provides that where shareholders in an affected class do not all agree (whether by resolution or written consent) to the:

● variation or cancellation of their rights; or

● a modification to the relevant constitution to allow rights to be varied or cancelled,

then shareholders with at least 10% of the votes in the affected class may apply to the court (within a limited time frame) to have the variation, cancellation or modification set aside.

Subject to the shares’ terms of issue, the rights attached to a class of shares are not deemed varied by the issue of further shares of that class.

Under the DGCL, any amendment to the company incorporated in Delaware’s certificate of incorporation requires approval by holders of the outstanding shares of a particular class if that amendment would:

● increase or decrease the aggregate number of authorized shares of that class;

● increase or decrease the par value of the shares of that class; or

● alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If an amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to adversely affect that series without adversely affecting the entire class, then only the shares of the series so affected shall be considered a separate class and entitled to such separate class approval of the proposed amendment.

Under the DGCL, amendments to a company incorporated in Delaware’s certificate of incorporation also generally require:

● a board resolution recommending the amendment; and

● approval of a majority of the outstanding shares entitled to vote and a majority of the outstanding shares of each class entitled to vote.

Certain amendments to the relevant company’s certificate of incorporation could, in the future, require approval of only the majority of the shares of the then issued and outstanding preferred stock, because the DGCL and the company’s certificate of incorporation permit the company to issue preferred shares with powers, preferences and rights superior to those of common stock.

Pursuant to a company incorporated in Delaware’s by-laws, a company incorporated in Delaware’s by-laws or certificate of incorporation may be adopted, amended or repealed by the board of directors or by the affirmative vote of the holders of a majority of the voting power of all of the shares of the corporation then issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.

Matter	Australian public company	Listed US company incorporated in Delaware
Related party and director transactions

The Corporations Act governs the provision of financial benefits to related parties of public companies and requires that shareholder approval is obtained prior to financial benefits being provided to related parties or giving the financial benefit falls within a specific exception set out in the Corporations Act (for example, a benefit given on arms’ length terms or the reasonable remuneration or reimbursement of an officer or employee).

Directors, when entering into transactions with MMA, are also subject to the Australian common law and statutory duties to avoid actual and potential conflicts of interest. There are also disclosure requirements and voting restrictions imposed on directors under the Corporations Act on matters involving a material personal interest.

Within the parameters summarized above, under our Constitution a director’s position as such does not disqualify that person from:

● holding any other office or place of profit or employment (except with MMA’s auditor), on such terms as the MMA Directors approve;

● being a shareholder in or a director of a company promoted by MMA or in which MMA may be interested as a vendor, shareholder or otherwise; or

● entering into an agreement with MMA.

A director must also comply with:

● the material personal interest provisions set out in section 191 of the Corporations Act; and

● section 195 of the Corporations Act in relation to being present and voting at a board meeting that considers a matter in which he or she has a material personal interest.

Under the DGCL, no contract or transaction between a company incorporated in Delaware and one or more of its directors or officers, or between the relevant company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest will be void or voidable solely for that reason, or solely because the relevant director or officer is present at or participates in the company board or committee meeting that authorizes the contract or transaction, or solely because the vote of the relevant director or officer is counted for that purpose, if:

● the material facts as to the director’s or officer’s relationship or interest, and as to the contract or transaction, are disclosed or known to the board of directors or committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

● the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

● the contract or transaction is fair to the company as of the time that it is authorized, approved or ratified by the board of directors, committee or stockholders.

Matter	Australian public company	Listed US company incorporated in Delaware
Protection against oppression of shareholders

The Corporations Act empowers the court to make any order it considers appropriate if conduct of a company’s affairs is found to be oppressive to a member or members.

Such orders may include winding up, regulating the conduct of the company’s affairs, authorizing a member to institute derivative proceedings or requiring a person to engage in or abstain from specified conduct.

The DGCL contains no equivalent statutory provisions. However, Delaware law may provide judicial remedies to stockholders in comparable circumstances.

Buy-back of shares

The Corporations Act allows MMA to buy-back its own shares through a specific buy-back procedure provided that:

● the buy-back does not materially prejudice MMA’s ability to pay its creditors; and

● MMA follows the relevant procedures set out in the Corporations Act.

The buy-back procedure includes the form of shareholder approval (for example, ordinary, special or unanimous resolutions), a notice period and disclosure to be given to the shareholders, depending on the type of buy-back to be undertaken.

The DGCL generally permits a Delaware incorporated company to purchase or redeem its outstanding shares out of funds legally available for that purpose without obtaining stockholder approval, provided that:

● the capital of a Delaware incorporated company is not impaired;

● such purchase or redemption would not cause the capital of a Delaware incorporated company to become impaired;

● the purchase price does not exceed the price at which the shares are redeemable at the option of a Delaware incorporated company; and

● immediately following any such redemption a Delaware incorporated company shall have outstanding one or more shares of one or more classes or series of stock, which shares shall have full voting powers.

Matter	Australian public company	Listed US company incorporated in Delaware
Takeovers

The Corporations Act prohibits the acquisition of a relevant interest in voting shares of a company where the acquisition would increase a person’s voting power in the company to over 20% or increases from a starting point that is above 20% and below 90%, except in certain circumstances.

The Corporations Act also sets out disclosure requirements for persons who have or cease to have a substantial holding in a company. Compulsory acquisition is permitted by holders with an interest of 90% or more of a class of securities.

Certain exceptions to this general takeover prohibition are set out in the Corporations Act, including:

● an acquisition resulting from a scheme of arrangement undertaken in accordance with the Corporations Act and approved by the court; and

● an acquisition that results from the acceptance of an offer under a takeover bid.

In this respect, any takeover bid made for MMA must be on the same terms for all shareholders, subject to minor exceptions, and must comply with the timetable, disclosure and other requirements set out in the Corporations Act.

The purpose of these provisions is to seek to ensure that shareholders in a target company that they have a reasonable and equal opportunity to share in any premium for control and that they are given reasonable time and sufficient information to assess the merits of the proposal.

Section 203 of the DGCL applies to a company and provides that if a holder acquires 15% or more of a company’s voting stock (an “Interested Holder”) without prior approval of the board of directors, then for three years a company cannot engage in a broad range of business combinations with such Interested Holder. Such business combinations include (a) certain mergers or consolidations with the Interested Holder or entities affiliated with the Interested Holder,

(b) certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of the company assets to the Interested Holder, which assets have an aggregate market value equal to 10% or more of either all of the assets of a company or all of the outstanding stock of a company,(c) certain transactions which result in the issuance or transfer by a company or by any direct or indirect majority owned subsidiary, to the Interested Holder, of any stock of a company or of such a company subsidiary, (d) certain transactions involving a company or any direct or indirect majority-owned subsidiaries which have the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the company or such subsidiary which is owned by the Interested Holder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly by the Interested holder, and (e) any receipt by the Interested Holder of the benefit, directly or indirectly (except proportionately as a stockholder of the company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted by Section 203(c)(3)(i)-(iv)) provided by or through the company or any direct or indirect majority-owned subsidiary.

The Section 203 limitation would not apply if (a) the business combination was approved by the board of directors of the company before the holder became an Interested Holder, (b) the business combination is subsequently approved by the a company board of directors and also by two-thirds of the a company stock held by persons other than such Interested Holder at an annual or special meeting of stockholders, or (c) upon consummation of the transaction which resulted in the stockholder becoming an Interested Holder of the company, the Interested Holder owned at least 85% of the company’s voting stock which was outstanding at the time the transaction commenced (excluding stock owned by any directors who are also officers and certain employee stock plans).

The effect of the restriction is to give the company’s board of directors the ability to prevent or inhibit an unsolicited takeover attempt initiated through a merger or asset purchase proposal. It may also dissuade unsolicited tender offer proposals unless the offeror is confident of achieving the 85% shareholding level via the tender offer.

Matter	Australian public company	Listed US company incorporated in Delaware
Annual shareholder meetings	Under the Corporations Act, the annual general meeting of MMA is required to be held at least once every calendar year and within five months after the end of each financial year.

The DGCL requires a company incorporated in Delaware to have an annual stockholders’ meeting to elect directors, unless directors are elected by written consent in lieu of an annual meeting.

Under the DGCL, a director or stockholder of a company incorporated in Delaware may petition the Court of Chancery of Delaware for an order compelling the holding of an annual meeting if:

		●	no annual meeting has been held, or action by written consent to elect directors in lieu of an annual meeting has been taken, for a period of 30 days after the date designated for the annual meeting; or

		●	no date for an annual meeting has been designated for a period of 13 months after the latest to occur of the company’s organization, the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting.

Shareholders’ right to request or requisition a general meeting

The Corporations Act requires the Directors to call a general meeting on the request of members with at least 5% of the vote that may be cast at the general meeting or at least 100 Shareholders who are entitled to vote at a general meeting.

Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting at their own expense.

Annual meetings of stockholders shall be held at a time designated by or in the manner provided in the bylaws.

Special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of Meetings	The Corporations Act requires at least 28 days’ notice of a general meeting of company listed on a financial exchange.	The DGCL provide that notice of a stockholders’ meeting be delivered not less than ten days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided in the company’s by-laws or as required by the DGCL.

Matter	Australian public company	Listed US company incorporated in Delaware
Remuneration reports

The Corporations Act requires that a public company’s annual report must include a report by the Directors on the company’s remuneration framework (remuneration report).

At the company’s annual general meeting, shareholders must vote to approve or reject the remuneration report.

The vote on the resolution is advisory only and does not bind the directors or the company. However, if the company’s remuneration report receives a ‘no’ vote of 25% of more, the company’s subsequent remuneration report must explain whether and how shareholders’ concerns have been taken into account.

If the company’s subsequent remuneration report receives a ‘no’ vote of 25% or more, shareholders will vote at the same annual general meeting to determine whether the directors (other than the managing director) will need to stand for re-election within 90 days.

If the resolution passes, then the ‘spill meeting’ at which the directors face re-election, will take place within 90 days.

Our Constitution provides that the directors are entitled to be remunerated. The extend of such remuneration shall be determined by the MMA Board, subject to laws relating to the giving of benefits to related parties, and to the extent applicable, any maximum amount that is from time to time approved by the shareholders of the company in a general meeting in accordance with any applicable listing rules.

Our Constitution also provides that:

● the remuneration may be provided in the form of shares or other securities of the company or any subsidiary of the company, or options or rights to acquire such shares or other securities, on such terms as the MMA Board may decide; and

● the directors may also be paid all travelling, and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of directors or any committee; or (ii) general meetings of the company; or (b) otherwise in connection with the business of the company.

In the U.S., the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (U.S.) requires all ‘reporting companies’ to have an advisory Shareholder vote on pay at least once every three years.

Companies must report the results and say how they have responded to these when making decisions on pay the following year.

So long as MMA qualifies as an ‘emerging growth company,’ it will not be required to hold an advisory Shareholder vote on pay.

The Company will be an emerging growth company until the earliest of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933, (iii) the date on which the Company has, during the previous three year period, issued more than $1 billion in non-convertible debt, or (iv) the date that we become a ‘large accelerated filer’ as defined in Rule 12b-2 under the U.S. Exchange Act.

A company becomes a large accelerated filer if it meets the following conditions as of the end of its fiscal year: (i) it has an aggregate worldwide market value of the voting and non-voting common equity held by non-affiliates of $700 million or more as of the last business day of its second fiscal quarter; (ii) it has been subject to the requirements of Section 13(a) or 15(d) of the U.S. Exchange Act for at least 12 months; (iii) it has filed at least one annual report pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act; and (iv) it is not eligible to rely on certain requirements for smaller reporting companies for its annual and quarterly reports.

Matter	Australian public company	Listed US company incorporated in Delaware
Approval of Corporate Matters by Written Consent	Our Constitution provides that anything which may be done by resolution of the Company in a general meeting, may be done by written resolution.	Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, prior notice or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.

Special resolutions

Under the Corporations Act, a special resolution must be a resolution that is passed by at least 75% of the votes cast by members entitled to vote on the resolution.

Approval by special resolution of shareholders is required for actions such as modifying or repealing our Constitution, changing MMA’s name or company type, selectively reducing or buying back capital (in some circumstances), providing financial assistance in connection with the acquisition of shares in the company, and undertaking a voluntary winding up of MMA.

The DGCL contains no concept of special resolutions.

Removing directors

The Corporations Act provides that a public company may by resolution at a general meeting remove a director from office.

Notice of intention to move the resolution must be given by the company at least 2 months before the meeting is to be held, and the company must notify the director as soon as possible after notice of the intention is received.

Subject to certain exceptions, the DGCL provides that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Matter	Australian public company	Listed US company incorporated in Delaware
Duties and liability of directors

General duties imposed by the Corporations Act on directors and officers of companies include duties to exercise duties and powers with due care and diligence, in good faith and for a proper purpose, and not to improperly use their position or information obtained through their position to gain advantage or cause detriment to the company.

Under the Corporations Act, there is a general prohibition on a company or a related body corporate exempting officers from any liability incurred as an officer of the company.

Under Delaware law, the directors of a company incorporated in Delaware have fiduciary obligations, including the duty of care and the duty of loyalty.

The duty of care requires directors to act in good faith, with the care that a reasonable person in a similar position and circumstances would exercise and in a manner the director reasonably believes to be in the best interests of the company and its stockholders. Directors must inform themselves of all reasonably available material information before making business decisions on behalf of the company and to act with requisite care in discharging their duties to the company.

The duty of loyalty requires directors to act in good faith and in the company’s best interests.

Under the DGCL, a company incorporated in Delaware may include in its certificate of incorporation a provision eliminating the personal liability of a director or officer to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer.

However, the provision may not eliminate liability for:

●	breach of the director’s or officer’s duty of loyalty;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

●	directors for unlawful payment of dividends;

●	directors for unlawful purchases or redemptions of shares;

●	any transaction from which the director or officer derived an improper personal benefit; or

●	an officer in any action by or in the right of the corporation.

Matter	Australian public company	Listed US company incorporated in Delaware
Bringing or intervening in legal proceedings on behalf of the entity

A member, former member or person entitled to be a member of a company, or an officer or former officer of a company, may bring proceedings on behalf of a company and in the company’s name where the company is unwilling or unable to do so.

Proceedings may only be brought if leave is granted by a Court, including Federal Court, the Supreme Court of a State or Territory of Australia, or Federal Circuit and Family Court of Australia, for the person to bring or intervene in proceedings.

Leave will generally be granted if the court is satisfied that:

● it is probable that the company itself will not bring the proceedings or properly take responsibility for them;

●  the applicant is acting in good faith;

● it is in the best interests of the company that the applicant be granted leave;

●  if the application relates to leave to bring proceedings, there is a serious question to be tried;

● either at least 14 days before making the application, the applicant gave written notice of the application to the company, or it is appropriate to grant leave even though the notice period was not provided.

The DGCL permits a stockholder to bring a derivative action on behalf of a company if those in control of the company have failed to assert a claim belonging to the relevant company.

Derivative actions have certain standing and eligibility requirements, including that the plaintiff in the action must generally have been a stockholder of the company at the time that the act complained of occurred and must maintain his or her status as a stockholder of the company throughout the course of the litigation. Derivative plaintiffs must have previously made a demand on the directors of the company to assert the corporate claim, unless such a demand would have been futile.

Continuous disclosure

The Corporations Act contains provisions which require a listed company to comply with the relevant disclosure rules of their financial market, in summary being such information concerning the company that a reasonable person would expect to have a material effect on the price or the value of the company’s shares.

There are also periodic reporting and disclosure rules that apply, requiring it (among other things) to report to ASIC at the end of every half year and annually in respect of its financial statements and reports.

US reporting companies are subject to US federal securities laws and regulations in relation to its ongoing disclosure obligations.

Once listed on a national securities exchange, the US company will also be subject to the ongoing disclosure obligations of such exchange.

The NYSE listing rules and US federal securities laws and regulations generally require disclosure to the public of any material information that would reasonably be expected to affect the value of a company’s shares or influence investors’ decisions. This includes:

●	annual reports on Form 10-K;

●	quarterly reports on Form 10-Q;

●	current reports containing material information required to be disclosed on Form 8-K;

●	company insider reports; and

●	proxy statement.

Matter	Australian public company	Listed US company incorporated in Delaware
Inspection of Books and Records	Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers, and the Company may charge a fee not exceeding the prescribed fee set by regulation. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by the public or shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder

Insider trading

The Corporations Act prohibits any person who:

● possesses information that is not generally available, but if it were generally available, a reasonable person would expect it to have a material effect on the price or value of company’s securities (Inside Information); and

● knew, or ought reasonably to have known, that the information was Inside Information,

from applying for, buying or selling those securities (or entering an agreement to do so) or procuring others to do so. The prohibition also extends to the communication of the information (or causing the information to be communicated) directly or indirectly to third parties if the person knew, or ought reasonably to have known, that the recipient would or would be likely to apply for, buy or sell the securities (or enter an agreement to do so), or procure others to do so.

This prohibition is subject to certain limited exceptions.

US federal securities laws generally prohibit any person who possesses material non-public information relating to a company incorporated in the US or its securities from buying or selling those securities or procuring others to do so, or from communicating the material non-public information to third parties.

Matter	Australian public company	Listed US company incorporated in Delaware
Winding up

The members of a solvent company may determine to wind-up the company under the Corporations Act. A special resolution is required.

From the passing of the resolution, the company must cease to carry on its business except so far as the liquidator considers is required for the beneficial disposal or winding up of that business, but the corporate state and corporate powers of the company continue until it is deregistered.

Our Constitution states that if MMA is wound up, if the assets available for distribution among the shareholders are insufficient to repay the whole of the paid up capital, the assets must be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively, alternatively, if the assets available for distribution among the shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess must be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up, or which ought to have been paid up, on the Shares held by them respectively.

Further, a liquidator may, with the sanction of a special resolution, divide the assets of MMA among the shareholders in kind. The liquidator cannot compel any member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of MMA.

The Corporations Act also provides that subject to provisions as to preferential payments, the property of a company must, on its winding up, be applied in satisfaction of its liabilities equally and, subject to that application, must, unless the company’s constitution otherwise provides, be distributed among the members according to their rights and interests in the company.

The DGCL permits the board of directors to authorize the dissolution of a company incorporated in Delaware if:

● a majority of the directors in office adopt a resolution to approve dissolution at a board meeting called for that purpose;

● holders of a majority of the issued and outstanding shares entitled to vote on the matter adopt a resolution to approve dissolution at a stockholders’ meeting called for that purpose; and

● a certificate of dissolution is filed with the Delaware Secretary of State.

The DGCL also permits stockholders to authorize the dissolution of a company incorporated in Delaware without board action if:

● all of the stockholders entitled to vote on the matter provide written consent to dissolution; and

● a certificate of dissolution is filed with the Delaware Secretary of State.

General Meetings of Shareholders

Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. General meetings of shareholders may be called by our board. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act. Except as permitted under the Corporations Act, shareholders may not convene a meeting. Under the Corporations Act, shareholders with at least 5% of the votes that may be cast at a general meeting may call and arrange to hold a general meeting. The meeting must be called in the same way in which general meetings of the company may be called, including the dispatch of a notice of meeting including the matters to be voted upon. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. The request must be made in writing, state any resolution to be proposed at the meeting, be signed by the shareholders making the request and be given to the Company. The board must call the meeting not more than 21 days after the request is made. The meeting must be held not later than two months after the request is given.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of shares in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions by a foreign person (as defined in the FATA) or associated foreign persons in certain transactions including those dealing with national security matters, of a sensitive nature or dealing with an interest in land, or which are otherwise over certain monetary thresholds, including where the transaction:

●	would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and/or
●	by non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company.

The Company is currently not considered by the Directors to be an Australian land corporation for the purposes of the FATA.

Whether prior approval of the Australian Federal Treasurer is required for an investor to be issued shares in the Company is an assessment which must be undertaken by each investor, as compliance with the FATA in those circumstances is the investor’s obligation.

Separate and stricter rules apply for foreign government investors (defined by the FATA). Generally, foreign government investors must seek prior Foreign Investment Review Board approval where they acquire a direct interest in an entity or business. The term ‘direct interest’ has a very broad meaning under the Foreign Acquisitions and Takeovers Regulations 2015 and ranges from a 10% interest in an entity to an interest of any percentage in an entity which gives the foreign government investor the ability to influence or participate in the central management and control of the entity or business or determine its policy.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may take a number of actions including imposing civil or criminal penalties or ordering the divestiture of such person’s shares or interest in shares in the Company. The Australian Federal Treasurer may order divestiture pursuant to the FATA if he determines that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the Company and that such control is contrary to the national interest.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. As a U.S. public company, our shareholders are subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our Ordinary Shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian public companies, such as MMA are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued share capital of a public company if the acquisition will lead to that person’s or someone else’s voting power in the company (when aggregated with their “associates”) increasing from 20% or below to more than 20%, or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in the securities of a company if the person:

○	is the holder of the securities;
○	has power to exercise, or control the exercise of, a right to vote attached to the securities; or
○	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

○	has entered or enters into an agreement with another person with respect to the securities;
○	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);
○	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or
○	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised,

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued share capital in a company above 20%. In general terms, applicable exceptions which may apply include a regulated takeover, or a “whitewash resolution” of shareholders, among other exemptions.

ASIC and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act. Our Constitution, which is included as an exhibit to this registration statement to which this prospectus forms a part, also contains a requirement for our shareholders to approve any proportionate takeover bid (i.e., a bid for a specified proportion of a class of securities) without the approval of a majority of our shareholders voting at a general meeting. For these provisions to be effective they must be approved by shareholders at a general meeting at least every three years. The clause in the Constitution is operative until July 20, 2026 unless re-approved for a longer period. The existence of these provisions may have the effect of discouraging proportionate takeover bids.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

Listing

Our Ordinary Shares are listed on the NYSE American under the symbol “MMA.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 6,756,757 Ordinary Shares and up to 6,756,757 Pre-Funded Warrants. We are also registering the Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus and are incorporated herein by reference.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit hereto and which is incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of a purchaser, 9.99%) of the outstanding Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the Pre-Funded Warrants such that the Pre-Funded Warrants shall be exercisable for the publicly traded common stock of such successor entity.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

TAXATION

The following is a summary of certain material U.S. federal and Australian income tax considerations to U.S. Holders, as defined below, of the acquisition, ownership and disposition of Ordinary Shares or Pre-Funded Warrants. This discussion is based on the laws in force as of the date of this registration statement, and is subject to changes in the relevant income tax law, including changes that could have retroactive effect. The following summary does not take into account or discuss the tax laws of any country or other taxing jurisdiction other than the United States and Australia. Holders are advised to consult their tax advisors concerning the overall tax consequences of the acquisition, ownership and disposition of Ordinary Shares or Pre-Funded Warrants in their particular circumstances. This discussion is not intended, and should not be construed, as legal or professional tax advice. Each investor should consult its own tax adviser with regard to the application of the U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This summary does not address the effects of U.S. federal estate and gift tax laws, the alternative minimum tax, the Medicare tax on certain net investment income or any state and local tax considerations within the United States, and is not a comprehensive description of all U.S. federal or Australian income tax considerations that may be relevant to a decision to acquire or dispose of Ordinary Shares or Pre-Funded Warrants. Furthermore, this summary does not address U.S. federal or Australian income tax considerations relevant to holders subject to taxing jurisdictions other than, or in addition to, the United States and Australia, and does not address all possible categories of holders, some of which may be subject to special tax rules.

Certain Material U.S. Federal Income Tax Considerations

The following summary, subject to the limitations set forth below, describes certain material U.S. federal income tax consequences to a U.S. Holder (as defined below) of the acquisition, ownership and disposition of our Ordinary Shares, Pre-Funded Warrants or Ordinary Shares received upon exercise of the Pre-Funded Warrants as of the date hereof. Except where noted, this summary is limited to U.S. Holders who purchase Ordinary Shares or Pre-Funded Warrants in the offering and hold such shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.

This section does not discuss the tax consequences to any particular holder, nor any tax considerations that may apply to U.S. Holders subject to special tax rules, such as:

●	insurance companies;
●	banks or other financial institutions;
●	individual retirement and other tax-deferred accounts;
●	regulated investment companies;
●	real estate investment trusts;
●	individuals who are former U.S. citizens or former long-term U.S. residents;
●	brokers, dealers or traders in securities, commodities or currencies;
●	traders that elect to use a mark-to-market method of accounting;
●	investors subject to special tax accounting rules as a result of any item of gross income with respect to our Ordinary Shares or Pre-Funded Warrants being taken into account in an applicable financial statement;
●	persons holding our Ordinary Shares or Pre-Funded Warrants through a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or S corporation;
●	grantor trusts;
●	tax-exempt entities;
●	persons that hold Ordinary Shares or Pre-Funded Warrants as a position in a straddle or as part of a hedging, constructive sale, conversion or other integrated transaction for U.S. federal income tax purposes;
●	persons that have a functional currency other than the U.S. dollar;
●	persons that hold our Ordinary Shares or Pre-Funded Warrants in connection with a trade or business outside the United States;
●	persons that own (directly, indirectly or constructively) 5% or more of our equity;
●	persons subject to special tax accounting rules under Section 451(b) of the Code; or
●	persons that are not U.S. Holders (as defined below).

In this section, a “U.S. Holder” means a beneficial owner of Ordinary Shares or Pre-Funded Warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a court in the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) that has an election in effect under applicable income tax regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In addition, this summary does not address the 3.8% Medicare contribution tax imposed on certain net investment income, the U.S. federal estate and gift tax or the alternative minimum tax consequences of the acquisition, ownership, and disposition of our Ordinary Shares or Pre-Funded Warrants. We have not received nor do we expect to seek a ruling from the U.S. Internal Revenue Service, or the IRS, regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each prospective investor should consult its own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our Ordinary Shares or Pre-Funded Warrants.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes acquires, owns or disposes of Ordinary Shares or Pre-Funded Warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any such partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of acquiring, owning and disposing of our Ordinary Shares or Pre-Funded Warrants.

The discussion below is based upon the provisions of the Code, and the U.S. Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

You are urged to consult your own tax advisor with respect to the U.S. federal, as well as state, local and non-U.S., tax consequences to you of acquiring, owning and disposing of Ordinary Shares or Pre-Funded Warrants in light of your particular circumstances, including the possible effects of changes in U.S. federal and other tax laws.

Distributions

As described in “Dividends and Dividend Policy” above, we do not currently anticipate paying any distributions on our Ordinary Shares or Pre-Funded Warrants in the foreseeable future. However, to the extent there are any distributions made with respect to our Ordinary Shares or Pre-Funded Warrants in the foreseeable future, and subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of any such distributions (without deduction for any withholding tax) made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to you as ordinary dividend income on the date such distribution is actually or constructively received. Distributions in excess of our current and accumulated earnings and profits, as so determined, will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Ordinary Shares or Pre-Funded Warrants, as applicable, and thereafter as capital gain. Notwithstanding the foregoing, we do not intend to maintain calculations of earnings and profits, as determined for U.S. federal income tax purposes. Consequently, you should expect to treat any distributions paid with respect to our Ordinary Shares or Pre-Funded Warrants as dividend income. See “Backup Withholding Tax and Information Reporting Requirements” below. If you are a corporate U.S. Holder, dividends paid to you generally will not be eligible for the dividends-received deduction generally allowed under the Code.

If you are a non-corporate U.S. Holder, dividends paid to you by a “qualified foreign corporation” may be subject to taxation at a maximum rate of 20% if the dividends are “qualified dividends.” Dividends will be treated as qualified dividends if (a) certain holding period requirements are satisfied, (b) we are eligible for benefits under the Convention between the Government of the United States of America and the Government of Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, as amended, or the Treaty, or our Ordinary Shares are readily tradable on an established U.S. securities market, and (c) we were not, in the taxable year prior to the year in which the dividend was paid, and are not, in the taxable year in which the dividend is paid, a PFIC.

We do not believe we were a PFIC for our taxable years ended June 30, 2023 and 2024, and do not expect to be a PFIC for our taxable year ended June 30, 2025. However, our status as a PFIC in the current taxable year ending June 30, 2025 and future taxable years will depend in part upon our use of the funds from the offering, as well as our income and assets (which for this purpose depends in part on the market value of our shares) in those years. See the discussion below under “Passive Foreign Investment Company.” In addition, although we believe that our Ordinary Shares will generally be considered to be readily tradable on an established securities market, there can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. You should consult your tax advisor regarding the availability of the reduced tax rate on any dividends paid with respect to our Ordinary Shares or Pre-Funded Warrants.

Includible distributions paid in Australian dollars, including any Australian withholding taxes, will be included in your gross income in a U.S. dollar amount calculated by reference to the spot exchange rate in effect on the date of actual or constructive receipt, regardless of whether the Australian dollars are converted into U.S. dollars at that time. If Australian dollars are converted into U.S. dollars on the date of actual or constructive receipt, your tax basis in those Australian dollars will be equal to their U.S. dollar value on that date and, as a result, you generally should not be required to recognize any foreign exchange gain or loss.

If Australian dollars so received are not converted into U.S. dollars on the date of receipt, you will have a basis in the Australian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the Australian dollars generally will be treated as ordinary income or loss to you and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends you receive with respect to Ordinary Shares or Pre-Funded Warrants will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For these purposes, dividends generally will be categorized as “passive” income. Subject to certain limitations, you generally will be entitled, at your option, to claim either a credit against your U.S. federal income tax liability or a deduction in computing its U.S. federal taxable income in respect of any Australian taxes withheld. If you elect to claim a deduction, rather than a foreign tax credit, for Australian taxes withheld for a particular taxable year, the election will apply to all foreign taxes paid or accrued by you or on your behalf in the particular taxable year.

The availability of the foreign tax credit and the application of the limitations on its availability are fact specific and are subject to complex rules. You are urged to consult your own tax advisor as to the consequences of Australian withholding taxes and the availability of a foreign tax credit or deduction. See “Australian Tax Considerations-Taxation of Dividends.”

Sale, Exchange or Other Disposition of Ordinary Shares or Pre-Funded Warrants

Subject to the PFIC rules discussed below, you generally will, for U.S. federal income tax purposes, recognize capital gain or loss on a sale, exchange or other disposition of Ordinary Shares or Pre-Funded Warrants equal to the difference between the amount realized on the disposition (determined in the case of sales, exchanges or dispositions in currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale, exchange or disposition or, if sold, exchanged or disposed of on an established securities market and you are a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and your adjusted tax basis (as determined in U.S. dollars) in the Ordinary Shares or Pre-Funded Warrants. Your initial tax basis will be your U.S. dollar purchase price for such Ordinary Shares or Pre-Funded Warrants. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale, exchange or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Assuming we are not a PFIC and have not been treated as a PFIC during your holding period for your Ordinary Shares or Pre-Funded Warrants, this recognized gain or loss will generally be long-term capital gain or loss if you have held the Ordinary Shares or Pre-Funded Warrants for more than one year. Generally, if you are a non-corporate U.S. Holder, long-term capital gains are subject to U.S. federal income tax at preferential rates. For foreign tax credit limitation purposes, gain or loss recognized upon a disposition generally will be treated as from sources within the United States. However, in limited circumstances, the Treaty can re-source U.S. source income as Australian source income. The deductibility of capital losses is subject to limitations for U.S. federal income tax purposes.

You should consult your own tax advisor regarding the availability of a foreign tax credit or deduction in respect of any Australian tax imposed on a sale or other disposition of Ordinary Shares or Pre-Funded Warrants. See “Australian Tax Considerations-Tax on Sales or other Dispositions of Shares or Pre-Funded Warrants.”

Passive Foreign Investment Company

The rules governing PFICs can result in adverse tax consequences to U.S. Holders. We generally will be classified as a PFIC for any taxable year if (i) at least 75% of our gross income for the taxable year consists of certain types of passive income (the “Income Test”) or (ii) at least 50% of our gross assets during the taxable year, based on a quarterly average and generally determined by value, produce or are held for the production of passive income (the “Asset Test”). Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions and gains from the disposition of assets that produce or are held for the production of passive income. In determining whether a foreign corporation is a PFIC, a pro-rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Under this rule, we should be deemed to own a proportionate share of the assets and to have received a proportionate share of the income of our principal subsidiaries for purposes of the PFIC determination.

Although we do not believe that we were a PFIC for the current year, our determination is based on an interpretation of complex provisions of the law, which are subject to changes, potentially retroactively. In addition, because PFIC status is determined on an annual basis based on facts and circumstances, and generally cannot be determined until the end of the taxable year, and because the calculation of the value of our assets may be based in part on the value of our securities, which may fluctuate considerably, there can be no assurance that we are not a PFIC for the current taxable year or will not be a PFIC for future taxable years.

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

If we are a PFIC for any taxable year during which you hold Ordinary Shares or Pre-Funded Warrants, absent certain elections (including the mark-to-market election or qualified electing fund election described below), you generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (1) any “excess distribution” (generally, any distributions you receive on your Ordinary Shares or Pre-Funded Warrants in a taxable year that are greater than 125% of the average annual distributions you receive in the three preceding taxable years or, if shorter, your holding period) and (2) any gain recognized from a sale or other disposition (including a pledge) of such Ordinary Shares or Pre-Funded Warrants. Under these rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares or Pre-Funded Warrants;
●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were classified as a PFIC in the U.S. holder’s holding period, will be treated as ordinary income arising in the current taxable year; and
●	the amount allocated to each other taxable year during your holding period in which we were classified as a PFIC (i) will be subject to income tax at the highest rate in effect for that year and applicable to you and (ii) will be subject to an interest charge generally applicable to underpayments of tax with respect to the resulting tax attributable to each such year.

In addition, if you are a non-corporate U.S. Holder, you will not be eligible for reduced rates of taxation on any dividends that we pay if we are a PFIC for either the taxable year in which the dividend is paid or the preceding year.

Although PFIC status is determined annually, if you held Ordinary Shares or Pre-Funded Warrants during any taxable year while we were a PFIC, such determination generally will apply to you for subsequent years, whether or not we meet either the Income Test or Asset Test for PFIC status in those subsequent years. However, if we cease to be a PFIC, or Pre-Funded Warrants you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your Ordinary Shares or Pre-Funded Warrants had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your tax advisor about this election.

If we are a PFIC, the tax liability for amounts allocated to years prior to the year of disposition or excess distribution cannot be offset by any net operating loss, and gains (but not losses) recognized on the transfer of the Ordinary Shares or Pre-Funded Warrants cannot be treated as capital gains, even if the Ordinary Shares or Pre-Funded Warrants are held as capital assets. Furthermore, unless otherwise provided by the U.S. Treasury Department, if we are a PFIC, you will be required to file an annual report (currently Form 8621) describing your interest in us, making an election on how to report PFIC income, and providing other information about your share of our income and any gain realized on the disposition of our Ordinary Shares or Pre-Funded Warrants.

If we are a PFIC for any taxable year during which any of our non-U.S. subsidiaries is also a PFIC, during such year you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. It is possible that any subsidiary we own would be a PFIC for the current taxable year or future taxable years. You should consult your tax advisor regarding the tax consequences if the PFIC rules apply to any of our subsidiaries.

PFIC “Mark-to-market” Election

In certain circumstances, a holder of “marketable stock” of a PFIC can avoid certain of the adverse rules described above by making a mark-to-market election with respect to such stock. For purposes of these rules, “marketable stock” is stock which is “regularly traded” (traded in greater than de minimis quantities on at least 15 days during each calendar quarter) on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury Regulations. A “qualified exchange” includes a national securities exchange that is registered with the SEC.

If you make a mark-to-market election, you must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of your Ordinary Shares that are “marketable stock” at the close of the taxable year over your adjusted tax basis in such Ordinary Shares. If you make such election, you may also claim a deduction as an ordinary loss in each such year for the excess, if any, of your adjusted tax basis in such Ordinary Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The adjusted tax basis of your Ordinary Shares with respect to which the mark-to-market election applies would be adjusted to reflect amounts included in gross income or allowed as a deduction because of such election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your Ordinary Shares in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

Under current law, the mark-to-market election may be available to U.S. Holders of Ordinary Shares if the Ordinary Shares are listed on the NYSE American, which constitutes a qualified exchange, although there can be no assurance that the Ordinary Shares will be “regularly traded” for purposes of the mark-to-market election. Additionally, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, if you make a mark-to-mark election with respect to us, you may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, notwithstanding the fact that the value of such equity interest had already been taken into account indirectly via mark-to-market adjustments. Additionally, a mark-to-market election may not be available with respect to the Pre-Funded Warrants, which are not regularly traded on a qualified exchange.

If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. You are urged to consult your tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

PFIC “QEF” election

Alternatively, in certain cases a U.S. Holder can avoid the interest charge and the other adverse PFIC tax consequences described above by obtaining certain information from the PFIC and electing to treat us as a “qualified electing fund” under Section 1295 of the Code. However, we do not anticipate that this option will be available to you because we do not intend to provide the information regarding our income that would be necessary to permit you to make this election.

You are urged to contact your own tax advisor regarding the determination of whether we are a PFIC and the tax consequences of such status.

Backup Withholding Tax and Information Reporting Requirements

Payments of dividends with respect to the Ordinary Shares or Pre-Funded Warrants and proceeds from the sale, exchange or other disposition of the Ordinary Shares or Pre-Funded Warrants, by a U.S. paying agent or other U.S. intermediary, or made into the United States, will be reported to the IRS and to you as may be required under applicable Treasury regulations. Backup withholding may apply to these payments if you fail to provide an accurate taxpayer identification number or certification of exempt status or otherwise fail to comply with applicable certification requirements. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding and information reporting. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded (or credited against your U.S. federal income tax liability, if any), provided the required information is timely furnished to the IRS. Prospective investors should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for establishing an exemption.

Certain individual U.S. Holders (and under Treasury regulations, certain entities) may be required to report to the IRS (currently on Form 8938) information with respect to their investment in the Ordinary Shares or Pre-Funded Warrants not held through an account with a U.S. financial institution.

The discussion above is not intended to constitute a complete analysis of all tax considerations applicable to an investment in Ordinary Shares or Pre-Funded Warrants. You should consult with your own tax advisor concerning the tax consequences to you in your particular situation.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a Pre-Funded Warrant should be treated as a separate class of our Ordinary Shares for U.S. federal income tax purposes and a U.S. Holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Ordinary Shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Ordinary Shares received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Ordinary Shares received upon exercise, increased by the exercise price of $0.001 per Ordinary Share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire Ordinary Shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in Pre-Funded Warrants could change. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the Ordinary Shares or Pre-Funded Warrants.

It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax exempt organizations). In addition, this summary does not discuss any foreign or state tax considerations, other than stamp duty.

Prospective investors are urged to consult their tax advisors regarding the Australian and foreign income and other tax considerations of the acquisition, ownership and disposition of the shares. As used in this summary a “Non-Australian Shareholder” is a holder that is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits. Fully franked dividends paid to Non-Australian Shareholders are not subject to dividend withholding tax. An exemption for dividend withholding tax can also apply to unfranked dividends that are declared to be conduit foreign income, or CFI, and paid to Non-Australian Shareholders. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. Under the provisions of the current Treaty, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States which is beneficially entitled to that dividend is limited to 15% where that resident is a qualified person for the purposes of the Treaty.

If a Non-Australian Shareholder is a company and owns a 10% or more interest, the Australian tax withheld on dividends paid by us to which a resident of the United States is beneficially entitled is limited to 5%. In limited circumstances the rate of withholding can be reduced to zero.

Tax on Sales or other Dispositions of Shares or Pre-Funded Warrants-Capital gains tax

Non-Australian Shareholders will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares or Pre-Funded Warrants, unless they, together with associates, hold 10% or more of our issued capital, at the time of disposal or for 12 months of the last two years prior to disposal.

Non-Australian Shareholders who own a 10% or more interest would be subject to Australian capital gains tax if more than 50% of our direct or indirect assets, determined by reference to market value, consists of Australian land, leasehold interests or Australian mining, quarrying or prospecting rights. The Treaty is unlikely to limit Australia’s right to tax any gain in these circumstances. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

Tax on Sales or other Dispositions of Shares or Pre-Funded Warrants-Shareholders or Warrantholders Holding Shares/Warrants on Revenue Account

Some Non-Australian Shareholders/Warrantholders may hold shares/warrants on revenue rather than on capital account for example, share traders. These shareholders/warrantholders may have the gains made on the sale or other disposal of the shares/warrants included in their assessable income under the ordinary income taxing provisions of the income tax law, if the gains are sourced in Australia.

Non-Australian Shareholders/Warrantholders assessable under these ordinary income provisions in respect of gains made on shares/warrants held on revenue account would be assessed for such gains at the Australian tax rates for non-Australian residents, which start at a marginal rate of 32.5%. Some relief from Australian income tax may be available to Non-Australian Shareholders/Warrantholders under the Treaty. Non-Australian Shareholders/ Warrantholders that are companies deriving Australian sourced income will be assessed at the applicable Australian corporate tax of either 25% or 30%, depending on the composition and level of income derived by the corporate shareholder.

To the extent an amount would be included in a Non-Australian Shareholder’s/Warrantholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount would generally be reduced, so that the shareholder/warrantholder would not be subject to double tax on any part of the income gain or capital gain.

Dual Residency

If a shareholder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is determined to be a U.S. resident for the purposes of the Treaty, the Australian tax would be subject to limitation by the Treaty. Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

No stamp duty should be payable by Australian residents or non-Australian residents on the issue and trading of shares that are quoted on the ASX or NYSE American at all relevant times unless they acquire a significant interest (i.e., the shares that are subject of the arrangement do not represent 90% or more of all issued shares) and the company is a landholder for duty purposes.

Australian Death Duty

Australia does not have estate or death duties. As a general rule, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The issue or transfer of shares to a non-Australian resident investor will not incur Australian goods and services tax.

UNDERWRITING

WestPark Capital, Inc. is acting as the representative of the underwriters of this offering, which we refer to as the Representative. Subject to the terms and conditions of an underwriting agreement entered into between the Company and the Representative (the “Underwriting Agreement”), we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of Ordinary Shares and Pre-Funded Warrants listed next to its name in the following table:

Name	Number of Ordinary Shares	Number of Pre-Funded Warrants
WestPark Capital, Inc.
Total

The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares and Pre-Funded Warrants offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the Underwriting Agreement. The Ordinary Shares and Pre-Funded Warrants are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the Ordinary Shares and Pre-Funded Warrants offered by this prospectus if any such Ordinary Shares or Pre-Funded Warrants are taken.

We expect that delivery of the Ordinary Shares and Pre-Funded Warrants will be made against payment therefor on or about    , 2025. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise.

Discounts, Commissions and Expenses

The Representative has advised us that the underwriters propose to offer the Ordinary Shares and Pre-Funded Warrants to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer Ordinary Shares and Pre-Funded Warrants to securities dealers at that price less a concession of not more than $    per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table shows the total underwriting discounts and commissions payable to the underwriters by us in connection with this offering:

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions (4%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds to us, before expenses	$	$	$

We have also agreed to reimburse the Representative’s legal expenses for the offering, up to $100,000. We expect that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $180,000.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, subject to certain exceptions, not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares; or (iii) file any registration statement with the SEC relating to the offering of any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, without the prior written consent of the Representative, for a period of 90 days following the date of this prospectus. The Representative, in its sole discretion, may waive or release us from the restrictions described above, in whole or in part at any time.

Each of our directors, executive officers and 5% or greater stockholders will enter into a lock-up agreement with the Representative. Under the lock-up agreements, such persons may not, subject to certain exceptions, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any of our Ordinary Shares or securities convertible into or exchangeable for our Ordinary Shares, or publicly announce any intention to do any of the foregoing, without the prior written consent of the Representative, for a period of 90 days from the date of this prospectus.

The Representative, in its sole discretion, may release the Ordinary Shares subject to the lock-up agreements described above in whole or in part at any time.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by any underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●	Sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase creates a syndicate short position. The underwriters may close out any syndicate short position by purchasing shares in the open market.
●	Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions.
●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

From time to time, certain of the underwriters and their affiliates have in the past and may in the future provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Pricing of the Offering

The public offering price will be determined by negotiations between us and the Representative. Among the factors to be considered in determining the public offering price are the current market price of our Ordinary Shares, our future prospects and those of our industry in general, certain financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares and Pre-Funded Warrants offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares and Pre-Funded Warrants offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriters’ conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), none of our securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to such shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of our securities at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or CONSOB) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l, as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The securities offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;
●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;
●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the securities before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority. This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

The communication of this prospectus and any other documents or materials relating to the issue of our securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended, or the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

In the United Kingdom, this prospectus is being distributed only to, and are directed only at, persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order; and/or (ii) are high net worth entities (or persons to whom they may otherwise lawfully be communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of our securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the estimated expenses, excluding underwriting discounts, that we expect to incur in connection with our offer and sale of the Ordinary Shares and Pre-Funded Warrants. All amounts except the SEC registration fee, and the Financial Industry Regulatory Authority Inc. filing fee and the stock exchange listing fee are estimates.

SEC registration fee	$765
FINRA filing fee	1,250
Transfer agent’s fees and expenses	10,000
Printing expenses	10,000
Legal fees and expenses	125,000
Accounting fees and expenses	30,000
Miscellaneous and other fees and expenses	2,985
Total	$180,000

LEGAL MATTERS

The validity of the Ordinary Shares and Pre-Funded Warrants to be issued in this offering and certain regulatory matters will be passed upon for us QR Lawyers, our Australian counsel. Certain matters as to U.S. federal law and New York state law will be passed upon for us by Sheppard Mullin Richter & Hampton LLP, New York, New York, our U.S. counsel. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements as of June 30, 2024 and 2023 and for each of the three years in the period ended June 30, 2024 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 3 of the financial statements) of BDO Audit Pty Ltd, independent registered public accountants, appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a limited company incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;
●	Enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
●	Enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or
●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.

It may be difficult (or impossible in some circumstances) for Australian companies to commence court actions or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing. With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. We are allowed four months following the end of our fiscal year to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.

As a foreign private issuer, we also are exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules, under the Securities Act with respect to the Ordinary Shares and Pre-Funded Warrants to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in this prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares and Pre-Funded Warrants. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete and reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND 2024

F-1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret Street Sydney NSW 2000 Australia

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Mixed Martial Arts Group Limited

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

Opinion on Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Mixed Martial Arts Group Limited and its subsidiaries (together the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of profit or loss and other comprehensive loss, statement of changes in equity, and cash flows for each of the three years ended June 30, 2024, and the related notes and schedules (collectively referred to as the ‘consolidated financial statements’). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board and interpretations (collectively “IFRS”).

Substantial doubt about the Company’s ability to continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘PCAOB’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO Audit Pty Ltd

We have served as the Company’s auditor since 2023.

Sydney, Australia

October 31, 2024

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.

F-2

CONSOLIDATED STATEMENT OF
PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS FOR THE
YEARS ENDED JUNE 30, 2024, 2023 AND 2022

	Note	2024 ($)	2023 ($)	2022 ($)
Revenue
Revenue from Program Fees	5	929,319	937,415	2,050,044
Less: Contractual payments to gyms	5	(537,012)	(574,025)	(1,215,191)
Net Revenue from Program Fees		392,307	363,390	834,853

Other Income	5	170,005	1,173,421	105,950
Total Revenue		562,312	1,536,811	940,803

Expenses

Program Expenses	6	160,578	229,848	342,600
Employee salaries and benefits		5,504,592	4,219,655	4,664,013
Share Based Payments	22	4,521,598	2,365,384	1,546,983
Advertising fees		613,348	721,713	3,615,399
Professional fees		1,790,344	864,419	685,870
Rent		11,169	11,793	2,366
IT costs		566,709	633,220	640,403
Depreciation and amortization		520,697	360,021	260,651
Net foreign exchange gain	6	(146,543)	(47,359)	(26,079)
Finance costs	6	3,262,927	4,472,730	2,191,803
Other expenses		1,565,924	1,432,094	965,808
Fair Value movement in derivative liability	8	(3,400,685)	6,870,729	(2,751,564)
Total Expenses		14,970,658	22,134,247	12,138,253

Loss before income tax expense		(14,408,346)	(20,597,436)	(11,197,450)
Income tax expense	7	-	-	-

Loss after income tax expense for the period		(14,408,346)	(20,597,436)	(11,197,450)

Other comprehensive loss, net of tax		(20,710)	(36,465)	(31,312)

Total comprehensive loss for the period attributable to MMA		(14,429,056)	(20,633,901)	(11,228,762)

Basic loss per share	27	(1.40)	(5.26)	(2.86)

Diluted loss per share	27	(1.40)	(5.26)	(2.86)

The above consolidated statements should be read in conjunction with the accompanying notes.

F-3

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS AT JUNE 30, 2024 AND 2023

	Note	2024 ($)	2023 ($)
Current Assets

Cash and cash equivalents	9	3,544,837	3,702,567
Trade and other receivables	10	71,115	2,365,638
Other assets		7,840	33,641
Total current assets		3,623,792	6,101,846

Non-current assets

Property, Plant and Equipment	11	77,698	94,928
Right-of-use asset	20	255,463	157,540
Intangible assets	12	1,297,263	811,361
Other Assets		65,109	65,110
Total non-current assets		1,695,533	1,128,939
Total assets		5,319,325	7,230,785

Current liabilities

Trade and other payables	13	1,991,536	2,034,436
Unearned revenue	15	-	174,290
Current Employee Entitlements	14	454,342	357,227
Current Financial Liabilities	21	-	25,331,307
Current Lease Liability	20	128,559	121,500
Total current liabilities		2,574,437	28,018,760

Non-current liabilities

Non-current Financial Liabilities	21	-	10,273,278
Non-current Employee Entitlements	14	55,622	18,892
Non-current Lease Liability	20	130,722	54,162
Total non-current liabilities		186,344	10,346,332

Total liabilities		2,760,781	38,365,092

Net assets/(liabilities)		2,558,544	(31,134,307)

Equity

Issued Capital	17	46,779,703	3,385,281
Share-based payment reserve	16	5,734,601	3,912,367
Unlisted options reserve	16	2,741,457	-
Foreign currency translation reserve	16	(86,542)	(65,832)
Accumulated losses		(52,610,675)	(38,366,123)
Total equity/(deficit)		2,558,544	(31,134,307)

The above consolidated statements should be read in conjunction with the accompanying notes.

F-4

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR YEARS ENDED JUNE 30, 2024, 2023 AND 2022

June 30, 2024	Issued Capital ($)	Unlisted Option Reserve ($)	Share-based Payment Reserve ($)	Foreign Currency Translation Reserve ($)	Accumulated Losses ($)	Total ($)

Opening balance as at July 1, 2023	3,385,281	-	3,912,367	(65,832)	(38,366,123)	(31,134,307)
Loss after tax	-	-	-	-	(14,408,346)	(14,408,346)
Other comprehensive (loss)	-	-	-	(20,710)	-	(20,710)
Total comprehensive (loss)	-	-	-	(20,710)	(14,408,346)	(14,429,056)

Share-based payments (see Note 22)	-	-	4,521,598	-	-	4,521,598
Issued of Shares fully paid net of Transaction cost (see Note 17)	8,789,914	-	-	-	-	8,789,914
Issue of Shares from conversion of convertible notes (see Note 17)	32,177,751	-	-	-	-	32,177,751
Issue of Unlisted Shares from conversion of convertible notes (see Note 17)	-	2,741,457	-	-	-	2,741,457
Advisor options exercised (see Note 17)	2,426,757	-	(2,426,757)	-	-	-
Advisor options forfeited (see Note 22)	-	-	(108,813)	-		(108,813)
Over allotment options lapsed (see Note 22)	-	-	(163,794)	-	163,794	-
Closing balance as at June 30, 2024	46,779,703	2,741,457	5,734,601	(86,542)	(52,610,675)	2,558,544

June 30, 2023	Issued Capital ($)	Share-based Payment Reserve ($)	Foreign Currency Translation Reserve ($)	Accumulated Losses ($)	Total ($)

Opening balance as at July 1, 2022	3,385,281	1,546,983	(29,367)	(17,768,687)	(12,865,790)
Loss after tax	-	-	-	(20,597,436)	(20,597,436)
Other comprehensive (loss)	-	-	(36,465)	-	(36,465)
Total comprehensive (loss)	-	-	(36,465)	(20,597,436)	(20,633,901)

Share-based payments (see Note 22)	-	2,365,384	-	-	2,365,384
Closing balance as at June 30, 2023	3,385,281	3,912,367	(65,832)	(38,366,123)	(31,134,307)

June 30, 2022	Issued Capital ($)	Share-based Payment Reserve ($)	Foreign Currency Translation Reserve ($)	Accumulated Losses ($)	Total ($)

Opening balance as at July 1, 2021	3,385,281	-	1,945	(6,571,237)	(3,184,011)
Loss after tax	-	-	-	(11,197,450)	(11,197,450)
Other comprehensive (loss)	-	-	(31,312)	-	(31,312)
Total comprehensive (loss)	-	-	(31,312)	(11,197,450)	(11,228,762)

Share-based payments (see Note 22)	-	1,546,983	-	-	1,546,983
Closing balance as at June 30, 2022	3,385,281	1,546,983	(29,367)	(17,768,687)	(12,865,790)

The above consolidated statements should be read in conjunction with the accompanying notes.

F-5

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2024, 2023 AND 2022

	Note	2024 ($)	2023 ($)	2022 ($)

Cash flows from operating activities
Receipts from training participants (inclusive of GST)		1,453,848	1,493,676	2,004,336
Payments to member gyms, suppliers & employees (inclusive of GST)		(10,848,391)	(8,106,683)	(10,136,314)
Receipts from Government grants and tax incentives related to expenditure		63,776	1,109,645	105,950
Interest and other finance costs paid		(55,429)	(52,506)	(29,157)
Net cash used in operating activities	18	(9,386,196)	(5,555,868)	(8,055,185)

Cash flows from investing activities
Payments for property equipment, net of disposal		(18,635)	(14,796)	(59,429)
Payments for intangible assets		(205,039)	(352,181)	(1,043,468)
Receipt from Government grants and tax incentives related to assets		-	383,936	-
Bank guarantee deposit received/(paid)		-	52,714	(62,823)
Net cash (used in)/from investing activities		(223,674)	69,673	(1,165,720)

Cash flows from financing activities
Proceeds from convertible notes, net of transaction costs		-	8,655,252	5,679,651
Proceeds from issue of equity, net of transaction costs		9,472,851	-	-
Net cash from financing activities		9,472,851	8,655,252	5,679,651

Net (decrease) /increase in cash and cash equivalents		(137,019)	3,169,057	(3,541,254)
Cash and cash equivalents at the beginning of the financial period		3,702,567	569,975	4,142,541
Effect of exchange rate changes on cash		(20,710)	(36,465)	(31,312)
Cash and cash equivalents at the end of the financial period	9	3,544,837	3,702,567	569,975

The above consolidated statements should be read in conjunction with the accompanying notes.

F-6

Note 1. Corporate information

Mixed Martial Arts Group Limited (the “Company” or the “Parent Entity”) was incorporated and is domiciled in Australia. The Company changed its registered name from Wimp 2 Warrior Limited to Alta Global Group Limited on 2 February 2022 and to Mixed Martial Arts Group Limited on December 5, 2024.

The Company, an Australian company, is listed solely on NYSE American and is governed by the rules of the NYSE American and the U.S. Securities and Exchange Commission. For purposes of U.S. securities law, the Company is a “foreign private issuer”. In addition, the Company qualifies as an “emerging growth company” for U.S. securities law purposes. The Company is a for-profit Australian unlisted public company limited by shares with a principal place of business at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095.

Note 2. Material Accounting Policy Information

The accounting policies that are material to the consolidated entity are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated. The consolidated financial statements are presented in AUD, which is also the Company’s functional currency.

Basis of preparation

Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs).

The preparation of financial statements in compliance with adopted IFRS Accounting Standards requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effect are disclosed in Note 3.

Basis of measurement

The financial statements have been prepared on the basis of historical cost, except for the measurement at fair value of selected financial assets and financial liabilities.

Principles of consolidation

The consolidated financial statements incorporate all the assets, liabilities and results of the Company and all the subsidiary companies and other interests it controlled during the period. The Company controls an entity when it is exposed to, or has the rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

The assets, liabilities and results of its subsidiaries are fully consolidated into the consolidated financial statements from the date which control is obtained. The consolidation of a subsidiary is discontinued from the date that control ceases. Intercompany transactions, balances and unrealised gains or losses on transactions between Company entities are fully eliminated on consolidation. Accounting policies of subsidiaries have been changed and adjustments made where necessary to ensure uniformity of the accounting policies of the Company.

Operating segments

Operating segments are presented using the ‘management approach’, where the information presented is on the same basis as the internal reports provided to the Chief Operating Decision Makers (“CODM”). The CODM is responsible for the allocation of resources to operating segments and assessing their performance.

F-7

Note 2. Material accounting policies - continued

Foreign currency translation

The financial statements are presented in Australian dollars, which is the Company’s functional and presentation currency.

Foreign currency transactions

Foreign currency transactions are translated into Australian dollars using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at financial year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.

New or amended Accounting Standards and Interpretations adopted

The consolidated entity has adopted all of the new or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (“IASB”) that are mandatory for the current reporting period. The adoption of these new or amended Accounting Standards and Interpretations did not have a material impact on these financial statements.

Any new or amended Accounting Standards or Interpretations that are not yet mandatory have not been early adopted.

Revenue Recognition

The entity recognises revenue as follows:

Revenue from contracts with customers

Revenue is recognised at an amount that reflects the consideration to which the entity is expected to be entitled in exchange for transferring goods or services to a customer. For each contract with a customer, the entity; identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price which takes into account estimates of variable consideration and the time value of money; allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognises revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised.

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the ‘expected value’ or ‘most likely amount’ method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are recognised as a refund liability.

Program revenue

Program revenue consists of license fees which are recognized following the occurrence of both the transfer of the right to use the Company’s intellectual property upon signing of the license agreement and once usage of the license occurs at the commencement of the MMA Training Program. The Company’s intellectual property consists of a set of mixed martial arts training programs and relevant branding and support. A license agreement consists of the right to use the intellectual property of the Company and either party may terminate the license upon written notice to the other party. If the agreement is terminated in this manner, the termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning. The amount of program revenue is dependent on the number of participants in each series for each gym.

F-8

Note 2. Material accounting policies - continued

Based on the license agreement, a usage-based royalty arrangement is in place between the Company and the gyms. The Company recognizes program revenue following the occurrence of both the transfer of the right to use the Company’s intellectual property upon signing of the license agreement and once usage of the license which occurs at the commencement of the MMA Training Program.

The Company has the ultimate responsibility of ensuring the MMA Training Program meets customer specifications and price determination. The Company is therefore considered the principal in these arrangements. The Company receives training fees directly from the participants and subsequently distributes a portion of such revenues to our gym partners based on the terms of the license agreements.

Contractual Payments to Gyms

The Company is required to settle contractual payments to the gyms as a percentage of the total training fees collected from participants. Net revenue from program fees is recognised as revenue from program fees less the contractual obligations payable to the gyms.

Sales of merchandise

Revenue from the sale of program merchandise is recognised at the point in time when the gyms obtain control of the goods, which is generally at the time of delivery.

Event revenue

Revenue from event ticket sales is recognised at the point in time when the event occurs.

Other income

Other income is recognised when it is received or when the right to receive payment is established.

Research & Development Incentive

Government grant, including the R&D incentives, shall not be recognised until there is reasonable assurance that the Company will comply with the conditions attaching to them and that the grants will be received.

Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realised or intended to be sold or consumed in the consolidated entity’s normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realised within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in the consolidated entity’s normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

Deferred tax assets and liabilities are always classified as non-current.

F-9

Note 2. Material accounting policies – continued

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with financial institutions, other short- term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. For the statement of cash flows presentation purposes, cash and cash equivalents also includes bank overdrafts, which are shown within trade and other payables in current liabilities on the statement of financial position.

Trade and other receivables

Trade receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less any allowance for expected credit losses.

Expected Credit Losses

The entity has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Trade and other receivables are recognised at amortised cost, less any allowance for expected credit losses.

Trade and other payables

These amounts represent liabilities for goods and services provided to the entity prior to the end of the financial year and which are unpaid. Other payables include cash received from the participants on behalf of the gyms. Due to their short-term nature, they are measured at amortised cost and are not discounted.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Depreciation is calculated on a straight- line basis to write off the net cost of each item of property, plant and equipment over their expected useful lives as follows:

Plant and equipment	3 to 5 years
Computer equipment	3 to 5 years
Office equipment	3 to 5 years
Furniture and Fittings	3 to 5 years

The residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each reporting date.

An item of property, plant and equipment is derecognised upon disposal or when there is no future economic benefit to the entity. Gains and losses between the carrying amount and the disposal proceeds are taken to profit or loss.

F-10

Note 2. Material accounting policies – continued

Intangible assets

Intangible assets acquired as part of a business combination, other than goodwill, are initially measured at their fair value at the date of the acquisition. Intangible assets acquired separately in an asset acquisition are separately recognised at cost. Indefinite life intangible assets are not amortized and are subsequently measured at cost less any impairment. Finite life intangible assets are subsequently measured at cost less amortization and any impairment. The gains or losses recognized in profit or loss arising from the derecognition of intangible assets are measured as the difference between net disposal proceeds and the carrying amount of the intangible asset. The method and useful lives of finite life intangible assets are reviewed annually. Changes in the expected pattern of consumption or useful life are accounted for prospectively by changing the amortization method or period.

Trademarks

Significant costs associated with patents or trademarks are deferred and amortised on a straight-line basis over the period of their expected benefit, being their finite life of 10 years.

Platform development cost

Costs incurred in both internally and from external providers in developing the platform that will contribute to future year financial benefits through revenue generation and/or cost reduction are capitalised to software. These costs are amortised on a straight-line basis over the estimated useful life (4 years) since first used.

Research and development

Research costs are expensed in the period in which they are incurred. Development costs are capitalised when it is probable that the project will be a success considering its commercial and technical feasibility.

Impairment of non-financial assets

Intangible assets are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.

Recoverable amount is the higher of an asset’s fair value less costs of disposal and value-in-use. The value-in-use is the present value of the estimated future cash flows relating to the asset using a pre-tax discount rate specific to the asset or cash-generating unit to which the asset belongs. Assets that do not have independent cash flows are grouped together to form a cash-generating unit.

Borrowings

Advances and borrowings are initially recognised at the fair value of the consideration received, net of transaction costs. They are subsequently measured at amortised cost using the effective interest method.

Employee benefits

Short-term employee benefits

Liabilities for wages and salaries, including non-monetary benefits, annual leave and long service leave expected to be settled wholly within 12 months of the reporting date are measured at the amounts expected to be paid when the liabilities are settled.

Other long-term employee benefits

The liability for annual leave and long service leave not expected to be settled within 12 months of the reporting date are measured at the present value of expected future payments to be made in respect of services provided by employees up to the reporting date using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the reporting date on corporate bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash.

F-11

Note 2. Material accounting policies - continued

Goods and Services Tax (GST) and other similar taxes

Revenues, expenses, and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the tax authority. In this case it is recognised as part of the cost of the acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the tax authority is included in other receivables or other payables in the statement of financial position.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the tax authority, are presented as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the tax authority.

Issued capital

Ordinary Shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Income tax

The income tax expense for the year is the tax payable on the current year’s taxable income based on the national income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements, and to unused tax losses.

Deferred tax assets and liabilities are recognised for temporary differences at the tax rates expected to apply when the assets are recovered or liabilities are settled, based on those tax rates which are enacted or substantively enacted for each jurisdiction. The relevant tax rates are applied to the cumulative amounts of deductible and taxable temporary differences to measure the deferred tax asset or liability.

An exception is made for certain temporary differences arising from the initial recognition of an asset or a liability. No deferred tax asset or liability is recognised in relation to these temporary differences if they arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting profit or taxable profit or loss.

Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Deferred tax liabilities and assets are not recognised for temporary differences between the carrying amount and tax bases of investments in controlled entities where the parent company is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future.

F-12

Note 2. Material accounting policies - continued

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the Company has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Current and deferred tax is recognised as income or an expense and included in profit and loss for the period except where the tax arises from a transaction which is recognized in other comprehensive oncome or equity, in which case the tax is recognized in other comprehensive income to equity respectively.

Convertible note

On issuance of the convertible notes, an assessment is made to determine whether the convertible notes contain an equity instrument or whether the whole instrument should be classified as a financial liability.

When it is determined that the whole instrument is a financial liability and no equity instrument, the conversion option is separated from the host debt and classified as a derivative liability.

The carrying value of the host contract at initial recognition is determined as a difference between the consideration received and the fair value of the embedded derivative. The host contract is subsequently measured at amortised cost using the effective interest rate method. The embedded derivative it subsequently measured at fair value at the end of each reporting period through the profit and loss. Refer Note 21 Financial Liabilities for disclosure of key terms of the convertible notes. The convertible note and the derivative are presented as financial liabilities on the Consolidated Statement of Financial Position.

On conversion at maturity, the financial liability is reclassified to equity and no gain or loss is recognised. Transaction costs are deducted from equity, net of associated income tax.

Share-based payments

The Company provides benefits to consultants, advisors and employees (including directors) of the consolidated entity in the form of share-based payment transactions, whereby employees render services in exchange for shares or rights over shares (‘equity-settled transactions’). The cost of these equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted. The fair value is determined by an external valuation using a Black- Scholes option pricing model.

The cost of equity-settled transactions is recognised, together with a corresponding increase in equity, over the period in which the performance conditions are fulfilled, ending on the date on which the relevant employees become fully entitled to the award (‘vesting date’).

The cumulative expense recognised for equity-settled transactions at each reporting date until vesting date reflects (i) the extent to which the vesting period has expired and (ii) the number of awards that, in the opinion of the directors of the consolidated entity, will ultimately vest. This opinion is formed based on the best available information at balance date. No adjustment is made for the likelihood of market performance conditions being met as the effect of these conditions is included in the determination of fair value at grant date.

No expense is recognised for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new award are treated as if they were a modification of the original award.

F-13

Note 2. Material accounting policies - continued

Classification and measurement of financial liabilities

The Company’s financial liabilities include trade and other payables, financial liabilities measured at amortised cost and derivative financial instruments. Financial liabilities are initially measured at fair value, and, where applicable, adjusted for transaction costs unless the Company’s designated a financial liability at fair value through profit or loss. Subsequently, financial liabilities are measured at amortised cost using the effective interest method except for derivatives and financial liabilities designated at FVTPL, which are carried subsequently at fair value with gains or losses recognised in profit or loss.

Right-of-use assets

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the consolidated entity expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

Lease liabilities

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the consolidated entity’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties.

The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred. Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.

Fair value measurement

When an asset or liability, financial or non-financial, is measured at fair value for recognition or disclosure purposes, the fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; and assumes that the transaction will take place either: in the principal market; or in the absence of a principal market, in the most advantageous market.

Fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming they act in their economic best interests. For non-financial assets, the fair value measurement is based on its highest and best use. Valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, are used, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

F-14

Note 2. Material accounting policies - continued

Assets and liabilities measured at fair value are classified into three levels, using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. Classifications are reviewed at each reporting date and transfers between levels are determined based on a reassessment of the lowest level of input that is significant to the fair value measurement.

For recurring and non-recurring fair value measurements, external valuers may be used when internal expertise is either not available or when the valuation is deemed to be significant. External valuers are selected based on market knowledge and reputation. Where there is a significant change in fair value of an asset or liability from one period to another, an analysis is undertaken, which includes a verification of the major inputs applied in the latest valuation and a comparison, where applicable, with external sources of data.

Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the owners of the Company, excluding any costs of servicing equity other than Ordinary Shares, by the weighted average number of Ordinary Shares outstanding during the financial year, adjusted for bonus elements in Ordinary Shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential Ordinary Shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential Ordinary Shares.

Parent entity financial information

The financial information for the Parent entity, Mixed Martial Arts Group Limited, disclosed in Note 19 has been prepared on the same basis as the consolidated financial statement. Investments in subsidiaries are accounted for at cost less provision for impairment in the financial statements of the Parent entity.

Note 3. Critical accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances.

Going concern

The consolidated financial statements for the reporting periods have been prepared on a going concern basis which contemplates continuity of normal business activities and the realization of assets and settlement of liabilities in the ordinary course of business.

We have assessed that there is a substantial doubt related to going concern that may cast significant doubt over our ability to continue as a going concern as we incurred a loss after tax of A$14,408,346 for the year ended June 30, 2024 compared to A$20,597,436 for the year ended June 30, 2023, had net cash outflows from operating activities of A$9,386,196 for the year ended June 30, 2024 compared to $5,555,868 for the year ended June 30,2023, had a net asset position of $2,558,544 as at June 30, 2024 compared to net liability $31,134,307 as at June 30, 2023, and net current asset position of $1,049,355 as at June 30, 2024, compared to net current liability position of $21,916,914 as at June, 30 2023. As a result of these conditions, the Company may be unable to realize its assets and discharge its liabilities in the normal, course of business.

F-15

Note 3. Critical accounting judgements, estimates and assumptions - continued

On March 27, 2024, the Company successfully listed on the NYSE American. In addition, all convertible notes that were on issue prior to the initial public offering have either been converted into Ordinary Shares or redeemed and therefore there is no convertible note debt, host or derivative liabilities, on the Consolidated Statement of Financial Position as at June 30, 2024.

The remaining interest on convertible notes and the final fair value movement in derivative liability is reflected in the Consolidated Statement of Profit or Loss for the year ended June 30, 2024.

The ongoing operation of the Company remains dependent upon raising additional funds. In light of the future expenditures to be incurred in executing on our strategic plans, we are dependent on obtaining financing through equity financing, debt financing or other means. The ability to arrange such funding in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There is no assurance that we will be successful in our efforts to raise additional funding on terms satisfactory to us. If we do not obtain additional funding, we may be required to delay, reduce the scope of, or eliminate our current operations.

However, we believe that we will be able to raise additional funds as required to meet our obligations as and when they become due and are of the opinion that the use of the going concern basis remains appropriate. Our ability to continue as a going concern and to pay debts as and when they become due is dependent on the following:

●	we have historically been successful in raising funds,

●	we have now listed on the New York Stock Exchange in the United States. As a listed vehicle, we have capital raising options such as placements, Share Purchase Plans, Rights issues and entitlement offers, Dividend Reinvestment Plans, Hybrids and Retail notes and PIPEs;

●	our level of expenditure continues to be managed and will continue to be managed to maximize run-way; and

●	we have reason to believe that in addition to the cash flow currently available, additional revenues will continue to be received through the sale of our products and services throughout the course of the year.

If we decide to raise capital, the issuance of additional Ordinary Shares would result in dilution to our existing shareholders. We cannot assure you that we will be successful in completing any financings or that any such equity or debt financing will be available to us if and when required or on satisfactory terms.

Should we be unable to raise additional funds on a timely basis, we may be required to realize our assets and discharge our liabilities other than in the normal course of business and at amounts different to those stated in the financial statements. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount of liabilities that might result should we be unable to continue as a going concern and meet our debts as and when they become due.

Revenue from contracts with customers involving program fees

When recognising revenue in relation to the sale of goods to customers, the key performance obligation of the entity is considered to be the point in time of the rights to use the license and the relevant training program to the gyms as the customers, as this is deemed to be the time that the gym obtains control of the promised service and therefore the benefits of unimpeded access.

Determination of variable consideration

Judgement is exercised in estimating variable consideration which is determined having regard to past experience with respect to the cancelled contracts with the entity where the member gyms maintain a right of terminate pursuant to the licence agreement. Revenue will only be recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised under the contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

F-16

Note 3. Critical accounting judgements, estimates and assumptions - continued

Share-based payment transactions

The consolidated entity measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. The fair value is determined by using Black-Scholes model taking into account the terms and conditions upon which the instruments were granted. The accounting estimates and assumptions relating to equity-settled share-based payments would have no impact on the carrying amounts of assets and liabilities within the next annual reporting period but may impact profit or loss and equity.

Convertible Notes

The Company has determined the convertible note instrument to be a financial liability. It is separated into two components being the host debt and derivative liability.

The carrying value of the host contract at initial recognition is determined as the difference between the consideration received and the fair value of the embedded derivative. The host contract is subsequently measured at amortised cost using the effective interest rate method. The derivative liability is recognised as such due to its conversion feature relating to a qualified equity investment and the likelihood of its occurrence. The embedded derivative is subsequently measured at fair value at the end of each reporting period through the profit and loss based on the Monte Carlo simulation as valued by an external valuer. The convertible note and the derivative are presented as financial liabilities on the Consolidated Statement of Financial Position, refer to Note 21 Financial Liabilities for further details.

Recognition of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

The carrying amount of unrecognised deferred tax assets are reviewed at each reporting date. Previously unrecognised deferred tax assets are only recognised to the extent that it is probable that there are future taxable profits available to recover the asset. The Company has not recognised the benefit of these unused deductible temporary differences and unused tax losses. These losses will only be recognised where it is probable that future taxable profit will be available against which the benefits of the deferred tax asset will be utilised.

Lease term

The lease term is a significant component in the measurement of both the right-of-use asset and lease liability. Judgement is exercised in determining whether there is reasonable certainty that an option to extend the lease or purchase the underlying asset will be exercised, or an option to terminate the lease will not be exercised, when ascertaining the periods to be included in the lease term. In determining the lease term, all facts and circumstances that create an economical incentive to exercise an extension option, or not to exercise a termination option, are considered at the lease commencement date. Factors considered may include the importance of the asset to the consolidated entity’s operations; comparison of terms and conditions to prevailing market rates; incurrence of significant penalties; existence of significant leasehold improvements; and the costs and disruption to replace the asset. The consolidated entity reassesses whether it is reasonably certain to exercise an extension option, or not exercise a termination option, if there is a significant event or significant change in circumstances.

Fair value measurement hierarchy

The consolidated entity is required to classify all assets and liabilities, measured at fair value, using a three level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

Level 3: Unobservable inputs for the asset or liability. Considerable judgement is required to determine what is significant to fair value and therefore which category the asset or liability is placed in can be subjective.

The fair value of assets and liabilities classified as level 3 is determined by the use of valuation models. These include discounted cash flow analysis or the use of observable inputs that require significant adjustments based on unobservable inputs.

F-17

Note 3. Critical accounting judgements, estimates and assumptions - continued

Estimation of useful lives of assets

The consolidated entity determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Impairment of non-financial assets

The consolidated entity assesses impairment of non-financial assets at each reporting date by evaluating conditions specific to the consolidated entity and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This involves fair value less costs of disposal or value-in-use calculations, which incorporate a number of key estimates and assumptions.

Expected Credit Losses

The allowance for expected credit losses requires a degree of estimation judgment. The Company has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Trade and other receivables are recognised at amortised cost, less any allowance for expected credit losses.

Provision for Refund Liability

The provision for refund liability is recognised for expected volume payable to customers in relation to sales made until the end of the reporting period. The Company’s obligation to provide a refund, cancellation or credit note falls under the Company’s standard trading terms, and is recognised as a provision. The estimate of expected returns requires judgement and reflects the amount that the reporting entity expects to repay or credit customers, using either the expected value method or the most-likely amount method.

Capitalised platform development costs

Costs incurred both internally and from external providers in developing the platform that meet the recognition criteria of development costs under IAS 38 have been capitalised as intangible assets and are amortised over their useful life.

Research and Development Incentive

Judgement is required in determining the amount of grant revenue relating to the research and development incentive claim. There are certain transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination may be subject to change. The Company calculates its research and development claim based on the Company’s understanding of the tax law. Where the final outcome of these matters is different from the amounts that were initially recorded, such differences will impact the profit or loss in the year in which such determination is made.

Note 4. Operating segments

Identification of reportable operating segments

Segment reporting is based on the information that management uses to make decisions about the operation of the Company. Operating segment determination is based on the internal reports that are reviewed and used by the Board of Directors (who are identified as the Chief Operating Decision Makers (“CODM”)) in assessing performance and in determining the allocation of resources. The Company has identified one operating segment as the provision and administration of mixed martial arts training programs, gym programs.

The CODM reviews EBITDA (earnings before interest, tax, depreciation, and amortization). The accounting policies adopted for internal reporting to the CODM are consistent with those adopted in the financial statements. Application of IFRS 8 and quantitative thresholds for determination of reportable segments sees the consolidated entity disclosing only one reportable operating segment. The consolidated financial statements for the years ended June 30, 2024, 2023 and 2022 have been presented by this single operating segment and have been presented and disclosed as one reportable operating segment.

F-18

Note 5. Revenue

	2024 ($)	2023 ($)	2022 ($)
Program fees

Revenue from program fees	929,319	937,415	2,050,044
Contractual payments to gyms	(537,012)	(574,025)	(1,215,191)
Net Revenue from program fees	392,307	363,390	834,853

Other Income

Research and Development tax incentive*	-	1,149,525	-
Finale, franchise fee and other fees	167,021	22,600	100,378
Merchandise sales	2,984	1,296	5,572
Total other income	170,005	1,173,421	105,950

Total Revenue	562,312	1,536,811	940,803

*	The Company will continue to apply for the Research and Development incentive as long as it continues to be eligible and will conduct eligible research and development activities. The applicable legislation that governs the eligibility to participate in the R&D incentive program is Division 355 of the Income Tax Assessment Act 1997 (ITAA 1997). The fiscal year 2024 Research and Development incentive was applied for on lodging of the fiscal year 2024 tax return in March 2025 with the Australian Tax Office and recognised as there is reasonable assurance that the Company has complied with the conditions of the grants.

Disaggregation of Revenue

The disaggregation of revenue from contracts with customers is disclosed below. The Company only has one major product line, being the provision of Gym Programs. All revenues are generated by the Australian Parent Entity:

Revenue from program fees	929,319	937,415	2,050,044
Contractual payments to gyms	(537,012)	(574,025)	(1,215,191)
Net Revenue from program fees	392,307	363,390	834,853

Timing of revenue recognition – All goods transferred at a point in time.

Note 6. Expenses

	2024 ($)	2023 ($)	2022 ($)

Event Costs	36,909	40,876	22,513
Program costs	7,046	12,447	253,614
Merchant fees	32,550	44,427	66,327
Other costs	84,073	132,098	146
Total program expenses	160,578	229,848	342,600

Convertible notes interest – contractual and effective	3,207,498	4,420,224	2,162,646
Bank fees	13,286	13,071	6,454
Bank interest and lease interest	42,143	39,435	22,703
Total finance costs	3,262,927	4,472,730	2,191,803

Unrealized currency (gains)	(117,094)	(36,181)	(36,660)
Realized currency (gains)/losses	(29,449)	(11,178)	10,581
Net foreign exchange (gains)	(146,543)	(47,359)	(26,079)

F-19

Note 7. Income Tax

	2024 ($)	2023 ($)	2022 ($)
Income tax expense consists of the following:
Deferred tax expense	-	-	-
Current tax expense	-	-	-
Total Income tax expense	-	-	-

Effective tax rate reconciliation:

Loss before income tax expense	(14,408,346)	(20,597,436)	(11,197,450)

Prima facie income tax benefit on loss before income tax calculated at 25% (2022: 25%)	3,602,086	5,149,359	2,799,363
Add tax effect of
- other non-allowable items	(831,249)	(3,297,349)	143,430
Less tax effect of
- items not assessable for income tax	(2,590,831)	(1,435,790)	(1,377,243)
- items deductible for taxation not accounting	251,784	772,848	114,471
Deferred tax not recognised	(431,790)	(1,189,068)	(1,680,021)
Income tax expense	-	-	-

The Company has carried forward tax losses, calculated according to Australian income tax legislation of $18,042,509 at 30 June 2024 (2023 $16,315,346) which will be deductible from future assessable income provided that income is derived. Deferred tax assets and liabilities are based on the assumption that no adverse change will occur in the income tax legislation.

The benefit of these losses will only be recognized where it is probable that future taxable profit will be available against which the benefits of the deferred tax asset can be utilised. This is based on the anticipation that the Company will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

The Company has assessed future forecast profits and concluded that not enough criteria has been satisfied to recognise any deferred tax assets at the period ended 30 June 2024. Unused tax losses do not have an expiry date.

F-20

Note 8. Fair value measurement

Fair value hierarchy

The following tables detail the consolidated entity’s assets and liabilities, measured or disclosed at fair value, using a three level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

●	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.

●	Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●	Level 3: Unobservable inputs for the asset or liability. Considerable judgement is required to determine what is significant to fair value and therefore which category the asset or liability is placed in can be subjective.

	Level 1	Level 2	Level 3	Total
Consolidated- June 30, 2024	$	$	$	$

Assets	-	-	-	-
Total assets	-	-	-	-

Liabilities
Derivative Liabilities – refer Note 21	-	-	-	-
Total liabilities	-	-	-	-

	Level 1	Level 2	Level 3	Total
Consolidated – June 30, 2023	$	$	$	$

Assets	-	-	-	-
Total assets	-	-	-	-

Liabilities
Derivative Liabilities – refer Note 21	-	-	18,694,729	18,694,729
Total liabilities	-	-	18,694,729	18,694,729

There were no transfers between levels during the financial periods.

The carrying amounts of trade and other receivables and trade and other payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities is estimated by discounting the remaining contractual maturities at the current market interest rate that is available for similar financial liabilities.

Valuation techniques for fair value measurements categorised within level 3

The fair value of the Financial Liabilities for the host liability and the derivative liability has been determined using a combination of Monte Carlo Simulation (MCS) and Black-Scholes model (BSM). The Group used valuations specialists to perform these valuations.

Level 3 liabilities

Movements in level 3 liabilities during the current and previous financial years are set out below:

	Derivative liability	Total
Consolidated	$	$

Balance at 1 July 2022	878,653	878,653

Fair value of derivative liability recognised for convertible notes issued during the year	10,945,347	10,945,347
Fair value movement recognised in profit or loss	6,870,729	6,870,729
Balance at 30 June 2023	18,694,729	18,694,729

Fair value of derivative liability recognised for convertible notes issued during the year	280,198	280,198
Fair value movement recognised in profit or loss	(3,400,685)	(3,400,685)
Fair value of derivative liability for convertible notes which converted or matured during the year	(15,574,242)	(15,574,242)

Balance at 30 June 2024	-	-

F-21

Note 8. Fair value measurement - continued

The level 3 liabilities unobservable inputs at issue date of each of the convertible notes series are as follow:

Series A
Implied valuation	$28,000,000
Volatility	74%
Risk free rate	0.0%
Probability of conversion	50%

Series A - July 21
Implied valuation	$28,000,000
Volatility	74%
Risk free rate	0.1%
Probability of conversion	50%

Series A – August 21
Implied valuation	$28,000,000
Volatility	62%
Risk free rate	0.0%
Probability of conversion	50%

Series B1
Implied valuation	$120,000,000
Volatility	74%
Risk free rate	0.6%
Probability of conversion	50%

Series B2
Implied valuation	$70,000,000
Volatility	66%
Risk free rate	3%
Probability of conversion	50%

F-22

Note 8. Fair value measurement - continued

Series A Extension
Implied valuation	$28,000,000
Volatility	65%
Risk free rate	3.5%
Probability of conversion	0%

Reach
Implied valuation	$40,000,000
Volatility	60%
Risk free rate	3.6%
Probability of conversion	100%

Private Placement
Implied valuation	$53,685,000
Volatility	60%
Risk free rate	3.5%
Probability of conversion	100%

Mixed Martial Arts LLC
Implied valuation	$384,750
Volatility	49%
Risk free rate	4.3%
Probability of conversion	100%

Steppen
Implied valuation	$100,000
Volatility	47
Risk free rate	4.2%
Probability of conversion	100%

Note 9. Cash and cash equivalents

	2024 $	2023 $
Cash on hand	1,000	1,000
Cash at bank	3,543,837	3,701,567
Total cash and cash equivalents	3,544,837	3,702,567

Cash as per above	3,544,837	3,702,567
Balance as per statement of cash flows	3,544,837	3,702,567

Note 10. Trade and other receivables

	2024 $	2023 $
Trade Receivables	657	351,905
Accrued Income	29,443	-
Research and Development Tax incentive receivable	-	63,776
Other advances	43,618	1,952,560
Less; allowance for credit losses	(2,603)	(2,603)
Total trade and other receivables	71,115	2,365,638

The Company has applied the simplified approach to measuring expected credit losses, which use a lifetime expected loss allowance. The Company also recognizes a refund liability in line with our revenue recognition policy in Note 2.

F-23

Note 11. Property and equipment

	2024	2023
	($)	($)
Plant and equipment - at cost	72,410	69,210
Less: Accumulated depreciation	(59,339)	(56,002)
	13,071	13,208

Computer equipment - at cost	111,047	95,612
Less: Accumulated depreciation	(82,269)	(54,929)
	28,778	40,683

Office equipment - at cost	2,090	2,090
Less: Accumulated depreciation	(1,508)	(1,313)
	582	777

	2024	2023
	$	$

Furniture & Fittings - at cost	49,537	49,537
Less: Accumulated depreciation	(14,270)	(9,277)
	35,267	40,260
Total property and equipment	77,698	94,928

Property Plant and Equipment
Balance at beginning of year	13,208	10,189
Additions	3,200	2,110
Disposals	-	-
Depreciation expense	(3,337)	909
Balance at end of the year-	13,071	13,208

Computer Equipment
Balance at beginning of year	51,971	51,971
Additions	15,435	12,687
Disposals	-	-
Depreciation expense	(38,628)	(23,975)
Balance at end of the year	28,778	40,683

Office Equipment
Balance at beginning of year	777	1,036
Additions	-	-
Disposals	-	-
Depreciation expense	(195)	(259)
Balance at end of the year	582	777

Furniture & Fittings
Balance at beginning of year	40,260	45,224
Additions	-	-
Disposals	-	-
Depreciation expense	(4,993)	(4,964)
Balance at end of the year	35,267	40,260

F-24

Note 12. Intangible assets

	2024 ($)	2023 ($)
Trademark - at cost	52,243	50,843
Less: Accumulated amortization	(29,653)	(24,429)
	22,590	26,414
Platform development - at cost	1,988,033	1,136,149
Less: Accumulated depreciation	(713,360)	(351,202)
	1,274,673	784,947

Total intangible assets	1,297,263	811,361

Reconciliations of the movement of intangible assets are set out below:

	2024 ($)	2023 ($)
Trademark
Balance at beginning of the period	26,414	26,414
Additions	1,400	-
Amortization expense	(5,224)	-
Balance at end of the period	22,590	26,414

Platform development costs
Balance at beginning of the period	784,947	1,034,302
Additions from internal development	177,456	352,182
Additions acquired *	674,220	-
Research & Development tax incentive	-	(383,937)
Amortization expense	(361,950)	(217,600)
Balance at end of the period	1,274,673	784,947

*	Included in additions is acquired intangible assets of:

●	In September 2023, we completed the acquisition of the assets of Steppen Pty Ltd, a fitness technology company based in Australia (“Steppen”). As consideration for the asset acquisition, we issued Steppen an unsecured and non-redeemable convertible promissory note (on the same terms as the recently completed Private Placement), with a principal amount of US$ 64,977 (AUD$100,000).

●	In October 2023, we completed the acquisition of the assets of Mixed Martials Arts LLC, an independent MMA media company, based in the US. As consideration for the asset acquisition, we issued Mixed Martials Arts LLC an unsecured and non-redeemable convertible promissory note (on the same terms as the recently completed Private Placement), with a principal amount of US$250,000 (AUD$384,750) and paid US$25,000 in cash.

●	In May 2024, we completed the acquisition of the assets of Hype Kit, Inc, a Delaware corporation (“Hype”), an all in-one digital marketing platform, designed to help small businesses grow in today’s age of social media. Hype’s software platform strengthens the Company’s vision to convert 640 million MMA fans to participants by providing invaluable tools to our gym owner, coach, and athlete partners to not only grow their revenues, but also operate more efficiently, save costs and enhance the offerings to their members and community. This acquisition is expected to accelerate MMA’s technology roadmap, bringing forward new subscription revenue opportunities for us, whilst creating cost synergies by materially reducing product development overhead and bringing valuable technology expertise, skills and talent into the business. The acquisition was completed, and the asset purchased for consideration of USD$100,000 (AUD$153,000)

●	Management determined both the acquired intangible assets did not pass the concentration test under IFRS 3 Business Combinations. Thereby were accounted for as acquisition of intangible assets.

Note 13. Trade and other payables

	2024 ($)	2023 ($)
Payable to member gyms	69,019	61,065
Taxes payable	603,550	560,204
Trade payables	540,102	723,105
Provision for refund liability	-	70,000
Other Payables	778,865	620,062
Total trade and other payables	1,991,536	2,034,436

F-25

Note 14. Current and Non-current Employee Entitlements

Current Employee Entitlement	454,342	357,227

Non-current Employee Entitlements	55,622	18,892

Note 15. Unearned Revenue

Unearned Revenue	-	174,290

Note 16. Reserves

	2024 $	2023 $	2022 $
Unlisted share option reserve	2,741,457	-	-
Share based payment reserve	5,734,601	3,912,367	1,546,983
Foreign currency translation reserve	(86,542)	(65,832)	(29,367)

Note 17. Issued capital

	30 June 2024 Shares	30 June 2023 Shares	30 June 2022 Shares
Owners share capital, opening (1)	3,918,750	3,918,750	3,918,750
Issued and fully paid	1,315,000	-	-
Issue of shares from the conversion of the convertible notes (2)	4,706,794	-	-
Advisor Options exercised (3)	327,142	-	-
Owners share capital, closing	10,267,686	3,918,750	3,918,750

	30 June 2024 $	30 June 2023 $	30 June 2022 $
Owners share capital, opening (1)	3,385,281	3,385,281	3,385,281
Issued and fully paid	9,964,825	-	-
Share issue transaction costs net of tax	(1,174,911)	-	-
Issue of shares from the conversion of the convertible notes (2)	32,177,751	-	-
Advisor Options exercised (3)	2,426,757	-	-
Owners share capital, closing	46,779,703	3,385,281	3,385,281

(1)	On January 24, 2024, there was a reverse share split of our issued and outstanding Ordinary Shares and Ordinary Share equivalents on the basis of four (4) securities for every five (5) securities held. All issued and outstanding Ordinary Shares and Ordinary Share equivalents and per share data have been adjusted throughout the financial statements to reflect the reverse share split for all periods presented.
(2)	The issue of shares from the conversion of convertible notes reflects and includes the face value of the note and interest accrued at a fixed rate defined in the agreements, along with the value of the derivative prior to conversion. This interest figure includes both the accrued interest rate (contractual and effective) relating to the convertible notes, with the contractual capitalised interest rate ranging between 8.5% to 15% per annum, and the derivative reflects the effective interest rate being the cost of the relevant conversion discounts to market value at the conversion date.

F-26

Note 17. Issued capital - continued

(3)	Note that 327,142 Advisor Options fully vested and were exercised into Shares between July 2023 and December 2023 and 16,193 Advisor Options were forfeited.

Capital risk management

The Company’s objectives when managing capital is to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other stakeholders and to maintain an optimum capital structure.

The Company’s capital includes Ordinary Share capital and financial liabilities supported by financial assets. There are no externally imposed capital requirements.

The Company effectively manages capital by assessing the Company’s financial risks and adjusting its capital structure in response to changes in these risks and the market. These responses include the management of debt and share issuances.

Note 18. Notes to statement of cash flows

	2024 $	2023 $	2022 $

Loss after income tax	(14,408,346)	(20,597,436)	(11,197,450)
Non-cash flows in operating loss:
Accrued interest on convertible notes	3,207,497	4,420,225	2,162,646
Share-based payments	4,521,598	2,365,384	1,546,983
Convertible notes issued in lieu of payment for services	-	624,426	-
Depreciation and amortisation expense	520,697	360,021	260,651

Fair value movement of derivatives	(3,400,685)	6,870,729	(2,751,564)

Changes in assets and liabilities:
Decrease in trade and other receivables	372,390	506,737	130,933
(Increase)/Decrease in other assets	(189,621)	33,091	1,015,343
Increase/(decrease) in trade and other payables	100,719	(153,292)	993,662
Decrease in net deferred revenue	(174,290)	(121,453)	(339,222)
(Decrease)/increase in provision for refund	(70,000)	(25,000)	20,000
Increase in employee entitlement	133,845	160,700	102,833

Net cash used in operating activities	(9,386,196)	(5,555,868)	(8,055,185)

F-27

Note 19. Related parties transactions

(a) Directors

The following persons held office as Directors of the Company during the years reported:

●	Nicholas Langton

●	Hugh Williams

●	Vaughn Taylor

●	Jonathan Hart

(b) Remuneration of Key Management Personnels

Key management personnel remuneration:

	2024	2023	2022
	$	$	$

Short term benefits	1,031,194	657,879	671,709
Post employment benefits	62,730	33,191	43,542
Long term benefits	16,474	18,892	-
Share Based payments	1,808,863	1,065,554	897,586
Total	2,919,261	1,775,516	1,612,837

(c) Related Party Transactions

Shares Held by Key Management Personnel:

	Shares 2024	Shares 2023	Shares 2022

Opening Balance	1,149,362	1,786,093	2,955,616
Issued	296,535	-	477,000
Repurchased	-	-	(1,200,000)
Resignation of Key Management Personnel	-	(530,609)	-
Reverse Share Split	-	(106,122)	(446,523)
Closing Balance	1,445,897	1,149,362	1,786,093

F-28

Note 19. Related parties transactions - continued

Options Held by Key Management Personnel:

	Options 2024	Options 2023	Option 2022

Opening Balance	654,364	515,850	-
Issued	342,000	279,221	644,813
Expired	-	(106,078)	-
Exercised	(205,086)	-	-
Reverse share split	-	(34,629)	(128,963)
Closing Balance	791,278	654,364	515,850

Related Party Transaction by Key Management Personnel

For the fiscal year ending June 30, 2024, Mr. Langton, through Snowflower Holdings Pty Ltd as trustee for the Snowflower Family Trust Account, was issued 172,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

For the fiscal year ending June 30, 2024, Mr. Williams, through Champ 7 Pty Ltd as trustee for the Williams Family Trust Account, was issued 14,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

For the fiscal year ending June 30, 2024, Mr. Taylor, through Nalaroo Holdings Pty Ltd as trustee for the Lavoipierre Taylor Fam Trust Account, was issued 73,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

For the fiscal year ending June 30, 2024, Mr. Hart, as trustee for the J Hart Family Trust Account, was issued 47,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

F-29

Note 19. Related parties transactions - continued

For the fiscal year ending June 30, 2024, under Mr. Java’s employment agreement, Mr. Java was paid a short-term incentive of A$98,589. Mr. Java, through 3213 Ventures Pty Ltd as trustee for the Java Holdings Trust, was issued 34,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

Other related parties:

Tanya Langton, our Head of Global Events and Logistics and the spouse of Mr. Langton, was issued 6,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026.

Other than as disclosed, the Company did not enter into any transactions or loans with any:

(i)	enterprises that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with us;

(ii)	associates;

(iii)	individuals owning, directly or indirectly, an interest in our voting power that gives them significant influence over us, and close members of any such individual’s family;

(iv)	key management personnel and close members of such individuals’ families; or

(v)	enterprises in which a substantial shareholder interest in our voting power is owned, directly or indirectly, by any person described in (iii) or (iv) or over which such person is able to exercise significant influence.

(d) Parent Entity

The individual financial statements of the Parent Entity show the following aggregate amounts:

Results of the parent entity

	2024 $	2023 $	2022 $

Loss for the period	(14,029,605)	(20,053,426)	(10,667,136)
Other comprehensive loss for the period	-	-	-
Total comprehensive loss for the period	(14,029,605)	(20,053,426)	(10,667,136)

Financial position of the parent entity	2024 $	2023 $

Assets
Current assets	5,309,505	7,307,155
Non-current assets	1,687,347	1,120,872
Total Assets	6,996,852	8,428,027

Liabilities
Current liabilities	2,577,040	28,018,760
Non-current liabilities	186,344	10,346,332
Total Liabilities	2,763,384	38,365,092
Net Assets/Liabilities	4,233,468	(29,937,065)

Equity
Contributed equity	46,779,703	3,385,281
Reserves	8,476,103	3,912,367
Accumulated losses	(51,022,338)	(37,234,713)
Total equity	4,233,468	(29,937,065)

There were no material contingent assets and liabilities in the Parent Entity at June 30, 2024 (nil – June 30, 2023).

F-30

Note 19. Related parties transactions - continued

(e) Subsidiaries

The Company’s subsidiaries at June 30, 2024 are set out below. Unless otherwise stated, they have share capital consisting solely of Ordinary Shares that are held directly by the company, and the proportion of ownership interests held equals the voting rights held by the company. The country of incorporation or registration is also their principal place of business.

Name of entity	Place of business	Ownership interest held
		June 30, 2024	June 30, 2023

Wimp 2 Warrior LLC	United States of America	100%	100%
Wimp 2 Warrior Productions Pty Ltd *	Australia	0%	95%
Wimp 2 Warrior Digital Pty Ltd *	Australia	0%	100%
Wimp 2 Warrior (Ireland) Limited	Ireland	100%	100%
Hype.Co	United States of America	100%	0%

*	Entities deregistered in the period to June 30, 2024.

Note 20. Leases

At the commencement of a lease contract, the Company assesses whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

During the year ended June 30, 2024, the Company determined with reasonable certainty that it would exercise its extension option at its current premises for two additional years. As a result, the Company has reassessed the lease term and related balances, which are reflected in the table below:

	2024	2023
	($)	($)
(a) Right-of-use asset
Right of use asset	613,691	400,829
Less: Accumulated amortization	(358,228)	(243,290)
Balance at end of year	255,463	157,540

Balance at beginning of year	157,540	276,907
Modification	212,682	-
Less: amortization for the period	(114,759)	(119,367)
Balance at end of the year	255,463	157,540
(b) Lease liabilities

Current lease liability	128,559	121,500
Non-current lease liability	130,722	54,162
Total lease liabilities	259,281	175,662

F-31

Note 20. Leases - continued

The total of future lease payments (including those lease payments that are not included in the measurement of the lease liability, e.g. for short-term leases and leases of low-value items) are disclosed for each of the following periods.

	2024 ($)	2023 ($)
Less than one year	135,680	127,361
One to two years	46,240	28,214
Two to five years	35,267	28,214
Five years and over	-	-
Total future lease payments	217,187	183,789

Note 21. Financial Liabilities

	2024 ($)	2023 ($)
Convertible note payable - Current	-	25,331,307
Convertible note payable – Non Current	-	10,273,278
Total Financial Liabilities	-	35,604,585

Host Liability - Current	-	16,567,450
Host Liability – Non Current	-	342,406
Derivative liability -Current	-	8,763,857
Derivative liability - Non Current	-	9,930,872
Total Convertible Notes Payable	-	35,604,585

The convertible notes issued by the Company have been split into the debt liability and a derivative component. The fair value of the Financial Liabilities for the host liability and the derivative liability has been determined using a combination of Monte Carlo Simulation (MCS) and Black-Scholes model (BSM).

During the reporting period Series A – July 21 matured and converted to equity on 7 July 2023, while Series A, Series A – Aug 21, Series B1, Series B2 and Series A Extension matured and converted to equity on 31 December 2023. During the reporting period the Company issued two additional Convertible Notes for the acquisition of Mixed Martial Arts LLC and Steppen. Mixed Martial Arts LLC, Steppen, Reach and Private Placement convertible notes converted to equity or were redeemed for cash on March 28, 2024, on successful listing on the NYSE by the Company, as per the conversion date in the table below.

Convertible notes held by investors in the reporting period are summarized below:

Series A Key Terms of this Series A convertible notes are as follows

Issue date	23-Dec-20
Pre Modification Maturity Date	23-Dec-22
Modification Date	1-Dec-22
Modified Maturity Date	31-Dec-23
Conversion Date	31 -Dec 23
Term (Years)	2.0
Face Value	7,319,818
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

F-32

Note 21. - Financial Liabilities - continued

Series A – July 21
Key Terms of this Series A convertible notes are as follows

Issue Date	7-Jul-21
Maturity Date	7-Jul-23
Conversion Date	7-Jul-23
Term (Years)	2.0
Face Value	525,000
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

Series A – August 21
Key Terms of this Series A convertible notes are as follows

Issue Date	20-Aug-21
Pre Modification Maturity Date	9 -Dec-22
Modification Date	1-Dec-22
Modified Maturity Date	31-Dec-23
Conversion Date	31-Dec-23
Term (Years)	1.3
Face Value	172,000
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

Series B1
Key Terms of this Series B1 convertible notes are as follows

Issue Date	15-Dec-21
Pre Modification Maturity Date	15-Dec-23
Modification Date	1-Dec-22
Modified Maturity Date	31-Dec-23
Conversion Date	31.Dec-23
Term (Years)	2.0
Face Value	4,982,652
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

F-33

Note 21. Financial Liabilities - continued

Series B2
Key Terms of this Series B2 convertible notes are as follows

Issue Date	1-July-22
Pre Modification Maturity Date	30-June-24
Modification Date	1-Dec-22
Modified Maturity Date	31-Dec-23
Conversion Date	31-Dec-23
Term (Years)	2.0
Face Value	671,284
Interest Rate	10%
Conversion Discount (Qualified Equity Investment)	20.0%

A Extension
Key Terms of this Series A Extension convertible notes are as follows

Issue Date	16-Nov-22
Maturity Date	31-Dec-23
Conversion Date	31-Dec-23
Term (Years)	1.1
Face Value	1,571,873
Interest Rate	15%
Conversion Discount (Qualified Equity Investment)	25%

Reach
Key Terms of this Reach convertible notes are as follows

Issue Date	13-Feb-23
Maturity Date	13-Feb-25
Conversion Date **	28-Mar-24
Term (Years)	2.0
Face Value*	3,195,000
Interest Rate	15%
Conversion Discount (Qualified Equity Investment)	20%

*	$3,025,841 of Reach convertible notes, inclusive of accrued interest, were rolled into the Private Placement on June 9, 2023.
**	$1,029,617 was redeemed for cash, the remaining Reach notes were converted to equity.

F-34

Note 21. Financial Liabilities - continued

Private Placement
Key Terms of this Private Placement convertible notes are as follows

Issue Date	9-June-23
Maturity Date	9-June-25
Conversion Date	28-Mar-24
Term (Years)	2.0
Face Value	9,215,591
Interest Rate	10%
Conversion Discount (Qualified Equity Investment)	30%

Mixed Martial Arts LLC
Key Terms of this Mixed Martial Arts LLC convertible note are as follows

Issue Date	26-Oct-23
Maturity Date	9-June-25
Conversion Date	28-Mar-24
Term (Years)	1.6
Face Value	384,750
Interest Rate	10%
Conversion Discount (Qualified Equity Investment)	25%

Steppen
Key Terms of this Steppen convertibles note are as follows

Issue Date	20-Sept-23
Maturity Date	9-June-25
Conversion Date	28-Mar-24
Term (Years)	1.7
Face Value	100,00
Interest Rate	10%
Conversion Discount (Qualified Equity Investment)	25%

F-35

Note 22. Share-based payments

During the periods 30 June 2024 and 30 June 2023, the Company granted share options to advisors and consultants (as remuneration for services provided), as well as select employees and Directors of the Company under the board approved Employee Share Option Plan (ESOP).

Each share option converts into one Ordinary Share of the Company on exercise. An option may be exercised by either (a) paying to the Company the Exercise Price of the Option being exercised (Cash Exercise) or (b) if elected by the Option Holder by setting off the total Exercise Price against the number of Shares which they are entitled to receive upon exercise (Cashless Exercise Facility). The options carry neither rights to dividends nor voting rights. Options may be exercised at any time from the date of vesting, subject to meeting the vesting conditions, to the date of their expiry.

Options are exercisable at a price determined by each option grant and range from $0.01 (relating to options granted as consideration for foregone cash payment for services provided), to $6.73 per share (relating to issuances under the ESOP which qualifies for the ATO ESS start-up tax concessions available for SME unlisted companies). All options are vested over three years. If the options remain unexercised after the period agreed from the date of grant the options expire. Options are forfeited if the employee leaves the Company before the options vest unless otherwise agreed by the Board.

The values of the Options are calculated by applying the Black-Scholes model. The Company used valuations specialists to perform these valuations.

During the reporting periods the Company also issued share rights (RSU’s) to select employees of the Company under the board approved Employee Incentive Plan (EIP). These share rights may be converted into Ordinary Shares under the EIP. Fifty percent of the principal share rights will vest and be exercisable on October 1, 2025 and the remaining fifty percent of the share rights will vest and be exercisable on and from October 1, 2026.

The values of the Share Rights are calculated by applying the Black-Scholes model. The Company used valuations specialists to perform these valuations.

Details of the expense arising from performance rights, options and warrants:

	2024 $	2023 $	2022 $

ESOP	1,851,329	1,052,245	914,682
Advisor Options (1)	1,086,938	1,164,524	632,301
Reach	46,584	148,615	-
Warrants (2)	253,391	-	-
Over allotment Option (3)	163,794	-	-
RSU	1,119,562	-	-
Total Share based payments*	4,521,598	2,365,384	1,546,983

1.	Note that 327,142 Advisor Options vested and were exercised into Shares between July 2023 and December 2023 and 16,193 Advisor Options were forfeited. At June 30, 2024, nil remaining Advisor Options were on issue.

F-36

Note 22. Share-based payments - continued

2.	Note that this expense is pertaining to the issuance of warrants (equating to 65,000 Ordinary Shares on exercise) to the Underwriter as part of the underwriting agreement. These Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half year period commencing 180 days from the commencement of sales of the securities in the Offering, at a price per share equal to 125.0% of the public offering price per share of common stock at the Offering. The issuance acts as additional compensation for ThinkEquity services that would be rendered over a 24 month period from the Closing of the initial public offering. As these services vary and are not for a specific service, the fair value of this allocation cannot be estimated reliably. Thereby, the fair value of these warrants at grant date were calculated by applying the Black-Scholes model. The Company used valuations specialists to perform these valuations.

3.	Note that this expense is pertaining to the option granted to the underwriter, exercisable within 45 days after the closing of the Offering, to acquire up to an additional 15% of the total number of Shares to be offered by the company in the offering, solely for the purpose of covering over-allotments. This over-allotment option essentially granted the underwriter the right to sell more shares than originally planned if the demand for a security issue proves higher than expected. The fair value of this service cannot be estimated reliably as the exercise was subjective on share price performance and/or timing. Thereby, the fair value of these options at grant date were calculated using the Black-Scholes model. The Company used valuations specialists to perform these valuations. In addition, please note that these options have not been exercised and the 45-day limit has expired.

Details of the number of share options outstanding during the year, adjusted to account for the 4-for-5 reverse share split, are as follows:

ESOP
	2024	2023	2022
Beginning of period	784,098	556,074	-
Granted during the period	-	312,886	556,074
Forfeited/expired during the period	-	(84,862)	-
Exercised during the period	-	-	-
End of the period	784,098	784,098	556,074

Advisor
	2024	2023	2022
Beginning of period	344,055	312,362	-
Granted during the period	-	31,693	312,362
Forfeited/expired during the period	(16,913)	-	-
Exercised during the period	(327,142)	-	-
End of the period	-	344,055	312,362

F-37

Note 22. Share-based payments - continued

Reach
	2024	2023	2022
Beginning of period	45,794	-	-
Granted during the period	-	45,794	-
Forfeited/expired during the period	-	-	-
Exercised during the period	-	-	-
End of the period	45,794	45,794	-

RSU
	2024	2023	2022
Beginning of period	-	-	-
Granted during the period	630,729	-	-
Forfeited/expired during the period	-	-	-
Exercised during the period	-	-	-
End of the period	630,729	-	-

Over Allotment Option
	2024	2023	2022
Beginning of period	-	-	-
Granted during the period	195,000	-	-
Forfeited/expired during the period	(195,000)	-	-
Exercised during the period	-	-	-
End of the period	-	-	-

Warrants
	2024	2023	2022
Beginning of period	-	-	-
Granted during the period	65,000	-	-
Forfeited/expired during the period	-	-	-
Exercised during the period	-	-	-
End of the period	65,000	-	-

Total
	2024	2023	2022
Total beginning of period	1,173,947	868,436	-
Total granted during the period	890,729	390,373	868,436
Total forfeited/expired during the period	(211,913)	(84,862)	-
Total exercised during the period	(327,142)	-	-
Total end of the period	1,525,621	1,173,947	868,436

The model inputs for options granted during the reporting periods include:

Grant Date	Exercise price	Term	Spot Price	Share price volatility	Expected Dividend yield	Risk free interest rate
ESOP
31 Aug 2021	$0.62	3 years	$5.72	67.3%	0.0%	0.2%
31 Aug 2021	$5.72	3 years	$5.72	67.3%	0.0%	0.2%
1 March 2022	$0.62	3 years	$18.51	66.4%	0.0%	1.5%
23 Feb 2023	$0.23	3.0 years	$5.72	64.5%	0.0%	3.6%
ADVISOR
21 Aug 2021	$0.62	2.86 years	$5.72	66.6%	0.0%	0.5%
21 Aug 2021	$0.01	2.86 years	$5.72	66.6%	0.0%	0.5%
21 Aug 2022	$0.01	4.90 years	$10.80	65.4%	0.0%	3.0%

F-38

Note 22. Share-based payments - continued

REACH
13 Feb 2023	$5.72	3.30 years	$5.72	65.4%	0.0%	3.5%
9 June 2023	$6.73	3.15 years	$6.12	60.1%	0.0%	3.8%

RSUs
10 Oct 2023	-	3 years	$7.64	N/A	0%	N/A
1 Mar 2024	-	3 years	$7.52	N/A	0%	N/A

Warrants
27 March 2024 Over allotment	US$6.25	5 years	$5.00	62.9%	0%	3.7%
27 March 2024	$5.00	0.12 years	$5.00	46%	0%	3.7%

The share-based payment expense of $4,521,598 for the period ended June 30, 2024 ($2,365,384 June 30, 2023 and $1,546,983 June 30, 2022) has been recognized in the Consolidated Statement of Profit or Loss and Other Comprehensive Loss.

Note 23. Financial Instruments

Capital management

The Company’s objectives when managing share capital, reserves, and accumulated losses, which represents the group’s capital, are to:

●	safeguard their ability to continue as a going concern, so that they can continue to provide returns for shareholders and benefits for other stakeholders; and

●	sustain future product development.

Financial risk management

The Company’s activities expose it to a variety of financial risks: market risk (primarily currency risk), credit risk, and liquidity risk. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of foreign exchange risk and aging analysis for credit risk.

Financial risk management is carried out by the Chief Financial Officer (CFO) and overseen by the Board of Directors.

F-39

Note 23. Financial Instruments - continued

Market Risk

Foreign exchange risk

Foreign exchange risk arises when future commercial transactions and recognised assets and liabilities are denominated in a currency that is not the entity’s functional currency. The risk is measured using sensitivity analysis and cash flow forecasting. The Group operates internationally and is exposed to foreign exchange risk arising primarily from currency exposures to the NZ Dollar, Euro, and US Dollar.

The Company’s financial results are reported in AU dollar and a substantial portion of our operating revenues and expenses are reported in AU dollar. Revenue and expenses recorded in local currency other that AU dollar are where practical received in to and paid out of local currency bank accounts mitigating the Company’s exposure to foreign currency risk.

Credit risk

Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables and committed transactions.

The Company has no significant concentrations of credit risk. For banks and financial institutions, only independently rated and reputable parties are accepted. The Company has policies in place to ensure that sales of products and services are made to customers in advance of the products and service being provided The maximum exposure to credit risk at the reporting date is the carrying amount of the financial assets recognised in the statement of financial position.

Liquidity risk

Liquidity risk arises from the Company’s management of cash and working capital. It is the risk that the Company will encounter difficulty in meeting its financial obligations as they fall due. The Company’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities as and when they fall due. The Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business.

Remaining contractual maturities

The following tables detail the Company’s remaining contractual maturity for its financial instrument liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the financial liabilities are required to be paid. The tables include both interest and principal cash flows disclosed as remaining contractual maturities and therefore these totals may differ from their carrying amount in the statement of financial position.

F-40

Note 23. Financial Instruments - continued

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Remaining contractual maturities
Consolidated 2024%		$	$	$	$

Non - Derivative
Non-interest bearing
Trade and other payables	-	1,991,536	-	-	1,991,536

Interest bearing – fixed rate
Financial liability – host debt	-	-	-	-	-
Lease liability	3.5%	135,680	46,240	35,267	217,187
Total non - derivative		2,127,216	46,240	35,267	2,208,723

Derivative
Derivative liability	-	-	-	-	-
Total Derivative		-	-	-	-

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Remaining contractual maturities
Consolidated 2023%		$	$	$	$’000

Non - Derivative
Non-interest bearing
Trade and other payables	-	2,034,436	-	-	2,034,436

Interest bearing – fixed rate
Financial liability – host debt	9.3%	16,567,450	342,406	-	16,909,856
Lease liability	3.5%	127,361	28,214	28,214	183,789
Total non- derivative		18,729,247	370,620	28,214	19,128,081

Derivative
Derivative liability	-	-	-	-	-
Total Derivative		-	-	-	-

The cash flows in the maturity analysis above are not expected to occur significantly earlier than contractually disclosed above.

Fair value estimation

The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes. The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities approximates their carrying values.

F-41

Note 24. Remuneration of auditors

During the financial year the following fees were paid or payable for services provided by BDO Audit Pty Ltd, the auditor of the Company and its network firms:

	2024 $	2023 $	2022 $
Audit fees	382,000	200,000	48,000
Audit – related fees	130,000	207,000	-
Tax fees	-	-	-
All other fees	-	-	-
Total	512,000	407,000	48,000

Note 25. Contingent Assets and Liabilities

There were no material contingent assets and liabilities at 30 June 2024 (nil – 30 June 2023).

Note 26. Commitments

The Company has no material Commitments at 30 June 2024 (nil- 30 June 2023).

Note 27. Loss per share

	2024 $	2023 $	2022 $

Reconciliation of loss after tax	(14,408,346)	(20,597,436)	(11,197,450)

Weighted average number of Ordinary Shares outstanding during the period used in calculating loss per share	10,267,686	3,918,750	3,918,750

Loss per share attributable to the owners of MMA
Basic loss per share	(1.40)	(5.26)	(2.86)
Diluted loss per share	(1.40)	(5.26)	(2.86)

Note 28. Events after the reporting period

In July 2024, at the discretion of the Board under the Company’s Employee Incentive Plan (EIP), 40,000 share rights have fully vested and converted into Ordinary Shares.

In September 2024, various employees and consultants were issued an aggregate of 139,500 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the Company’s Employee Incentive Plan. All share rights granted will vest and become exercisable in three tranches between May 2025 and August 2027.

In September 2024, we announced a revenue share agreement with UFC Gym, LLC in relation to the intention of rolling out the Warrior Training Program and Hype across UFC Gym’s global network of gyms, consisting of both corporate owned locations and franchises (with over 150 locations in 40 countries, including 80 in the United States) (“UFC Group”). In the initial phase, these programs will be introduced in locations across the US, the Middle East, the UK, Germany, Mexico, India and Central Asia. The revenue from the Warrior Training Program is shared, with the UFC Group receiving 70% and the Company receiving 30%.

In September 2024, Conor McGregor was appointed as a global ambassador (“Ambassador Agreement”) and will provide services customarily associated with such roles for a company in the mixed martial arts and technology sector (“Services”). The term of the Ambassador Agreement shall be effective for three years and either party may terminate the agreement upon 10 days prior written notice if the other party breaches the agreement and does not cure such breach within such time period. In consideration for providing these Services under the Ambassador Agreement, and pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, Mr. McGregor received 700,000 performance share rights, 150,000 of which vested upon execution of the Ambassador Agreement, and the remainder of which will vest once the 30-day volume-weighted average price (VWAP) achieves the following triggers: 100,000 shares when the share price reaches $7.50; 150,000 shares when the share price reaches $10.00; 150,000 shares when the share price reaches $15.00 and 150,000 shares when the share price reaches $20.00. Aligned with the three (3) year term of the Ambassador Agreement, Mr. McGregor is restricted from selling shares within three (3) years of issuance unless specific conditions are met, such as the Company’s written consent, a sale or liquidation of the Company, or if the Company breaches the agreement.

F-42

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF
PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS FOR THE
NINE MONTHS ENDED MARCH 31, 2025 AND MARCH 31, 2024

	Note	March 31, 2025 ($)	March 31, 2024 ($)
Revenue
Revenue from Program Fees	5	1,288,802	954,621
Less: Contractual payments to gyms	5	(754,000)	(556,098)
Net Revenue from Program Fees		534,802	398,523

Subscription Revenue	5	44,528	-
Transaction Revenue	5	52,283	-
Other Income	5	280,349	172,760
Total Revenue		911,962	571,283

Expenses

Program Expenses	6	78,431	124,190
Employee salaries and benefits		4,524,432	3,908,674
Share Based Payments	16	2,113,151	3,650,976
Advertising fees		321,260	419,912
Professional fees		2,500,507	1,505,745
Rent		8,335	7,245
IT costs		281,010	416,340
Depreciation and amortization		395,076	483,338
Net foreign exchange gain	6	(137,507)	(59,191)
Finance costs	6	194,326	3,219,591
Other expenses		2,056,071	1,198,176
Fair Value movement in derivative liability		-	(3,400,685)
Total Expenses		12,335,092	11,474,311

Loss before income tax expense		(11,423,130)	(10,903,028)
Income tax expense		-	-

Loss after income tax expense for the period		(11,423,130)	(10,903,028)

Other comprehensive loss, net of tax		(104,475)	(98,128)

Total comprehensive loss for the period attributable to the members of Mixed Martial Arts Group Limited	7	(11,527,605)	(11,001,156)

Basic loss per share	20	(0.94)	(1.06)

Diluted loss per share	20	(0.94)	(1.06)

The above unaudited interim condensed consolidated financial statements should be read in conjunction with the accompanying notes.

F-43

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS AT MARCH 31, 2025 AND JUNE 30, 2024

	Note	March 31, 2025 ($)	June 30, 2024 ($)
Current Assets

Cash and cash equivalents	7	73,192	3,544,837
Trade and other receivables	8	666,998	71,115
Other assets		-	7,840
Total current assets		740,190	3,623,792

Non-current assets

Property, Plant and Equipment		63,211	77,698
Right-of-use asset	17	124,169	255,463
Intangible assets and goodwill	9/14	4,813,415	1,297,263
Other Assets		65,109	65,109
Total non-current assets		5,065,904	1,695,533
Total assets		5,806,094	5,319,325

Current liabilities

Trade and other payables	10	3,653,341	1,991,536
Current Deferred Consideration	11	1,382,336	-
Unearned revenue		43,750	-
Current Employee Entitlements		459,675	454,342
Current Lease Liability	17	110,109	128,559
Total current liabilities		5,649,211	2,574,437

Non-current liabilities

Non-current Deferred Consideration	11	1,618,050	-
Non-current Employee Entitlements		68,999	55,622
Non-current Lease Liability	17	19,167	130,722
Total non-current liabilities		1,706,216	186,344

Total liabilities		7,355,427	2,760,781

Net (liabilities)/assets		(1,549,333)	2,558,544

Equity

Issued Capital	13	52,155,342	46,779,703
Share-based payment reserve	12	7,778,690	5,734,601
Unlisted options reserve	12	2,741,457	2,741,457
Foreign currency translation reserve	12	(191,017)	(86,542)
Accumulated losses		(64,033,805)	(52,610,675)
Total (deficit)/equity		(1,549,333)	2,558,544

The above unaudited interim condensed consolidated financial statements should be read in conjunction with the accompanying notes.

F-44

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND MARCH 31, 2024

March 31, 2025	Issued Capital ($)	Unlisted Option Reserve ($)	Share-based Payment Reserve ($)	Foreign Currency Translation Reserve ($)	Accumulated Losses ($)	Total ($)

Opening balance as at July 1, 2024	46,779,703	2,741,457	5,734,601	(86,542)	(52,610,675)	2,558,544
Loss after tax	-	-	-	-	(11,423,130)	(11,423,130)
Other comprehensive (loss)	-	-	-	(104,475)	-	(104,475)
Total comprehensive (loss)	-	-	-	(104,475)	(11,423,130)	(11,527,605)
Share-based payments (see Note 16)	-	-	2,113,151	-	-	2,113,151
Issued Shares fully paid in lieu of services (see Note 13)	1,003,761	-	407,250	-	-	1,411,011
Issued Shares fully paid from private placement (see Note 13)	2,923,568	-	-	-	-	2,923,568
Exercise of options (see Note 16)	476,312	-	(476,312)	-	-	-
Shares issued as consideration for business combination	971,998	-	-	-	-	971,998

Closing balance as at March 31, 2025	52,155,342	2,741,457	7,778,690	(191,017)	(64,033,805)	(1,549,333)

March 31, 2024	Issued Capital ($)	Share-based Payment Reserve ($)	Foreign Currency Translation Reserve ($)	Accumulated Losses ($)	Total ($)

Opening balance as at July 1, 2023	3,385,281	3,912,367	(65,832)	(38,366,123)	(31,134,307)
Loss after tax	-	-	-	(10,903,028)	(10,903,028)
Other comprehensive (loss)	-	-	(98,128)	-	(98,128)
Total comprehensive (loss)	-	-	(98,128)	(10,903,028)	(11,001,156)
Share-based payments (see Note 16)	-	3,650,976	-	-	3,650,976
Issued of Shares fully paid net of Transaction cost (see Note 13)	8,789,914	-	-	-	8,789,914
Issue of Shares from conversion of convertible notes (see Note 13)	34,919,208	-	-	-	34,919,208
Advisor options vested (see Note 13)	2,426,757	(2,426,757)	-	-	-
Advisor options forfeited (see Note 13)	-	(108,813)	-	108,813	-

Closing balance as at March 31, 2024	49,521,160	5,027,773	(163,960)	(49,160,338)	5,224,635

The above unaudited interim condensed consolidated financial statements should be read in conjunction with the accompanying notes.

F-45

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND MARCH 31, 2024

	Note	March 31, 2025 ($)	March 31, 2024 ($)

Cash flows from operating activities
Receipts from training participants and customers (inclusive of GST)		1,221,813	938,529
Payments to member gyms, suppliers & employees (inclusive of GST)		(7,582,230)	(6,141,600)
Receipts from Government grants and tax incentives related to expenditure		-	63,776
Interest and other finance costs paid		(41,336)	(12,093)
Net cash used in operating activities		(6,401,753)	(5,151,388)

Cash flows from investing activities
Payments for property plant & equipment, net of disposal		(3,359)	(20,073)
Payments for intangible assets		-	(166,686)
Net cash used in investing activities		(3,359)	(186,759)

Cash flows from financing activities
Proceeds from Share Issue		2,923,568	-
Repayment of lease liabilities		(83,587)	(99,062)
Proceeds from convertible notes, net of transaction costs		-	1,931,561
Loans from related parties		197,960	-
Net cash from financing activities		3,037,941	1,832,499

Net decrease in cash and cash equivalents		(3,367,171)	(3,505,648)

Cash and cash equivalents at the beginning of the financial period		3,544,837	3,702,567
Effect of exchange rate changes on cash		(104,474)	(98,129)
Cash and cash equivalents at the end of the financial period	7	73,192	98,790

The above unaudited interim condensed consolidated financial statements should be read in conjunction with the accompanying notes.

F-46

Note 1. Corporate information

Mixed Martial Arts Group Limited (the “Company” or the “Parent Entity”) was incorporated and is domiciled in Australia. The Company changed its registered name from Alta Global Group Limited on November, 29 2024 and previously from Wimp 2 Warrior Limited to Alta Global Group Limited on February 2, 2022.

The Company, an Australian company, is listed solely on NYSE American and is governed by the rules of the NYSE American and the U.S. Securities and Exchange Commission. For purposes of US securities law the Company is a “foreign private issuer” (FPI). In addition, the Company qualifies as an “emerging growth company” for U.S. securities law purposes. The Company is a for-profit Australian unlisted public company limited by shares with a principal place of business at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095.

Note 2. Material accounting policy information

Basis of preparation

These consolidated financial statements for the interim nine month reporting period ended March 31, 2025 and March 31, 2024 have been prepared in accordance with International Financial Reporting Standard IAS 34 ‘Interim Financial Reporting’ as appropriate for for-profit oriented entities.

These interim financial statements do not include all the notes of the type normally included in annual financial statements. Accordingly, these financial statements are to be read in conjunction with the annual report for the year ended June 30, 2024.

The material accounting policies adopted are consistent with those of the previous financial year and corresponding interim reporting period, unless otherwise stated.

These financial statements are presented in Australian Dollars (AUD), which is also the Group’s functional currency.

New or amended Accounting Standards and Interpretations adopted

The consolidated entity has adopted all of the new or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (“IASB”) that are applicable and mandatory for the current reporting period. None were deemed to have a material impact on these financial statements.

Any new or amended Accounting Standards or Interpretations that are not yet mandatory have not been early adopted.

Goodwill

Goodwill arises on the acquisition of a business. Goodwill is not amortised. Instead, goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Impairment losses on goodwill are taken to profit or loss and are not subsequently reversed.

Business combinations

The acquisition method of accounting is used to account for business combinations. The consideration transferred is the sum of the acquisition-date fair values of the assets transferred, equity instruments issued or liabilities incurred by the acquirer to former owners of the acquiree and the amount of any non-controlling interest in the acquiree.

F-47

Note 2. Material accounting policy information - continued

At the acquisition date the identifiable assets acquired and the liabilities assumed are recognized at their fair value.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any controlling interests in the acquiree, and the fair value of the acquirers previously held equity interest in the acquiree (if any) over the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed. If after reassessment the net of the acquisition date amounts of the identifiable assets and the liabilities assumed exceeds the sum of the consideration transferred, the amount of any no controlling interest in the acquiree and the fair value of the acquirers previously held interest in the acquiree (if any) the excess is recognised immediately in the profit and loss as a bargain purchase gain.

All acquisition costs are expensed as incurred to profit or loss. On the acquisition of a business, the consolidated entity assesses the financial assets acquired and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic conditions, the consolidated entity’s operating or accounting policies and other pertinent conditions in existence at the acquisition-date.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Company reports provisional amounts for the items for which the accounting is incomplete. The Company retrospectively adjusts the provisional amounts recognised and also recognises additional assets or liabilities during the measurement period, based on new information obtained about the facts and circumstances that existed at the acquisition date. The measurement period ends on either the earlier of (i) 12 months from the date of the acquisition or (ii) when the acquirer receives all the information possible to determine fair value.

Note 3. Critical accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, which management believes to be reasonable under the circumstances.

In preparing the interim condensed consolidated financial statements, no significant changes in accounting estimates, assumptions and judgements have occurred compared to the significant accounting judgements, estimates and assumptions discussed in the consolidated financial statements as of and for the fiscal year ended June 30, 2024 other than described below.

Going concern

The consolidated financial statements for the reporting periods have been prepared on a going concern basis which contemplates continuity of normal business activities and the realization of assets and settlement of liabilities in the ordinary course of business.

We have assessed that there is a substantial doubt related to going concern that may cast significant doubt over our ability to continue as a going concern as we incurred a loss after tax of $11,423,130 for the period ended 31 March 2025 compared to $10,903,028 for the period ended 31 March 2024, had net cash outflows from operating activities of $6,401,753 for the period ended 31 March 2025 compared to $5,151,388 for the period ended 31 March 2024, had a net liability position of $1,549,333 as at 31 March 2025 compared to net asset position of $2,558,544 as at 30 June 2024, and net current liability position of $4,909,021 as at 31 March 2025, compared to net current asset position of $1,049,355 as at 30 June 2024. As a result of these conditions, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business.

F-48

Note 3. Critical accounting judgements, estimates and assumptions - continued

The ongoing operation of the Company remains dependent upon raising additional funds. In light of the future expenditures to be incurred in executing on our strategic plans, we are dependent on obtaining financing through equity financing, debt financing or other means. The ability to arrange such funding in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There is no assurance that we will be successful in our efforts to raise additional funding on terms satisfactory to us. If we do not obtain additional funding, we may be required to delay, reduce the scope of, or eliminate our current operations.

However, we believe that we will be able to raise additional funds as required to meet our obligations as and when they become due and are of the opinion that the use of the going concern basis remains appropriate. Our ability to continue as a going concern and to pay debts as and when they become due is dependent on the following:

●	we have historically been successful in raising funds,
●	we have now listed on the New York Stock Exchange in the United States. As a listed vehicle now we have capital raising options such as Placements, Share Purchase Plans, Rights issues and entitlement offers, Dividend Reinvestment Plans, Hybrids and Retail notes and PIPEs,
●	our level of expenditure continues to be managed and will continue to be managed to maximize run-way; and
●	we have reason to believe that in addition to the cash flow currently available, additional revenues will continue to be received through the sale of our products and services throughout the course of the year.

If we decide to raise capital, the issuance of additional Ordinary Shares would result in dilution to our existing shareholders. We cannot assure you that we will be successful in completing any financings or that any such equity or debt financing will be available to us if and when required or on satisfactory terms.

Should we be unable to raise additional funds on a timely basis, we may be required to realize our assets and discharge our liabilities other than in the normal course of business and at amounts different to those stated in the financial statements. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount of liabilities that might result should we be unable to continue as a going concern and meet our debts as and when they become due.

Business Combination

As discussed in Note 2, business combinations are initially accounted for on a provisional basis. The fair value of assets acquired, liabilities and contingent liabilities assumed are initially estimated by the consolidated entity taking into consideration all available information at the reporting date. Fair value adjustments on the finalisation of the business combination accounting is retrospective, where applicable, to the period the combination occurred and may have an impact on the assets and liabilities, depreciation and amortisation reported.

F-49

Note 4. Operating segments

Identification of reportable operating segments

Segment reporting is based on the information that management uses to make decisions about the operation of the Company. Operating segment determination is based on the internal reports that are reviewed and used by the Board of Directors (who are identified as the Chief Operating Decision Makers (“CODM”) in assessing performance and in determining the allocation of resources. The Company has identified one operating segment as the provision and administration of mixed martial arts training programs, gym programs.

The CODM reviews EBITDA (earnings before interest, tax, depreciation, and amortization). The accounting policies adopted for internal reporting to the CODM are consistent with those adopted in the financial statements. Application of IFRS 8 and quantitative thresholds for determination of reportable segments sees the consolidated entity disclosing only one reportable operating segment as the provision of subscription revenue and transaction revenue are below the thresholds and are not qualitatively or quantitatively material. The unaudited interim condensed consolidated financial statements for the nine months ended March 31, 2025 and 2024 have been presented by this single operating segment and have been presented and disclosed as one reportable operating segment.

Note 5. Revenue

	March 31, 2025 ($)	March 31, 2024 ($)
Program fees
Revenue from program fees	1,288,802	954,621
Contractual payments to gyms	(754,000)	(556,098)
Net Revenue from program fees	534,802	398,523

Subscription Revenue	44,528	-
Transaction revenue	52,283	-

Other Income
Research and Development tax incentive	249,747	-
Finale, franchise fee and other fees	30,166	170,376
Merchandise sales	436	2,384
Total other income	280,349	172,760
Total Revenue	911,962	571,283

Disaggregation of Revenue

The disaggregation of revenue from contracts with customers is disclosed below. The Company only has one major product line, being the provision of Gym Programs, with growth lines of subscription and transaction revenue. All revenues are generated by the Australian Parent Entity and its 100% owned subsidiaries:

Revenue from program fees	1,288,802	954,621
Contractual payments to gyms	(754,000)	(556,098)
Net Revenue from program fees	534,802	398,523
Subscription Revenue	44,528	-
Transactions Revenue	52,283	-

F-50

Note 5. Revenue - continued

Timing of revenue recognition – All goods and services transferred at a point in time.   Revenue from program fees is recognised only after both (1) the license agreement is signed—transferring the gym’s right to use the Company’s Warrior Training Program IP—and (2) the Warrior Training Program commences. Because it is a usage-based royalty, revenue is measured as each series proceeds, based on the number of participants enrolled.

Note 6. Expenses

	March 31, 2025 ($)	March 31, 2024 ($)

Event Costs	32,148	35,496
Program costs	7,723	7,046
Merchant fees	31,687	23,720
Other costs	6,873	57,928
Total program expenses	78,431	124,190

Convertible notes interest – contractual and effective	-	3,207,498
Bank fees	12,371	9,928
Bank interest and lease interest	181,955	2,165
Total finance costs	194,326	3,219,591

Unrealized currency (gains)	(143,278)	(49,594)
Realized currency (gains)/losses	5,771	(9,597)
Net foreign exchange (gains)	(137,507)	(59,191)

Note 7. Cash and cash equivalents

	March 31, 2025 ($)	June 30, 2024 ($)
Cash on hand	1,000	1,000
Cash at bank	72,192	3,543,837
Total cash and cash equivalents	73,192	3,544,837

Note 8. Trade and other receivables

	March 31, 2025 ($)	June 30, 2024 ($)

Trade Receivables	10,057	657
Accrued Income***	409,797	29,443
Research and Development Tax incentive receivable**	249,747	-
Other advances	-	43,618
Less; allowance for credit losses *	(2,603)	(2,603)
Total trade and other receivables	666,998	71,115

*	The Company has applied the simplified approach to measuring expected credit losses, which use a lifetime expected loss allowance.

**	The Company will continue to apply for the Research and Development incentive as long as it continues to be eligible and will conduct eligible research and development activities. The applicable legislation that governs the eligibility to participate in the R&D incentive program is Division 355 of the Income Tax Assessment Act 1997 (ITAA 1997). The FY 2024 Research and Development incentive was applied for on lodging of the FY 2024 tax return in March 2025 with the Australian Tax Office and recognised as there is reasonable assurance that the Company has complied with the conditions of the grants.

***	Accrued income relates to the Warrior Training Programs that have commenced prior to period end taking into account unbilled revenue at period end. Unbilled revenue at March 31, 2025 was significantly higher than June 30, 2024.

F-51

Note 9. Intangible assets

	March 31, 2025 ($)	June 30, 2024 ($)
Trademark - at cost	52,243	52,243
Less: Accumulated amortisation	(33,572)	(29,653)
	18,671	22,590
Platform development - at cost	1,988,033	1,988,033
Less: Accumulated depreciation	(1,010,149)	(713,360)
	977,884	1,274,673
Goodwill	3,816,860	-
	3,816,860	-

Total intangible assets	4,813,415	1,297,263

Reconciliations of the movement of intangible assets are set out below:

	March 31, 2025 ($)	June 30, 2024 ($)
Trademark
Balance at beginning of the period	22,590	26,414
Additions	-	1,400
Amortisation expense	(3,919)	(5,224)
Balance at end of the period	18,671	22,590

Platform development costs
Balance at beginning of the period	1,274,673	784,947
Additions from internal development	-	177,456
Additions acquired	-	674,220
Amortisation expense	(296,789)	(361,950)
Balance at end of the period	977,884	1,274,673
Goodwill
Balance at beginning of the period	-	-
Additions from Business Combination*	3,816,860	-
Balance at end of the period	3,816,860	-

*	In December 2024 we completed the acquisition BJJ Link refer Note 14 for further details.

Note 10. Trade and other payables

Trade and other Payables	March 31, 2025 ($)	June 30, 2024 ($)
Payable to member gyms	266,368	69,019
Taxes payable	770,644	603,550
Trade payables	1,326,800	540,102
Loans from related parties	369,215	-
Accruals	920,314	778,865
Total current payables	3,653,341	1,991,536

F-52

Note 11. Deferred Consideration

	March 31, 2025 ($)	June 30, 2024 ($)
Current deferred consideration	1,382,336	-

Non-current deferred consideration	1,618,050	-

Current and non-current deferred consideration relates to the deferred consideration for the BJJ Link acquisition, refer Note 14 for further details.

Note 12. Reserves

	March 31, 2025 ($)	June 30, 2024 ($)
Unlisted share option reserve	2,741,457	2,741,457
Share based payment reserve	7,778,690	5,734,601
Foreign currency translation reserve	(191,017)	(86,542)

Note 13. Issued capital

	March 31, 2025 Shares	June 30, 2024 Shares
Owners share capital, opening	10,282,686	3,918,750
Issued and fully paid from equity issuances (3)	1,140,388	1,315,000
Issued Shares fully paid in lieu of services	245,000	-
Issue of shares as consideration for business combination (4)	315,789	-
Issue of shares from the conversion of the convertible notes (1)	-	4,721,794
Advisor Options exercised (2)	-	327,142
Options exercised (5)	155,537	-
Owners share capital, closing	12,139,400	10,282,686

	March 31, 2025 $	June 30, 2024 $
Owners share capital, opening	46,779,703	3,385,281
Issued and fully paid from equity issuances (3)	2,923,567	9,964,825
Share issue transaction costs	-	(1,174,911)
Issued Shares fully paid in lieu of services	1,003,761	-
Issue of shares as consideration for business combination (4)	971,998	-
Issue of shares from the conversion of the convertible notes (1)	-	32,177,751
Advisor Options exercised (2)	-	2,426,757
Options exercised (5)	476,313	-
Owners share capital, closing	52,155,342	46,779,703

(1)	The issue of shares from the conversion of convertible notes reflects and includes the face value of the note and interest accrued at a fixed rate defined in the agreements, along with the value of the derivative prior to conversion. This interest figure includes both the accrued interest rate (contractual and effective) relating to the convertible notes, with the contractual capitalised interest rate ranging between 8.5% to 15% per annum, and the derivative reflects the effective interest rate being the cost of the relevant conversion discounts to market value at the conversion date.
(2)	Note that 327,142 Advisor Options fully vested and were exercised into Shares between July 2023 and December 2023 and 16,193 Advisor Options were forfeited.
(3)	In November 2024, the Company issued 1,140,388 Ordinary Shares, relating to a placement of Ordinary Shares at USD$1.68, raising approximately USD$1,915,852.
(4)	In December 2024 we completed the acquisition BJJ Link refer Note 14 for further details
(5)	Included is Conor McGregor’s Ambassador Agreement. In consideration for providing services under the Ambassador Agreement, and pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, Mr. McGregor received 700,000 performance share rights that will vest once the 30-day volume-weighted average price (VWAP) achieves the certain triggers of which 150,000 shares vested immediately on execution of the Ambassador Agreement.

F-53

Note 13. Issued capital - continued

Capital risk management

The Company’s objectives when managing capital is to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other stakeholders and to maintain an optimum capital structure.

The Company’s capital includes ordinary share capital and financial liabilities supported by financial assets. There are no externally imposed capital requirements.

The Company effectively manages capital by assessing the Company’s financial risks and adjusting its capital structure in response to changes in these risks and the market. These responses include the management of debt and share issuances.

Note 14. Business Combination

On December 18, 2024, Mixed Martial Arts Group Ltd (the “Company”) completed the acquisition of 100% of the assets of BJJ Link through an Asset Purchase Agreement. The counterparty to the transaction was Mr. Santiago Amaral, founder and operator of BJJ Link.

BJJ Link is a dedicated digital platform designed to serve the global Brazilian Jiu-Jitsu (BJJ) community. It integrates social networking and academy management, supporting practitioners and businesses in the martial arts sector. This strategic acquisition aims to strengthen MMA’s position as the commercial and cultural epicenter of mixed martial arts.

In acquiring the intellectual property (IP), customer relationships, and platform rights of BJJ Link through the Asset Purchase Agreement the Company will enhance its digital platform offerings and consolidate its presence in the BJJ segment through technology synergies and access to an active global user base.

In the acquisition the Company acquired 100% of the assets of BJJ Link via the Asset Purchase Agreement.

Management has determined that the acquisition under the Asset Purchase Agreement be accounted for as a business combination as the acquired business comprises inputs and substantive processes that together have the ability to contribute to the creation of outputs.

The acquisition date December 18, 2024, being the date on which the Company obtained control of BJJ Link by acquiring its assets and assuming effective governance over the business and IP.

Per the Asset Purchase Agreement, the consideration to acquire BJJ Link amounts to US$3 million, distributed in tranches: US$600,000 upon completion, US$1 million on the first anniversary, and US$1.4 million on the second anniversary. The first tranche of US$600,000 was issued in 315,789 shares on December 18, 2024. By referencing the 30-day trading VWAP, the fair value per share was determined to be $1.90/share.

The total fair value of consideration transferred was provisionally determined by management as AUD $3,816,160 and is broken down as follows:

Period	Amount A$
Up front consideration	946,200
Deferred consideration (current)	1,382,336
Deferred consideration (non-current)	1,618,050
Total consideration	3,816,160

Contingent consideration of up to US$10 million may be payable based on future revenue milestones. However, this has been excluded from the purchase consideration because payment is conditional on Mr. Amaral’s continued employment and is therefore accounted for separately from the business combination itself, rather than being part of the acquisition price, refer Note 18.

F-54

Note 14. Business Combination - continued

Provisional Purchase Price Allocation (PPA)

Fair Value Allocation	Amount A$
Identifiable assets	nil
Identifiable liabilities	nil
Goodwill	3,816,160

The goodwill reflects synergies expected from integrating BJJ Link into the Company’s technology ecosystem, assembled workforce, and anticipated revenue growth. The goodwill is not expected to be deductible for tax purposes.

As of March 31, 2025, the acquisition has been accounted for on a provisional basis pending completion of the purchase price allocation (PPA) by an external valuer prior to June 30, 2025. Intangible assets under valuation include platform technology, customer relationships, and brand/trademark IP.

Management has provisionally assigned a nil fair value to identifiable assets and liabilities because BJJ Link, as a cloud-based software platform, held no material tangible assets (such as plant, equipment or inventory) at the acquisition date and any working-capital balances were settled by the vendor prior to completion under the Asset Purchase Agreement. No employee obligations (there were no employees at the date of acquisition, Mr. Amaral was the founder but not an employee of BJJ Link), or tax and trade-creditor obligations were transferred to the Group, so no liabilities were assumed.

The principal assets acquired consist of internally developed technology, customer relationships and the BJJ Link trade name. An external PPA will be completed prior to June 30, 2025. The Group has therefore adopted a conservative approach by recording provisional values of nil until the valuation is finalised. Once that work is complete, any separately identifiable intangible assets will be recognised and the amount of goodwill will be adjusted retrospectively within the permitted 12-month measurement period.

Management is able to reliably measure the revenue contribution from the date of acquisition for the reporting period as A$52,131 since the date of acquisition however, management is unable to reliably estimate the profit or loss contribution of BJJ Link for the reporting period due to its integration into existing operations resulting in the inability to isolate the expense profile of BJJ Link within the Company.

It is impracticable to disclose historical revenue and expenses had the acquisition occurred at the beginning of the interim period due to lack of access to reliable historic data dating back to the beginning of the interim period and a historical cost base that management do not believe was reflective of actual costs to run the business and therefore not able to reliably measure.

The Company incurred acquisition-related professional fees expensed of A$9,318 in the statement of profit or loss and other comprehensive income within professional fees for the period ended March 31, 2025.

F-55

Note 15. Controlled Entities

Mixed Martial Arts Group Limited (“Parent Entity”) was incorporated and is domiciled in Australia. The Company changed its registered name from Alta Global Group Limited on November 29,2024 to Mixed Martial Arts Group Limited.

MMA Group, Inc. was incorporated on December 6, 2024 and has been consolidated from its incorporation date.

During the current period the Company expanded its digital-community and combat-sports ecosystem through acquiring BJJ Link, a specialist social-network and event platform for Brazilian Jiu-Jitsu practitioners with its integrated platform running through MMA Group, Inc.

There were no disposals or loss-of-control events during the period.

The Company’s subsidiaries at March 31, 2025 are set out below. Unless otherwise stated, they have share capital consisting solely of Ordinary Shares that are held directly by the company, and the proportion of ownership interests held equals the voting rights held by the company. The country of incorporation or registration is also their principal place of business.

Name of entity	Place of business	Ownership interest held
		March 31, 2025	June 30, 2024

Wimp 2 Warrior LLC	United States of America	100%	100%
Wimp 2 Warrior (Ireland) Limited	Ireland	100%	100%
Hype. OS, INC	United States of America	100%	100%
MMA Group, Inc.	United States of America	100%	0%

Note 16. Share-based payments

During the period ended March 31,2025 and the year ended June 30, 2024, the Company granted share options to advisors and consultants (as remuneration for services provided), as well as select employees and Directors of the Company under the board approved Start-Up Employee Share Option Plan (ESOP) and Employee Incentive Plan (EIP).

Start-Up Employee Share Option Plan (ESOP)

The ESOP was available for employees, directors, advisors and consultants, with the ESOP to be managed by the board, at its discretion.

F-56

Note 16. Share-based payments – continued

The ESOP was designed with the aim to be tax efficient for our recipients and remove any taxation event on issuance or vesting. In Australia, the Australian Taxation Office, or ATO, developed “start up ESOP concessions” for companies, like ours, that are deemed to be start-ups under criteria established by the ATO. The start up concessions were developed to make Australia competitive in order to attract and retain top talent in the start-up eco-system.

We have issued options under the ESOP on the following terms:

●	options may be exercised for Ordinary Shares;

●	three year vesting - cliff vesting on three-year anniversary after issuance;

●	strike price – net tangible assets adjusted for convertible notes, divided by the number of outstanding Ordinary Shares assuming conversion of any convertible notes (“Net Tangible Asset”). The Net Tangible Asset method has been adopted as per valuation guidelines set by the ATO; and

●	the board has discretion to force vesting or conversion on certain liquidity events such as an initial public offering or sale of our Company.

The values of the Options are calculated by applying the Black-Scholes model. The Company used valuations specialists to perform these valuations.

Employee Incentive Plan, (EIP)

The EIP provides ongoing incentives to any full time or part time employee of the Company or any of its subsidiaries (including a director or secretary of the Company or its subsidiaries who holds salaried employment with the Company or its subsidiaries on a full or part time basis) or an individual who provides services to the Company or an associated entity pf the Company, who is determined by the board to be eligible to receive grants of securities under the EIP. Such individuals are referred to as the Eligible Participants. The Company intends to make offers to Eligible Participants in Australia and other jurisdictions including the United States, subject to compliance with applicable laws.

Under the EIP, the Company may offer or issue to Eligible Participants, the following awards (“Employee Awards”):

●	performance rights: a right to be issued or provided with an Ordinary Share at no issue price on specific vesting conditions being achieved;

●	options: a right to be issued or provided with an Ordinary Share upon the payment of the exercise price and which can only be exercised if specific vesting conditions are achieved;

●	loan shares: Ordinary Shares issued subject to a limited recourse loan and at no interest rate, subject to specific vesting conditions;

●	deferred share awards: Ordinary Shares issued to Eligible Participants:

●	who elect to receive Ordinary Shares instead of any wages, salary, director’s fees, or other remuneration; or

●	by the Company, in its discretion, in addition to their wages, salary and remuneration, or in lieu of any discretionary cash bonus or other incentive payment; or

●	exempt share awards: Ordinary Shares issued for no consideration or at an issue price which is a discount to the market price with the intention that up to A$1,000 (or such other amount which is exempted from tax under the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) from time to time) of the total value or discount received by each employee will be exempt from tax.

F-57

Note 16. Share-based payments – continued

The board has discretion to determine the issue price and/or exercise price for the Employee Awards under the EIP.

The Employee Awards held by a participant will vest in and become exercisable on the satisfaction of any vesting conditions specified in the offer and in accordance with the rules of the EIP. Vesting conditions may be waived at the discretion of the board.

In the event a takeover bid is made to acquire all of the Company’s Ordinary Shares on issue, or a scheme of arrangement, selective capital reduction or other transaction is initiated which has an effect similar to a full takeover bid, the board may waive unsatisfied vesting conditions in relation to some or all Employee Awards. Further, if a takeover bid is made to acquire all of the Company’s Ordinary Shares on issue, participants may accept the takeover bid in respect of any Employee Awards (other than exempt share awards) which they hold notwithstanding the restriction period in respect of those Employee Awards has not expired.

If any vesting conditions of an Employee Award are mistakenly waived or deemed satisfied when in fact they were not satisfied, then, in accordance with the terms of the EIP, the board may determine that the relevant Employee Awards expire (if not yet exercised), or it may otherwise recover from the participant some or all of the Ordinary Shares issued on exercise of the Employee Awards or any proceeds received from the sale of those shares.

If prior to the exercise of an Employee Awards, the Company undergoes a reorganization of capital or bonus issue, the terms of the Employee Awards will be changed to the extent necessary to comply with the applicable listing rules.

Details of the expense arising from performance rights, options and warrants:

	March 31, 2025	March 31, 2024
	($)	($)

ESOP	741,832	1,388,497
Advisor Options (1)	-	1,086,937
Reach	34,937	34,937
Warrants (2)	-	253,391
Over allotment Option (3)	-	163,794
EIP (4)	1,336,382	723,420
Total Share based payments*	2,113,151	3,650,976

1.	Note that 327,142 Advisor Options vested and were exercised into Shares between July 2023 and December 2023 and 16,193 Advisor Options were forfeited. At March 31, 2024, nil remaining Advisor Options were on issue.

2.	Note that this expense is pertaining to the issuance of warrants (equating to 65,000 Ordinary Shares on exercise) to the Underwriter as part of the underwriting agreement. These Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half year period commencing 180 days from the commencement of sales of the securities in the Offering, at a price per share equal to 125.0% of the public offering price per share of common stock at the Offering. The issuance acts as additional compensation for ThinkEquity services that would be rendered over a 24 month period from the Closing of the initial public offering. As these services vary and are not for a specific service, the fair value of this allocation cannot be estimated reliably. Thereby, the fair value of these warrants at grant date were calculated by applying the Black-Scholes model. The Company used valuations specialists to perform these valuations.

3.	Note that this expense is pertaining to the option granted to the underwriter, exercisable within 45 days after the closing of the Offering, to acquire up to an additional 15% of the total number of Shares to be offered by the company in the offering, solely for the purpose of covering over-allotments. This over-allotment option (not a service) essentially granted the underwriter the right to sell more shares than originally planned if the demand for a security issue proves higher than expected. The fair value of this service cannot be estimated reliably as the exercise was subjective on share price performance and/or timing. Thereby, the fair value of these options at grant date were calculated using the Black-Scholes model. The Company used valuations specialists to perform these valuations. In addition, please note that these options have not been exercised and the 45-day limit has expired.

F-58

Note 16. Share-based payments - continued

4.	Note the expense is pertaining to options issued to Eligible Participants as per the EIP. Included in the expense for EIP is Conor McGregor’s Ambassador Agreement. In consideration for providing services under the Ambassador Agreement, and pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, Mr. McGregor received 700,000 performance share rights that will vest once the 30-day volume-weighted average price (VWAP) achieves the following trigger: 150,000 shares on execution of the Ambassador Agreement; 100,000 shares when the share price reaches $7.50; 150,000 shares when the share price reaches $10.00; 150,000 shares when the share price reaches $15.00 and 150,000 shares when the share price reaches $20.00. Aligned with the three (3) year term of the Ambassador Agreement, Mr. McGregor is restricted from selling shares within three (3) years of issuance unless specific conditions are met, such as the Company’s written consent, a sale or liquidation of the Company, or if the Company breaches the agreement.

Details of the number of share options outstanding during the year, are as follows:

	ESOP		ADVISOR
	March 31, 2025	June 30, 2024	March 31, 2024	June 30, 2024
Beginning of period	784,098	784,098	-	344,055
Granted during the period	-	-	-	-
Forfeited/expired during the period	-	-	-	(16,913)
Exercised during the period	(6,994)	-	-	(327,142)
End of the period	777,104	784,098	-	-

	Reach		EIP
	March 31, 2025	June 30, 2024	March 31, 2025		June 30, 2024
Beginning of period	45,794	45,794	630,729		-
Granted during the period	-	-	1,247,810	*	630,729
Forfeited/expired during the period	-	-	(77,500)		-
Exercised during the period	-	-	(190,000	)*	-
End of the period	45,794	45,794	1,611,039		630,729

*	Included in March 31,2025 is Conor McGregor’s Ambassador Agreement. In consideration for providing services under the Ambassador Agreement, and pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, Mr. McGregor received 700,000 performance share rights that will vest once the 30-day volume-weighted average price (VWAP) achieves the following trigger: 150,000 shares on execution of the Ambassador Agreement; 100,000 shares when the share price reaches $7.50; 150,000 shares when the share price reaches $10.00; 150,000 shares when the share price reaches $15.00 and 150,000 shares when the share price reaches $20.00. Aligned with the three (3) year term of the Ambassador Agreement, Mr. McGregor is restricted from selling shares within three (3) years of issuance unless specific conditions are met, such as the Company’s written consent, a sale or liquidation of the Company, or if the Company breaches the agreement.

	Over Allotment Option		Warrants
	March 31, 2025	June 30, 2024	March 31, 2025	June 30, 2024
Beginning of period	-	-	65,000	-
Granted during the period	-	195,000	-	65,000
Forfeited/expired during the period	-	(195,000)	-	-
Exercised during the period	-	-	-	-
End of the period	-	-	65,000	65,000

	March 31, 2025	June 30, 2024
Total beginning of period	1,525,621	1,173,947
Total granted during the period	1,247,810	890,729
Total forfeited/expired during the period	(77,500)	(211,913)
Total exercised during the period	(196,994)	(327,142)
Total end of the period	2,498,937	1,525,621

F-59

Note 16. Share-based payments - continued

The model inputs for options granted during the reporting periods include:

Grant Date	Exercise price	Term	Spot Price	Share price volatility	Expected Dividend yield	Risk free interest rate
ESOP
31 Aug 2021	$0.62	3 years	$5.72	67.3%	0.0%	0.2%
31 Aug 2021	$5.72	3 years	$5.72	67.3%	0.0%	0.2%
1 March 2022	$0.62	3 years	$18.51	66.4%	0.0%	1.5%
23 Feb 2023	$0.23	3.0 years	$5.72	64.5%	0.0%	3.6%

ADVISOR
21 Aug 2021	$0.62	2.86 years	$5.72	66.6%	0.0%	0.5%
21 Aug 2021	$0.01	2.86 years	$5.72	66.6%	0.0%	0.5%
21 Aug 2022	$0.01	4.90 years	$10.80	65.4%	0.0%	3.0%
REACH
13 Feb 2023	$5.72	3.30 years	$5.72	65.4%	0.0%	3.5%
9 June 2023	$6.73	3.15 years	$6.12	60.1%	0.0%	3.8%
EIP
10 Oct 2023	-	3 years	$7.64	N/A	0%	N/A
1 Mar 2024	-	3 years	$7.52	N/A	0%	N/A
1 Jul 2024	-	1 years	$3.26	N/A	0%	N/A
13 Sept 2024	-	3 years	$1.81	N/A	0%	N/A
4 Oct 2024	-	3 years	$2,64	N/A	0%	N/A
4 Nov 2024	-	3 years	$2,35	N/A	0%	N/A
3 Jan 2025	-	1 years	$1.11	N/A	0%	N/A
6 Mar 2025	-	0 years	$0.81	N/A	0%	N/A
3 Feb 2025	-	1 year	$0.61	N/A	0%	N/A
Warrants
27 March 2024	US$6.25	5 years	$5.00	62.9%	0%	3.7%
Over allotment
27 March 2024	$5.00	0.12 years	$5.00	46%	0%	3.7%

The share-based payment expense of $2,113,151 for the nine-months ending March 31, 2025 ($3,650,976 for the nine-months ending March 31,2024) has been recognized in the unaudited interim Condensed Consolidated Statement of Profit or Loss and Other Comprehensive Loss.

F-60

Note 17. Leases

At the commencement of a lease contract, the Company assesses whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

During the current financial period, the Company terminated a car lease that was previously accounted for as a right-of-use (ROU) asset and corresponding lease liability. Following the termination, the vehicle was transitioned to a salary sacrifice arrangement with an employee, whereby the employee assumed the financial responsibility for the lease payments under a separate agreement.

Resulting from this termination, the Company has derecognized the ROU asset and the corresponding lease liability associated with this vehicle. The difference between the carrying amount of the ROU asset and the lease liability at the termination date, along with any termination penalties incurred, has been recognized in the profit or loss account under ‘Other Income’ or ‘Other Expenses’, as appropriate. The net impact of this transaction on profit or loss for the period was a loss of $2,732, reflecting the derecognition of the ROU asset and lease liability.

As a result, the Company has reassessed the lease term and related balances, which are reflected in the table below.

	March 31, 2025	June 30, 2024
	($)	($)
(a) Right-of-use asset
Right of use asset	484,448	613,691
Less: Accumulated amortization	(360,279)	(358,228)
Balance at end of year	124,169	255,463

Balance at beginning of year	255,463	157,540
Additions	-	212,682
Less: derecognition of lease	(51,471)	-
Less: amortization for the period	(79,823)	(114,759)
Balance at end of the year	124,169	255,463

(b) Lease liabilities

Current lease liability	110,109	128,559
Non-current lease liability	19,167	130,722
Total lease liabilities	129,276	259,281

Note 18. Contingent Assets and Liabilities

As disclosed in Note 14, the Asset Purchase Agreement dated December 18, 2024 entitles the vendor, Mr. Amaral, to cash payments of up to USD 10.0 million if cumulative revenue targets for the three financial years ending June 30, 2027 are achieved and he remains employed by the Company throughout that period.

The earn-out does not give rise to a provision at March 31, 2025 because (i) the Group can still avoid the outflow unless both the three-year cumulative revenue target and continuous employment to June 30, 2027 are achieved, and (ii) the amount of any future payment cannot yet be measured reliably given the absence of a trading history for BJJ Link and the binary nature of the revenue hurdle IAS 37. The arrangement is therefore disclosed as a contingent liability until such time as the conditions become satisfied and the amount can be estimated with sufficient reliability.

F-61

Note 19. Commitments

The Company has no material Commitments at March 31, 2025 (nil- June 30, 2024).

Note 20. Loss per share

	March 31, 2025	March 31, 2024

Reconciliation of loss after tax	(11,423,130)	(10,903,028)

Weighted average number of Ordinary Shares outstanding during the period used in calculating loss per share	12,139,400	10,267,686

Loss per share attributable to the owners of Mixed Martial Arts Group Limited
Basic loss per share	$(0.94)	$(1.06)
Diluted loss per share	$(0.94)	$(1.06)

F-62

Note 21. Events after the reporting period

In April 2025, the Company entered into a Revolving Loan Agreement (the “Revolving Loan Agreement”) with Bowery Consulting Group Inc. (the “Lender”). Pursuant to the Revolving Loan Agreement, the Company issued to the Lender a revolving note dated April 7, 2025, in the principal amount of US$2,000,000 (the “Revolving Note” and such amount, the “Maximum Outstanding Amount”), which the Company may draw upon at its discretion from time to time (the “Financing”). Any drawdown on the Revolving Note bears interest at the rate of 14% per year. Proceeds from any Financing may be used for general corporate purposes, including but not limited to finance the expense of an equity offering by the Company for proceeds of not less than US$5,000,000. WestPark Capital, Inc. (“WestPark”) served as financial advisor to the Company with regard to the Financing. As financial advisor, WestPark received a fee of US$20,000 following the signing of the Revolving Loan Agreement. Out of the Maximum Outstanding Amount, the Lender has disbursed US$550,000 to date.

The Revolving Loan Agreement contains customary events of default. If an event of default occurs, the Lender may accelerate the indebtedness under the Revolving Loan Agreement, and an amount equal to 120% of the outstanding principal amount and accrued and unpaid interest plus other amounts, costs, expenses and/or liquidated damages due under the Financing, if any. As a condition for the Lender entering into the Revolving Loan Agreement, on April 7, 2025 (i) each of Jonathan Hart and Hugh Williams resigned as directors of the Company, and (ii) the Company’s remaining members of the Board of Directors appointed the following three people designated by the Lender as members of the Board of Directors: Richard Paolone, Eric Corbett and Angel Liriano. The resigning directors held 62,000 unvested restricted stock units (“RSUs”), 60,482 unlisted options granted either under the Company’s Start-Up Employee Share Option Plan or Employee Incentive Plan that became fully vested in conjunction with their respective resignations in April 2025. The resigning directors in total were also issued 60,000 RSU’s that vested immediately as part of their resignations.

In May 2025, the Company entered into a Consulting Agreement with IR Agency LLC for the provision of marketing and advertising services. Pursuant to the Consulting Agreement and subject to the Company completing a public offering resulting in aggregate gross proceeds of at least US$5,000,000, the Company will pay IR Agency LLC US$2,000,000 for the initial three month term of the Consulting Agreement. The initial term of the agreement may be extended by mutual agreement of the parties, and may be terminated, with or without cause, by either the Company or IR Agency LLC at any time by written notice to the other party. If the Consulting Agreement is terminated by the Company during the initial term for any reason, the Company will not be entitled to return of any of the compensation paid to IR Agency LLC. If the Company files for bankruptcy, becomes insolvent or is in material breach of the Consulting Agreement, IR Agency LLC may terminate the Consulting Agreement and the Company will not be entitled to the return of any of the compensation. If IR Agency LLC terminates the Consulting Agreement without Cause, then IR Agency LLC must return the unused portion (if any) of the compensation paid to IR Agency LLC. Within ten days after the termination or expiration of the Consulting Agreement, each party shall return to the other all proprietary or confidential information of the other party (and any copies thereof) in the party’s possession or, with the approval of the other party, destroy all such proprietary or confidential information.

F-63

Up to 6,756,757 Ordinary Shares

Up to 6,756,757 Pre-Funded Warrants to Purchase up to 6,756,757 Ordinary Shares

Up to 6,756,757 Ordinary Shares underlying such Pre-Funded Warrants

Mixed Martial Arts Group Limited

PRELIMINARY PROSPECTUS

Sole Book-Runner

WestPark Capital, Inc.

               , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;
●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act;
●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

○	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
○	in defending or resisting criminal proceedings in which the officer or director is found guilty;
○	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
○	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, that to the extent permitted by law, the Company indemnifies every director, executive officer or company secretary of the Company against a liability to another person, other than the Company or a related body corporate of the Company, provided that the provisions of the Corporations Act are complied with in relation to the giving of the indemnity and the liability does not arise in respect of conduct involving a lack of good faith on the part of the officer.

Indemnification Agreements. Pursuant to our form of deed of access, insurance and indemnity which is filed as Exhibit 10.4 to this registration statement, we have agreed to indemnify our directors. MMA has agreed to indemnify each of its directors to the extent permitted by law against all liabilities incurred while holding office, including indemnifying directors for any legal expenses incurred in defending proceedings relating to their directorship of MMA. Any indemnified amounts must be repaid to MMA to the extent that a director is reimbursed from an insurance policy maintained by MMA for the directors. MMA has also agreed to obtain and pay the premiums for insurance policies for each of its directors, which include run-off cover for each director for a period of seven years after they cease to hold office.

II-1

Item 7. Recent Sales of Unregistered Securities

In September 2024, Conor McGregor was appointed as a global ambassador (“Ambassador Agreement”) and will provide services customarily associated with such roles for a company in the mixed martial arts and technology sector (“Services”). In consideration for providing these Services under the Ambassador Agreement, and pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, Mr. McGregor received 700,000 performance share rights, 150,000 of which vested upon execution of the Ambassador Agreement, and the remainder of which will vest once the 30-day volume-weighted average price (VWAP) achieves the following triggers: 100,000 shares when the share price reaches $7.50; 150,000 shares when the share price reaches $10.00; 150,000 shares when the share price reaches $15.00 and 150,000 shares when the share price reaches $20.00.

In September 2024, various employees, ambassadors, or consultants were issued 139,500 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026. As of the date of this registration statement, 92,500 of these share rights have been canceled and no share rights have been exercised.

In November 2024, pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, the Company issued 112,000 Ordinary Shares to an independent contractor as compensation for providing corporate advisory services.

In November 2024, pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, the Company issued 5,538 Ordinary Shares relating to the exercise of options by previous employees of the Company.

In November 2024, pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, the Company issued 1,140,388 Ordinary Shares, relating to a placement of Ordinary Shares at USD$1.68, raising approximately USD$1,915,852.

In December 2024, the Company completed the acquisition of the assets of BJJ Link. As part consideration for the asset acquisition, we issued the vendor 315,789 Ordinary Shares pursuant to the exemption from registration provided for in Section 4(a)(2) promulgated under the Securities Act.

In January 2025, pursuant to the exemption from registration provided for in Section 4(a)(2) promulgated under the Securities Act, the Company issued 87,000 Ordinary Shares to independent contractors as compensation for providing corporate advisory services.

In March 2025, pursuant to the exemption from registration provided for in Section 4(a)(2) promulgated under the Securities Act, we issued 408,310 share rights which may be converted into Ordinary Shares under the EIP. 90,000 of such share rights will vest and become exercisable on March 6 2026. 60,000 will vest and become exercisable in three tranches between March 2026 and March 2028. 315,601 of such share rights have already vested but not yet exercised. As of the date of this registration statement, none of these options have been exercised.

In April 2025, pursuant to the exemption from registration provided for in Section 4(a)(2) promulgated under the Securities Act, the Company issued 60,000 share rights which may be converted into Ordinary Share under the EIP and which vest in April 2027.

In April 2025, pursuant to the exemption from registration provided for in Regulation S promulgated under the Securities Act, various officers were issued 60,000 share rights which may be converted into Ordinary Shares under the EIP. All of these rights have vested but none have been exercised.

II-2

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibits	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of the Registration of the Registrant
3.2*	Constitution of the Registrant (incorporated by reference to Exhibit 3.2 to the to the Registration Statement on Form F-1 filed on November 17, 2023)
4.1*	Specimen Ordinary Share certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 filed on September 20, 2024)
4.2*	Form of Pre-Funded Warrant
4.3*	Employee Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 filed on November 17, 2023)
4.4*	Employee Option Plan (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-1 filed on November 17, 2023)
5.1*	Opinion of QR Lawyers regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1+#*	Employment Agreement between the Company and Nick Langton (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed on November 17, 2023)
10.2+#*	Employment Agreement between the Company and Neale Java (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 filed on November 17, 2023)
10.3+#*	Consultancy Agreement between the Company and Jonathan Hart (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed on November 17, 2023)
10.4+*	Form of Deed of Access, Insurance and Indemnity (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed on November 17, 2023)
10.5*	Revolving Loan Agreement, dated April 7, 2025
10.6*	Revolving Note, dated April 7, 2025
10.7*	Consulting Agreement, dated May 19, 2025
10.8*	Asset Purchase Agreement among BJJLink LLC, Santiago Amaral, and Alta Global Group Limited, dated December 18, 2024
21.1*	List of subsidiaries
23.1	Consent of BDO Audit Pty Ltd, independent registered public accounting firm
23.2*	Consent of QR Lawyers (included in Exhibit 5.1)
23.3*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (contained on the signature page of this registration statement)
107*	Filing Fee Table

*	Previously filed.
+	Indicates management contract or compensatory plan.
#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because such information is both not material and is the type that the Company treats as private or confidential.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

II-3

Item 9. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manly, New South Wales on June 4, 2025.

Mixed Martial Arts Group Limited

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Founder and Chief Executive Officer (Principal Executive Officer)

By:	*
Name:	Neale Java
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

II-6

POWER OF ATTORNEY

Each person whose signature appears below does hereby constitute and appoint Nick Langton and each of them singly (with full power to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments and supplements (and any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory entity, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone) full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick Langton	Founder, Chief Executive Officer and Director	June 4, 2025
Nick Langton	(Principal Executive Officer)

*	Chief Financial Officer	June 4, 2025
Neale Java	(Principal Financial Officer and Principal Accounting Officer)

*	Company Secretary	June 4, 2025
Jonathan Hart

*	Chairman of the Board of Directors	June 4, 2025
Vaughn Taylor

*	Director	June 4, 2025
Richard Paolone

*	Director	June 4, 2025
Eric Corbett

*	Director	June 4, 2025
Angel Liriano

/s/ David Piedra	Director	June 4, 2025
David Piedra

* By:	/s/ Nick Langton
Nick Langton, Attorney-in-Fact

II-7

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mixed Martial Arts Group Limited, has signed this registration statement on June 4, 2025.

Authorized U.S. Representative

WIMP 2 WARRIOR LLC

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Manager and Authorized Officer

II-8